As filed with the Securities and Exchange Commission on June 30, 1997
                            Registration No. 333-xxxx
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                        AMERTRANZ WORLDWIDE HOLDING CORP.
             (Exact Name of Registrant as Specified in Its Charter)

        Delaware                                4731                            11-3309110
(State or other jurisdiction          (Primary Standard Industrial     (I.R.S. Employer Identification
of incorporation or organization)     Classification  Code Number)                Number)


                               2001 Marcus Avenue
                          Lake Success, New York 11042
                                 (516) 326-9000
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)



                           Stuart Hettleman, President
                        Amertranz Worldwide Holding Corp.
                               2001 Marcus Avenue
                          Lake Success, New York 11042
                                 (516) 326-9000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                    Copy to:
                             Hillel Tendler, Esquire
             Gordon, Feinblatt, Rothman, Hoffberger & Hollander, LLC
                             233 East Redwood Street
                            Baltimore, Maryland 21202
                                 (410) 576-4071

              Approximate date of commencement of proposed sale to public: From time to time after Registration Statement becomes effective.

              If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box. |_|

              If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

              If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
____________________

              If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| ____________________

              If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                          (Continuation of Cover Page)
                         CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------------------------
                                                                             Proposed          Proposed
                                                                              Maximum          Maximum
                                                                             Offering         Aggregate         Amount of
            Title of each Class of                    Amount being           Price Per         Offering        Registration
          Security being registered                   Registered(1)          Share(2)          Price(2)            Fee
-------------------------------------------------------------------------------------------------------------------------------
Shares of Common Stock, $.01 par value
("Common Stock")(3)...........................      5,875,000 Shares          $1.6875         $9,914,063         $3,004
-------------------------------------------------------------------------------------------------------------------------------
Redeemable Common Stock Purchase Warrants
("Warrants") issued in connection with Private
Placement (4).................................     1,387,500 Warrants          0.25              346,875            105
-------------------------------------------------------------------------------------------------------------------------------
Shares of Common Stock underlying Warrants
issued in connection with Private Placement(5)      1,387,500 Shares          1.6875           2,341,406            710
-------------------------------------------------------------------------------------------------------------------------------
Shares of Common Stock underlying Warrants
issued in connection with Private Placement(6)      1,387,500 Shares          1.6875           2,341,406            710
-------------------------------------------------------------------------------------------------------------------------------
Shares of Common Stock included as part of
the Private Placement Purchase Option(7)......       257,500 Shares           1.6875             434,531            132
-------------------------------------------------------------------------------------------------------------------------------
Warrants included as part of the Private
Placement Purchase Option(8)..................      128,750 Warrants           0.25               32,188             10
-------------------------------------------------------------------------------------------------------------------------------
Shares of Common Stock underlying Warrants
included in the Private Placement Purchase
Option(9).....................................       128,750 Shares           1.6875             217,266             66
-------------------------------------------------------------------------------------------------------------------------------
Shares of Common Stock underlying Warrants
included in the Private Placement Purchase
Option(10)....................................       128,750 Shares           1.6875             217,266             66
-------------------------------------------------------------------------------------------------------------------------------
    Total Registration Fee....................                                               $15,845,001         $4,803
===============================================================================================================================

(1) Pursuant to Rule 416, there are also being registered for resale such indeterminable additional shares of Common Stock as may be issued as a result of (i) anti-dilution provisions of the Registrant's Class A Preferred Stock, Class B Preferred Stock, Class C Preferred Stock, and the Private Placement Purchase Option, (ii) conversion of shares of the Registrant's Class A Preferred Stock issuable hereafter as dividends on outstanding shares of Class A Preferred Stock, and (iii) dividends on the Registrant's outstanding shares of Class C Preferred Stock.
(2) Based on the market price, as reported on the Nasdaq SmallCap Market, on June 25, 1997, in accordance with Rule 457(c).
(3) Represents the resale by certain securityholders of (i) 2,000,000 shares of Common Stock issuable upon conversion of outstanding shares of the Registrant's Class A Preferred Stock, (ii) 200,000 shares of Common Stock issuable upon conversion of the Registrant's Class A Preferred Stock issuable to date as dividends on outstanding shares of the Class A Preferred Stock, (iii) 200,000 shares of Common Stock issuable upon conversion of outstanding shares of the Registrant's Class B Preferred
      Stock issued in connection with the October 1996 acquisition of a subsidiary, (iv) 2,575,000 shares of Common Stock issuable upon conversion of outstanding shares of the Registrant's Class C Preferred Stock issued in a June 1997 Private Placement, and (v) 900,000 shares of Common Stock issued in connection with the May 1997 acquisition of a subsidiary.
(4) Represents the resale by certain securityholders of Warrants issued in connection with a June 1997 private placement.
(5) Represents the resale by certain securityholders of shares of Common Stock issuable upon exercise of the Warrants issued in connection with a June 1997 private placement.
(6) Represents the issuance of shares of Common Stock to Warrant holders who purchase such Warrants from the investors who were issued such Warrants in connection with a June 1997 private placement.
(7) Represents shares of Common Stock issuable upon conversion of shares of the Registrant's Class C Preferred Stock issuable upon exercise of a Private Placement Purchase Option issued to the Placement Agent in connection with a June 1997 Private Placement.
(8) Represents the resale by the Placement Agent of Warrants issuable upon exercise of a Private Placement Purchase Option issued to the Placement Agent in connection with a June 1997 Private Placement.
(9) Represents the resale by the Placement Agent of shares of Common Stock issuable upon exercise of the Warrants issuable upon exercise of a Private Placement Purchase Option issued to the Placement Agent in connection with a June 1997 Private Placement.
(10) Represents the issuance of shares of Common Stock to Warrant holders who purchase such Warrants from the Placement Agent which was issued such Warrants upon exercise of a Private Placement Purchase Option issued to the Placement Agent in connection with a June 1997 Private Placement.

                                ----------------

  The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Information   contained  herein  is  subject  to  completion  or  amendment.   A
registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This Prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                    SUBJECT TO COMPLETION DATED June 30, 1997
PROSPECTUS

                        AMERTRANZ WORLDWIDE HOLDING CORP.
           6,132,500 Shares of Common Stock, Par Value $.01 per Share
               1,516,250 Redeemable Common Stock Purchase Warrants

The 6,132,500 shares of common stock ("Common Stock") and 1,516,250 Redeemable Common Stock Purchase Warrants ("Warrants") offered hereby (collectively, the "Securities") were issued by Amertranz Worldwide Holding Corp. ("Company"). The Securities may be offered from time to time by certain persons ("Selling Securityholders") identified herein. See "Selling Securityholders". The Company will not receive any part of the proceeds from the sale of the Securities; however, the Company will receive the exercise price of the Warrants that are exercised. There is no assurance that any Warrants will be exercised resulting in any proceeds to the Company. All expenses of registration incurred in connection herewith are being borne by the Company, but all selling and other expenses incurred by the Selling Securityholders will be borne by the Selling Securityholders.

Each Warrant entitles the holder to purchase one share of Common Stock for $6.00 at any time until June 27, 2001. In the event the Registration Statement of which this Prospectus is a part is effective and current, and provided that not less than 30 days' notice of redemption is given and the last sale date of the Common Stock has been at least $10.00 for each of the 20 trading days ending on the third business day prior to the day on which notice is given, the Company has the right to call the Warrants for redemption at a redemption price of $.01 per Warrant.

Of the shares of Common Stock and Warrants offered for resale by the Selling Securityholders, (i) 900,000 shares of Common Stock were issued in connection with the Company's May 1997 acquisition of a subsidiary and are currently outstanding, (ii) 2,000,000 shares of Common Stock are issuable upon conversion of 200,000 outstanding shares of the Company's Class A Preferred Stock, issued in July 1996 upon conversion of $2,000,000 principal amount of long-term indebtedness, (iii) 200,000 shares of Common Stock are issuable upon conversion of 20,000 outstanding shares of the Company's Class B Preferred Stock, issued in connection with the Company's October 1996 acquisition of a subsidiary, (iv) 2,575,000 shares of Common Stock issuable upon conversion of 257,500 outstanding shares of the Company's Class C Preferred Stock, issued in connection with a June 1997 private placement ("Private Placement"), (v) 1,387,500 Warrants were issued in connection with the Private Placement and are currently outstanding,
(vi) 1,387,500 shares of Common Stock are issuable upon exercise of the Warrants issued in the Private Placement, (vii) 257,500 shares of Common Stock are issuable upon conversion of shares of the Company's Class C Preferred Stock, to be issued to the placement agent in the Private Placement upon exercise of the Placement Agent Purchase Option granted in connection with the Private Placement (the "Private Placement Purchase Option"), (viii) 128,750 Warrants are issuable upon exercise of the Private Placement Purchase Option, and (ix) 128,750 shares of Common Stock are issuable upon exercise of the Warrants to be issued upon exercise of the Private Placement Purchase Option. In addition, this Prospectus relates to the resale of (i) shares of Common Stock issuable upon conversion of shares of the Company's Class A Preferred Stock issued as dividends on the outstanding shares of Class A Preferred Stock, (ii) shares of Common Stock issuable as dividends on the outstanding shares of Class C Preferred Stock,
(iii) shares of Common Stock issuable as dividends on shares of Class C Preferred Stock to be issued upon exercise of the Private Placement Purchase Option. All Warrants, outstanding shares of the Company's Class A Preferred Stock and Class C Preferred Stock, and the Private Placement Purchase Option and underlying shares of Class C Preferred Stock and Warrants are immediately exercisable for shares of Common Stock.

Sale of the Securities may be effected from time to time in transactions (which may include block transactions) on the Nasdaq SmallCap Market, in negotiated transactions, or a combination of such methods of sale, at fixed prices which may be changed, at market prices prevailing at the time of sale or at negotiated prices. None of the Selling Securityholders has entered into agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their Shares. The Selling Securityholders may effect such transactions by selling their shares of Common Stock and/or Warrants directly to purchasers or to or through broker-dealers, which may act as agents or principals. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Securityholders and/or the purchasers of the Securities for whom such broker/dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker/dealer might be in excess of customary commissions). See "Plan of Distribution".

On June 25, 1997, the last sale prices per share of Common Stock and per Warrant, as reported by the Nasdaq SmallCap Market, were $1.625 and $0.25, respectively.

The Selling Securityholders and any broker-dealers or agents that participate with the Selling Securityholders in the distribution of the Securities may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933, as amended (the "Securities Act"). The Selling Securityholders may agree to indemnify any agent, dealer, or broker-dealer that participates in transactions involving sales of the securities against certain liabilities, including liabilities arising under the Securities Act.

The securities offered hereby are speculative in nature and involve a high degree of risk and substantial dilution. See "Risk Factors" at page 4.

      THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             ----------------------

                      The date of this Prospectus is , 1997

  No dealer, salesperson or other person has been authorized to give any information or to make any representations, other than those contained or incorporated by reference in this Prospectus, in connection with the offering contained herein and, if given or made, such information must not be relied upon as having been authorized by the Company or the Selling Securityholders. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer in such jurisdiction. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create any implication that there has been no change in the affairs of the Company since the date hereof.


                    UNCERTAINTY OF FORWARD LOOKING STATEMENTS

  This Prospectus, including any documents that are incorporated by reference as set forth in "Available Information," contains forward looking statements. Such statements are typically punctuated by words or phrases such as "anticipate," "estimate," "projects," "should," "may," "management believes," and words or phrases of similar import. Such statements are subject to certain risks, uncertainties or assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. Among the key factors that may have a direct bearing on the Company's results of operations and financial condition are: (i) the Company's recent losses and ability to achieve profitability, (ii) competitive practices in the industries in which the Company competes, (iii) the Company's dependence on current management, (iv) the impact of current and future laws and governmental regulations affecting the transportation industry in general and the Company's operations in particular, and (v) general economic conditions. See "Risk Factors."


                              AVAILABLE INFORMATION

  The Company is subject to the  informational  requirements  of the  Securities
Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the Commission's Regional Offices at 7 World Trade Center, 13th Floor, New York, New York 10048, and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and copies may be obtained at the prescribed rates from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. The Commission also maintains a Web site that contains reports, proxy statements and other information regarding registrants that file electronically with the Commission. The address of such site is http:\\www.sec.gov.

  The Company has filed with the Commission a Registration Statement (the "Registration Statement") on Form S-3 under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Securities offered by this Prospectus. This Prospectus, which constitutes part of the Registration
Statement, omits certain of the information contained in the Registration Statement and the exhibits thereto on file with the Commission pursuant to the Securities Act and the rules and regulations of the Commission thereunder. For further information with respect to the Company and the Securities, reference is made to the Registration Statement. Copies of the Registration Statement, including all exhibits thereto, may be obtained from the Commission's principal office in Washington, D.C. upon payment of the fees prescribed by the Commission or may be examined without charge at the offices of the Commission or Web site as described above.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents heretofore filed by the Company (File No. 001-14474) with the Commission are incorporated herein by reference:

      (a) the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1996;

      (b) the Company's Quarterly Reports on Form 10-Q for the quarters ended September 30 and December 31, 1996, and March 31, 1997;

      (c)  the Company's Current Report on Form 8-K dated October 10, 1996;

      (d) the Company's Proxy Statement, filed with the Commission on November 6, 1996;

      (e) the Company's Information Statement, filed with the Commission on June 20, 1997; and

      (f) the description of the Common Stock and the warrants included in the Company's Registration Statement on Form 8-A, dated June 17, 1996 and the information thereby incorporated by reference contained in the Company's Registration Statement on Form S-1, Registration No. 333-03613, dated June 28, 1996 are hereby incorporated by reference into this Prospectus.

  All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering made hereby shall be deemed to be incorporated by reference into this Prospectus and to be part hereof from the date of filing such documents. Any statement contained in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Registration Statement and this Prospectus to the extent that a statement contained in the Registration Statement, this Prospectus, or any other subsequently filed document that is also incorporated by reference herein modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  The Company hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a Prospectus is delivered, upon written or oral request of that person, a copy of any document incorporated herein by reference (other than exhibits to those documents unless the exhibits are specifically incorporated by reference into the documents that this Prospectus incorporates by reference). Requests should be directed to the Secretary, 2001 Marcus Avenue, Lake Success, New York 11042, telephone number (516) 326-9000.


                                   THE COMPANY

  The Company provides freight forwarding services through its wholly owned subsidiaries, Amertranz Worldwide, Inc. ("Amertranz"), Caribbean Air Services, Inc. ("CAS"), Consolidated Air Services, Inc. ("Consolidated Air") and Target Airfreight, Inc. ("Target"). The Company has a network of offices in 17 cities throughout the United States and Puerto Rico, including exclusive agency relationships in eight cities. The Company has international freight forwarding operations consisting of strategic relationships in over 20 countries. The Company believes that it is one of the dominant freight forwarders between the continental United States and Puerto Rico.

  The Company's freight forwarding services involve arranging for the total transport of customers' freight from the shippers' location to the designated recipients, including the preparation of shipping documents and the providing of handling, packing and containerization services. The Company concentrates on cargo shipments weighing more than 50 pounds and generally requiring second-day delivery. The Company also assembles bulk cargo and arranges for insurance.

  The Company was incorporated in Delaware in January 1996 as the successor to operations commenced in 1970. Unless otherwise expressly stated, all references to the "Company" in this Prospectus include the Company, Amertranz, CAS, Consolidated Air and Target. The Company's executive offices are located at 2001 Marcus Avenue, Lake Success, New York 11042, and its telephone number is (516) 326- 9000.


                                  RISK FACTORS

An investment in the Company is speculative and involves a high degree of risk, and is not appropriate for persons who cannot afford the loss of their entire investment. The following risk factors should be considered carefully in addition to the other information in this Prospectus before purchasing the Securities.

  Substantial Losses; Accumulated Deficit. While the businesses of the Company's CAS and Consolidated Air subsidiaries have generated positive cash flows for several years, the business of the Company's Amertranz subsidiary has incurred operating losses for each of its operating periods and continues to incur losses. For the nine-months ended March 31, 1997, the Company, on a consolidated basis, generated approximately $53.3 million in operating revenues, and incurred operating losses of approximately $3.9 million. As of March 31, 1997, total stockholders' equity in the Company was $2,044,188, and excluding intangible assets such as goodwill, the Company had a tangible net worth deficit of $10,145,670. Because of continuing losses in the Company's Amertranz subsidiary, the Company has commenced actions to close the operations of the Amertranz subsidiary and transfer its customer accounts to the Company's other subsidiaries for fair consideration. The Company will be unable to achieve and sustain profitability unless it improves its operating results. There can be no assurance that the Company will be able to increase revenues or achieve profitability. See "Risk Factors -- Amertranz Subsidiary Losses" and "Recent Developments -- Amertranz Subsidiary Losses".

  Working Capital Deficit; Need for Additional Funding. As of the date hereof, the Company's current liabilities exceed its current assets. Although the CAS and Consolidated Air businesses have generated positive cash flow from operations for the past three fiscal years, the cash flow from the operations of the Amertranz business has not been sufficient to finance trade payables, capital equipment requirements and new office expansion and development. As a result, Amertranz has engaged in interim borrowing from various sources, including the Company and its affiliates. The Company is currently negotiating with the trade creditors of the Amertranz subsidiary to allow Amertranz to satisfy those obligations on a payment schedule based on existing resources and cash generated from operations. There can be no assurance that the Company will be successful in these negotiations. Although the Company anticipates, based on current plans and assumptions relating to its operations, that existing resources and cash generated from operations should be sufficient to satisfy the Company's contemplated cash requirements for at least 12 months after the date of this Prospectus, the Company expects that it will experience periods of significant negative cash flow whether or not the Company succeeds in restructuring the trade payables of the Amertranz subsidiary. After such 12-month period, the Company anticipates that cash generated from operations will be sufficient to meet its capital requirements. However, there can be no assurance that the Company will not require additional cash during or subsequent to such 12-month period. The Company currently has no commitments from any prospective lenders with respect to any such financing. The terms of the Company's current borrowings substantially limit the Company's flexibility in obtaining additional financing. There can be no assurance that any additional financing will be available to the Company upon acceptable terms, if at all. The inability to obtain additional financing if and when needed, would have a material adverse effect on the Company's operating results. See "Risk Factors -- Amertranz Subsidiary Losses" and "Recent Developments -- Amertranz Subsidiary Losses".

  Amertranz Subsidiary Losses. While the businesses of the Company's and Consolidated Air subsidiaries have generated positive cash flows for several years, the business of the Company's Amertranz subsidiary has incurred operating losses for each of its operating periods. Because of continuing losses in the Company's Amertranz subsidiary, the Company has commenced actions to close the operations of the Amertranz subsidiary and transfer its customer accounts to the Company's other subsidiaries for fair consideration. The Company is currently negotiating with the trade creditors of the Amertranz subsidiary to allow Amertranz to satisfy those obligations on a payment schedule based on existing resources and cash generated from operations. There can be no assurance that the Company will be successful in these negotiations. In connection with the closing of the Amertranz subsidiary, Amertranz will also incur certain obligations to terminated employees. While the Company projects that if it is successful in these negotiations with these trade creditors, the closing of the Amertranz subsidiary will have a positive affect on the Company's operations, there can be no assurance that the Company will be successful in these negotiations, that the business of the Amertranz subsidiary will be preserved and transferred to the Company's other operating subsidiaries, or that the closing of Amertranz will produce positive operating results. If the Company is not successful in these negotiations with these trade creditors, or if the desired results are not achieved for the Amertranz subsidiary, the continued losses in Amertranz could have a material adverse effect on the Company's operating results, and the Company may consider other options, including seeking protection for the Amertranz subsidiary under the Bankruptcy Code. See "Recent Developments -- Amertranz Subsidiary Losses".

  Pledge of Assets. Substantially all of the Company's assets are pledged to secure its indebtedness. If one or more of the Company's secured creditors foreclose upon its security interest in the Company's assets, such action would, in all likelihood, result in the inability of the Company to continue in business. The Company may also be required to obtain the consent of these creditors in order to complete future financings, and there can be no assurance that these consents would be forthcoming.

  Control of the Company by Principal Stockholders; Conflicts of Interest. TIA, Inc. ("TIA") and Caribbean Freight System, Inc. ("CFS") together own approximately 32% of the outstanding shares of the Company's Common Stock. In addition, certain stockholders of the Company have given irrevocable proxies to TIA and CFS to vote a portion or all of such stockholders' shares of Common Stock until 2001 for the election of directors, and the proxy granted by one such stockholder includes all matters submitted to stockholders for a vote. The stock ownership of TIA and CFS, together with such proxies, allow TIA and CFS to control 40.7% of the issued and outstanding shares of Common Stock. As a result, TIA and CFS will be in a position to control the Company through their combined ability to determine the outcome of elections of the Company's directors and to prevail in matters submitted to a vote of stockholders. In addition, the Company has significant outstanding indebtedness owed to TIA and CFS which is secured by the Company's assets. There may be circumstances in which these different relationships create material conflicts of interest which TIA and CFS are under no obligation to resolve in favor of other stockholders or the Company.

  Delay in Payment of Trade Creditors. In order to manage its working capital resources, the Amertranz subsidiary has in the past and is currently paying many of its trade creditors and service providers at rates slower than provided in their respective invoices or agreements. Failure to pay these trade creditors in a timely fashion has in the past adversely affected and in the future could adversely affect, the Company's relationships with these trade creditors or result in a default under its agreements with such trade creditors.

  Competition. The Company competes with a large number of firms, many of which have facilities and financial resources far greater than the Company. Competition within the freight industry is intense. In the freight forwarding industry, the Company competes with a large and diverse group of national freight forwarding concerns, commercial air and ocean carriers and a large number of locally established companies in geographic areas where the Company does business or intends to do business in the future. Insofar as inter-city trucking is a portion of the Company's method of freight transport, the Company competes with a large number of long-haul, medium-haul, truckload and less than truckload carriers, and railroads. While the Company does not consider itself to be competing with traditional small package delivery services such as Federal Express Corporation, United Parcel Service of America, Inc., Airborne Freight Corporation and DHL Worldwide Express, Inc., in the event that any of these established businesses, with their goodwill, name, resources and trade recognition, decide to expand into the heavy freight business, such circumstances could have a material adverse effect upon the business of the Company.

  Expansion of Business. The Company has grown through acquisitions of other freight forwarders and intends to continue its program of business expansion through acquisitions. There can be no assurance that its financial condition will be sufficient to support the funding needs of an expansion program, that acquisitions will be successfully consummated or will enhance profitability, or that any expansion opportunities will be available upon reasonable terms. Past acquisitions by the Company as well as future acquisitions have risks commonly encountered in acquisitions of businesses. Such risks include, among other things, the difficulty of assimilating the operations and personnel of the acquired businesses, the potential disruption of the Company's ongoing business, the inability of management to realize the projected operational and financial benefits from the acquisition or to maximize the financial and strategic position of the Company through the successful incorporation of acquired personnel and clients, the maintenance of uniform standards, controls, procedures and policies and the impairment of relationships with employees and clients as a result of any integration of new management personnel. The Company expects that future acquisitions, if any, could provide for consideration to be paid in cash, stock or a combination of cash and stock. There can be no assurance that any of these acquisitions will be accomplished. If an entity is acquired by the Company and such entity is not efficiently or completely integrated with the Company, then the Company's business, financial condition and operating results could be materially adversely affected.

  Dependence on Key Personnel. The Company believes that its future success will be highly dependent upon its ability to attract and retain skilled managers, salespersons, and other personnel. The inability to attract and retain such managers and personnel could have a material adverse effect on the Company's operating results. In addition, the Company believes that its success will depend to a significant extent on the efforts and abilities of its senior management, in particular those of Stuart Hettleman, President and Chief Executive Officer of the Company, and Richard A. Faieta, Executive Vice
President of the Company. Although the Company has entered into an employment agreement with each of Messrs. Hettleman and Faieta which expire in June 1999, the loss of the services of either Mr. Hettleman or Mr. Faieta could have a material adverse effect on the Company's operating results. Currently there is no "key person" life insurance in place for Messrs. Hettleman and Faieta. However the Company intends to obtain such insurance policies in the amount of $1 million on each of their lives.

  Potential Reduction of Business in Puerto Rico. There are significant United States income tax benefits available to United States mainland companies engaging in business in Puerto Rico. The CAS business historically has derived substantial operating revenues from such companies. Therefore, the profitability of the Company's CAS business is largely dependent on such customers. On a historic basis the approximate amount and percentage of the Company's total operating revenue derived from such business was $33.5 million or 83% in calendar 1993, $39.6 million or 69% in calendar 1994, $39.2 million or 63% in calendar 1995 and $36.9 million or 57.5% in calendar 1996. Congress reduced these benefits in 1993, and legislation enacted in 1996 contains a 10-year phaseout of these tax benefits. This legislation, or in the event that there is any further modification to these tax benefits available to United States companies doing business in Puerto Rico, could result in those companies reducing the level of the business which they had been doing in Puerto Rico, which would have a material adverse effect upon the Company's operating results.

  Dependence on Carriers; Inability to Control Transportation Facilities. The Company does not own or operate any trucks, nor does it own or operate any aircraft (although it will have certain exclusive rights to the use of an L-1011 aircraft in connection with its CAS business until June 1998) for the movement of either domestic or international freight. The Company does not have any present or anticipated future plans to acquire, by lease or otherwise, or own or operate any freight transportation equipment. The Company's ability to service its customers depends on the availability of space on air passenger and cargo airlines and trucking carriers. The quality and timeliness of the Company's freight forwarding services will be dependent upon the services of these independent contractors, over which the Company has no control. Shortages of freight space are most likely to develop around holidays and on routes upon which traffic is especially heavy. Furthermore, the Company will be competing with others for the availability and utilization of freight space. In addition, available air cargo space on passenger airlines could be reduced as a result of changes in the types of aircraft or decreases in the number of passenger airlines serving particular routes at particular times, which could occur as a result of economic conditions and other factors beyond the control of the Company. Significant shortages of suitable space and associated increases in rates charged by carriers could have a material adverse affect on the Company's future operating results.

  Vulnerability to Economic Conditions. The Company's future operating results are dependent upon the economic environments in which it operates. Demand for the Company's services could be adversely affected by economic conditions in the industries of the Company's customers. A number of the principal customers of the Company's business are in the fashion, computer, electronics and pharmaceutical industries. Adverse conditions in any of these industries or loss of the major customers in such industries could have a material adverse impact upon the Company. The Company expects the demand for its services (and consequently its results of operations) to continue to be sensitive to domestic and, increasingly, global economic conditions and other factors beyond its control. In addition, the transport of freight, both domestically and internationally, is highly competitive and price sensitive. Changes in the volume of freight transported, shippers preferences as to the timing of deliveries as a means to control shipping costs, economic and political conditions, both in the United States and abroad, work stoppages, United States and foreign laws relating to tariffs, trade restrictions, foreign investments and taxation may all have significant impact on the overall business of the Company, its growth and profitability.

  Dividends Unlikely. The Company has never declared or paid dividends on its Common Stock and does not intend to pay dividends in the foreseeable future. The payment of dividends in the future will be at the discretion of the Board of Directors.

  Regulatory Compliance. The Company's freight forwarding business as an indirect air cargo carrier is subject to regulation by the United States Department of Transportation (DOT) under the Federal Aviation Act. However, air freight forwarders (including the Company) are exempted from most of such Act's requirements by the Economic Aviation Regulations promulgated thereunder. The Company's foreign air freight forwarding operations are subject to regulation by the regulatory authorities of the respective foreign jurisdictions. The air freight forwarding industry is subject to regulatory and legislative changes which can affect the economics of the industry by requiring changes in operating practices or influencing the demand for, and the costs of providing, services to customers. The Company does not believe that costs of regulatory compliance have had a material adverse impact on its operations to date. However, failure of the Company to comply with any applicable regulations could have an adverse effect on the Company. There can be no assurance that the adoption of future regulations would not have a material adverse effect on the Company's business.

  Current Prospectus and State Blue Sky Registration Required to Exercise Warrants. The Company will be able to issue shares of its Common Stock upon exercise of the Warrants only if there is then a current prospectus relating to such shares of Common Stock and only if such shares of Common Stock are
qualified  for  sale  or  exempt  from  qualification   under  applicable  state
securities laws of the jurisdictions in which the various holders of the Warrants reside. The Company has undertaken and intends to file and keep current a prospectus which will permit the purchase and sale of the shares of Common Stock underlying the Warrants, but there can be no assurance that the Company will be able to do so. Although the Company intends to seek to qualify for sale the shares of Common Stock underlying the Warrants in those states in which the securities are to be offered, no assurance can be given that such qualification will occur. The Warrants may be deprived of any value and the market for the Warrants may be limited if a current prospectus covering the shares of Common Stock issuable upon exercise of the Warrants is not kept effective or if such shares of Common Stock are not qualified or exempt from qualification in the jurisdictions in which the holders of the Warrants then reside. See "Description of Securities--Warrants".

  Effect of Outstanding Rights, Options and Warrants. As of the date of this Prospectus, there are outstanding options to purchase an aggregate of 1,448,399 shares of Common Stock at per share exercise prices ranging from $.16 to $6.00. The Company also has outstanding 5,074,283 Warrants (including the Warrants offered by this Prospectus). Furthermore, outstanding shares of the Company's Class A Preferred Stock may be converted into an aggregate of at least 2,000,000 shares of Common Stock at any time, outstanding shares of the Company's Class B Preferred Stock may be converted into 200,000 shares of Common Stock at any time after October 10, 1997, and outstanding shares of the Company's Class C Preferred Stock may be converted into 2,575,000 shares of Common Stock at any time. In addition, the Company may issue additional shares of Common Stock in respect of dividends paid on outstanding shares of its Class A Preferred Stock and Class C Preferred Stock. The exercise of such outstanding options, Warrants and conversion rights will dilute the percentage ownership of the Company's stockholders, and any sales in the public market of shares of Common Stock underlying such options, Warrants and conversion rights may adversely affect prevailing market prices for the Common Stock. Moreover, the terms upon which the Company will be able to obtain additional equity capital may be adversely affected since the holders of such outstanding securities can be expected to exercise their respective rights therein at a time when the Company would, in all likelihood, be able to obtain any needed capital on terms more favorable to the Company than those provided in such options, warrants and conversion rights.

  Potential Adverse Effect of Warrant Redemption. The Warrants may be called for redemption by the Company at any time when the Registration Statement is current and effective at a redemption price of $.01 per Warrant upon not less than 30 days' prior written notice if the last sale price of the Common Stock has been at least $10.00 per share (subject to adjustment in certain circumstances) on each of the 20 consecutive trading days ending on the third day prior to the date on which notice is given. Notice of redemption of the warrants could force the holders to exercise the Warrants and pay the exercise price at a time when it may be disadvantageous for them to do so, to sell the Warrants at the current market price when they may otherwise wish to hold the Warrants, or to accept the redemption price, which may be substantially less than the market value of the Warrants at the time of redemption.

  Possible Volatility of Securities Prices. The market price of Common Stock and Warrants has in the past been, and may in the future continue to be, volatile. A variety of events, including quarter to quarter variations in operating results or news announcements by the Company or its competitors, as well as market conditions in the freight forwarding industry or changes in earnings estimates by securities analysts may cause the market price of the Common Stock to fluctuate significantly. In addition, the stock market in recent months has experienced significant price and volume fluctuations which have particularly affected the market prices of equity securities of many companies and which often have been unrelated to the operating performance of such companies. These market fluctuations may adversely affect the price of the Common Stock and Warrants.

  Sales by Selling Securityholders. All of the Securities offered hereby are offered solely by the Selling Securityholders who are not restricted as to the prices at which they may sell the Securities. Sales of shares of Common Stock or Warrants below the then current trading prices may adversely affect the market price of the Common Stock and Warrants.

  Potential Limited Trading Market. The Common Stock and Warrants trade on the Nasdaq SmallCap Market although there can be no assurance that an active trading market in the Company's securities will be maintained. On November 6, 1996, the Board of Directors of the Nasdaq Stock Market, Inc. approved revisions to the maintenance criteria for listing on the SmallCap Market which are anticipated to be effective later in 1997. At this time, the Company does not meet all of such revised maintenance criteria. TIA and CFS have agreed to convert all or part of the indebtedness owed by the Company to them into shares of Class D Preferred Stock if such action is necessary to meet such revised maintenance criteria and if such conversion, together with other plans, allows the Company to meet such criteria. The Class D Preferred Stock will have terms similar to the Company's Class A Preferred Stock but will be pari passu with the Preferred Stock with respect to dividend and liquidation preferences. As of May 31, 1997, after giving effect to the conversion of the aforementioned debt, the Company would still require additional financing to meet the Nasdaq maintenance criteria. Accordingly, the Company currently would not be able to force conversion of debt held by TIA and CFS into Class D Preferred Stock. The failure to meet the Nasdaq SmallCap Market revised maintenance criteria after they become effective may result in the Common Stock or the Warrants not being eligible for quotations on the Nasdaq SmallCap Market. If this should occur, trading, if any, in the Common Stock and Warrants, would then continue to be conducted in the over-the-counter market on the OTC Bulletin Board, as NASD-sponsored inter-dealer quotation system, or in what are commonly referred to as "pink sheets." As a result, an investor may find it more difficult to dispose of or to obtain accurate quotations as to the market value of the Common Stock and Warrants.

  Penny Stock Regulations; Illiquid Securities. The regulations of the Securities and Exchange Commission promulgated under the Exchange Act require additional disclosure relating to the market for penny stocks in connection with trades in any stock defined as a penny stock. Such regulations generally define a penny stock to be an equity security that has a market price of less than $5.00 per share, subject to certain exceptions. One exception is quotation on Nasdaq. Accordingly, if the Company is not quoted on Nasdaq and the market price of a share of Common Stock is less than $5.00 per share, then the Company would be subject to the penny stock regulations (unless it satisfied other exceptions, which it currently does not), including those regulations that require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated therewith and which impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors (generally, institutional investors). In addition, under penny stock regulations, the broker-dealer must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. Moreover, broker-dealers who recommend "penny stocks" to persons other than established customers and accredited investors must make a special written suitability determination for the purchaser and receive the purchaser's written agreement to a transaction prior to sale. If the Company's securities become subject to the regulations applicable to penny stocks, the market liquidity for the Company's securities could be severely affected. In such an event, these regulations could limit the ability of broker-dealers to sell the Company's securities and thus the ability of purchasers of the Company's securities to sell their securities in the secondary market.

  Limited Liability of Directors. The Company's Articles of Incorporation limit the liability of directors to the maximum extent permitted by Delaware law.

  Issuance of Preferred Stock. Pursuant to its Certificate of Incorporation, the Company has authority to issue 2,500,000 shares of Preferred Stock which may be issued by the Board of Directors with such preferences, limitations and relative rights as the Board may determine without any vote of the stockholders. As of the date of this Prospectus, 477,500 shares of preferred stock, in three classes, are outstanding. Issuance of additional shares of preferred stock, depending upon the preferences, limitations and relative rights thereof, may have the effect of delaying, deterring or preventing a change in control of the Company. See "Description of Securities -- Preferred Stock".


                               RECENT DEVELOPMENTS

Acquisition of Target Air Freight, Inc.

  On May 8, 1997,  the Company  acquired  (by merger into the  Company's  Target subsidiary) Target Air Freight, Inc. (a California corporation), a Los Angeles-based freight forwarder ("Air Freight"). Under the terms of the merger (the "Target Merger"), the Company issued 900,000 shares of Common Stock and paid $400,000 to Air Freight's stockholders. Following the Target Merger, Christopher A. Coppersmith, the principal shareholder of Air Freight, became a director of the Company.

  The following is unaudited selected financial data with respect to Air Freight for the year ended December 31, 1996, and unaudited pro forma consolidated financial information for the six-months ended December 31, 1996 after giving effect to the Target Merger. The financial data with respect to Air Freight has been supplied by Air Freight's management and was not prepared by the Company.

                                                                                              The Company
                                                           Air Freight                         Pro Forma
                                                           Year Ended                       6-Months Ended
                                                            12/31/96                           12/31/96
                                                           (unaudited)                        (unaudited)
Statement of Operations Data:
Operating revenues                                         $27,142,207                        $48,230,477
Cost of transportation                                      21,012,407                         36,565,644
Gross profit                                                 6,129,800                         11,664,833
Selling, general & administrative expense                    6,252,958                         13,564,303
Amortization of goodwill                                             0                            248,344
Operating income (loss)                                       (123,158)                        (2,147,814)
Net income (loss) before taxes                                (152,121)                        (2,864,656)
Pro forma net loss per share                                                                        (0.42)

Operating Data:
Gross margin                                                    22.58%                             24.19%
Operating margin                                                -0.45%                             -4.45%

Balance Sheet Data:
Total assets                                                $3,698,021                        $28,290,831
Working capital (deficit)                                     (578,129)                        (6,941,776)
Current liabilities                                          4,162,759                         23,453,671
Long-term liabilities                                                0                          4,496,465
Stockholders' equity (deficit)                                (464,738)                         2,548,302

Private Placement

  On June 13, 1997, the Company completed a $2,575,000 private placement of equity securities to individual investors (the "Private Placement"). Under the terms of the Private Placement, each $100,000 investment purchased 10,000 shares of the Company's Class C Preferred Stock and 50,000 Warrants. See "Description of Securities".

  Shares of Class C Preferred Stock and Warrants acquired in the Private Placement and all shares of Common Stock underlying such securities or issued as dividends on the Class C Preferred Stock may not be sold until June 13, 1998 without the approval of GKN Securities Corp. ("GKN"), the placement agent for the Private Placement.

Amertranz Subsidiary Losses

  While the businesses of the Company's and Consolidated Air subsidiaries have generated positive cash flows for several years, the business of the Company's Amertranz subsidiary has incurred operating losses for each of its operating periods. Because of continuing losses in the Amertranz subsidiary, the Company has commenced actions to close the operations of the Amertranz subsidiary and transfer its customer accounts to the Company's other subsidiaries for fair consideration.

  The Company is currently negotiating with the trade creditors of the Amertranz subsidiary to allow Amertranz to satisfy its trade payable obligations on a payment schedule based on existing resources and cash generated from operations. There can be no assurance that the Company will be successful in these negotiations. In connection with the closing of the Amertranz subsidiary, Amertranz will also incur obligations to terminated employees in an amount currently estimated to be $_______. While the Company projects that if it is successful in these negotiations with the Amertranz trade creditors, the closing of the Amertranz subsidiary will have a positive affect on the Company's operations, there can be no assurance that the Company will be successful in these negotiations, that the business of the Amertranz subsidiary will be preserved and transferred to the Company's other operating subsidiaries, or that the closing of Amertranz will produce positive operating results. If the Company is not successful in these negotiations with these trade creditors, or if the desired results are not achieved for the Amertranz subsidiary, the continued losses in Amertranz could have a material adverse effect on the Company's operating results, and the Company may consider other options, including seeking protection for the Amertranz subsidiary under the Bankruptcy Code.


                                 USE OF PROCEEDS

  The Company will not receive any proceeds from the sale of the Securities by the Selling Securityholders; however, the Company will receive the exercise price of the Warrants that are exercised. There is no assurance that any Warrants will be exercised resulting in any proceeds to the Company.


                            DESCRIPTION OF SECURITIES

General

  The authorized capital stock of the Company is 17,500,000 shares, consisting of 15,000,000 shares of Common Stock, and 2,500,000 shares of preferred stock. As of the date of this Prospectus, 6,826,504 shares of Common Stock are outstanding and 477,500 shares of preferred stock are outstanding. Additionally, as of the date hereof, there are 5,074,283 Warrants outstanding.

Common Stock

  The shares of Common Stock are currently quoted on the Nasdaq SmallCap Market under the symbol "AMTZ". The holders of Common Stock are entitled to one vote for each share held of record on all matters to be voted on by shareholders. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted can elect all of the directors then being elected. The holders of Common Stock are entitled to receive dividends when, as and if declared by the Board of Directors out of funds legally available. In the event of liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the Common Stock. Holders of shares of Common Stock, as such, have no redemption, preemptive or other subscription rights, and there are no conversion provisions applicable to the Common Stock. All of the outstanding shares of Common Stock are fully paid and nonassessable. The transfer agent and registrar for the Common Stock is American Stock Transfer & Trust Company, New York, New York 10005, and its telephone number is (212) 936-5100.

Warrants

  The Warrants are currently quoted on the Nasdaq SmallCap Market under the symbol "AMTZW". Each Warrant entitles the registered holder to purchase one share of the Common Stock at an exercise price equal to $6.00 during the four-year period commencing June 28, 1997. No fractional shares of Common stock will be issued in connection with the exercise of the Warrants and the holder of any Warrant shall instead receive the number of shares of Common Stock rounded off to the nearest whole number.

  Unless extended by the Company at its discretion, the Warrants will expire at 5:00 p.m., New York time, on June 28, 2001. In the event that a holder of Warrants fails to exercise the Warrants prior to their expiration, the Warrants will expire and the holder thereof will have no further rights with respect to the Warrants.

  In the event the Registration Statement is effective and current, and provided that not less than 30 days' notice of redemption is given and the last sale price of the Common Stock has been at least $10.00 for each of the 20 trading days ending on the third business day prior to the day on which notice is given, the Company has the right to call the Warrants for redemption at a redemption price of $.01 per Warrant.

  No Warrants will be exercisable unless at the time of exercise there is a current prospectus covering the shares of Common Stock issuable upon exercise of such Warrants under an effective registration statement filed with the Commission and such shares have been qualified for sale or are exempt from qualification under the securities laws of the state of residence of the holder of such Warrants. Although the Company intends to have all shares so qualified for sale in those states where the Securities are being offered and to maintain a current prospectus relating thereto until the expiration of the Warrants, subject to the terms of the Warrant Agreement between the Company and American Stock Transfer & Trust Company (the Warrant Agent with respect to the Warrants), there can be no assurance that it will do so.

  A holder of the Warrants will not have any rights, privileges or liabilities as a stockholder of the Company prior to exercise of the Warrants. The Company is required to keep reserved a sufficient number of authorized shares of Common Stock to permit the exercise of the Warrants.

  The exercise price of the Warrants will be subject to adjustment to protect against dilution in the event of stock dividends, stock splits, combinations, subdivisions and reclassifications. No assurance can be given that the market price of the Common Stock will exceed the exercise price of the Warrants at any time during the exercise period.

  This Prospectus covers the resale of the Warrants and all shares of Common Stock issued upon exercise of the Warrants.

Preferred Stock

  The Company's Board of Directors has the authority, without further action by the stockholders, to issue 2,500,000 shares of preferred stock, in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, and the number of shares constituting any series or the designation of such series. To date, the Company has designated;
(i) 500,000 shares of preferred stock as Class A Preferred Stock and has issued 200,000 shares of Class A Preferred Stock; (ii) 25,000 shares of preferred stock as Class B Preferred Stock and has issued 20,000 shares of Class B Preferred Stock; and (iii) 400,000 shares of preferred stock as Class C Preferred Stock and has issued 257,500 shares of Class C Preferred Stock. The issuance of preferred stock in the future could adversely affect the voting power of holders of the Common Stock and could have the effect of delaying, deferring or preventing a change in control of the Company. Other than creating a new class of preferred stock to be designated Class D Preferred Stock for the purpose of converting certain outstanding indebtedness of the Company, as described below, the Company has no present plan to issue any additional shares of preferred stock.

  Class A Preferred Stock. The shares of Class A Preferred Stock have a par or stated value of $10.00 per share. Dividends on Class A Preferred Stock accrue at an annual rate of $1.00 per share, and are payable semi-annually in arrears on June 30 and December 31 of each year, in cash or, at the option of the Company, in shares of Class A Preferred Stock at the rate of $10.00 per share. The Class A Preferred Stock has priority as to dividends over the Common Stock and all other series or classes of the Company's stock that rank junior to the Class A Preferred Stock. On liquidation, holders of shares of Class A Preferred Stock will be entitled to receive a preferred distribution equal to $10.00 per share, plus an amount equal to any accrued and unpaid dividends before any payment or distribution is made to the holders of Common Stock or any other series or class of stock that ranks junior as to liquidation rights to the Class A Preferred Stock. The holders of Class A Preferred Stock have no voting rights except as required by law. Each share of Class A Preferred Stock is convertible into Common Stock at any time at a conversion price (subject to adjustment) of the lower of (i) $6.00 per share, or (ii) 80% of the average of the closing bid and asked price per share of Common Stock on the day prior to the conversion date. In connection with the Private Placement, the Company has agreed that each share of Class A Preferred Stock may be converted, until August 12, 1997, into 10 shares of Common Stock. This Prospectus covers the resale of all shares of Common Stock issued and issuable upon conversion of shares of the Class A Preferred Stock.

  Class B Preferred Stock. The shares of Class B Preferred Stock have a par or stated value of $10.00 per share. No dividends are paid on shares of Class B Preferred Stock, and the shares do not carry a liquidation preference or any voting rights (except as required by law). Each share of Class B Preferred Stock is convertible into 10 shares of Common Stock (subject to adjustment) from and after October 10, 1997. This Prospectus covers the resale of all shares of Common Stock issued and issuable upon conversion of shares of the Class B Preferred Stock.

  Class C Preferred Stock. Each share of Class C Preferred Stock has a Stated Value of $10.00 and earns cumulative dividends at 10% per annum (pro rated for shorter periods) payable quarterly, in arrears, in cash or, at the Company's option if the Registration Statement is effective and current, in shares of Common Stock (based on the average closing bid price per share of Common Stock on the five trading days ending two business days prior to the respective dividend payment date). Upon a liquidation of the Company (including, at the option of the holder, a merger or consolidation in which the Company is not the surviving entity or a sale by the Company of all or substantially all of its assets), the holders of the Class C Preferred Stock are entitled to receive, prior to the distribution to the holders of the Company's Common Stock, Class A Preferred Stock and Class B Preferred Stock, an amount per share equal to the greater of (i) the Stated Value plus any accrued and unpaid dividends, or (ii) the amount they would have received had they converted the Class C Preferred Stock into Common Stock on the business day immediately prior to the record date with respect to such liquidation. The holders of the Class C Preferred Stock have the right, at any time, to convert each share of Class C Preferred Stock into 10 shares of Common Stock. Subject to the conversion right, the Company may redeem the Class C Preferred Stock at its Stated Value plus all accrued and unpaid dividends if the Registration Statement is effective and current, upon 30 days' written notice given at any time if the last sale price of the Common Stock has been at least $2.50 on all 20 of the trading days ending on the third date prior to the date on which written notice of redemption is given. The Class C Preferred Stock ranks senior to all classes of the Company's capital stock now existing or which may be created in the future; provided, however, that the Company is entitled to create a Class D Preferred Stock, which would rank pari passu with the Class C Preferred Stock with respect to dividend and liquidation preferences, for issuance solely to certain holders of Company debt upon the occurrence of certain events. The holders of the Class C Preferred Stock do not have voting rights until such time as they convert their Class C Preferred Stock into Common Stock, except as provided by law. This Prospectus covers the resale of all shares of Common Stock issued and issuable upon conversion of shares of the Class C Preferred Stock and all shares of Common Stock issued and issuable as dividends on the Class C Preferred Stock.

  Class D Preferred Stock. The Class D Preferred Stock, if created by the Company, will have the same terms as the Class A Preferred Stock, except that it will rank pari passu with the Class C Preferred Stock with respect to dividend and liquidation preferences. The Class D Preferred Stock will be created by the Company only in certain circumstances under which certain debt held by stockholders of the Company is converted into Class D Preferred Stock. See "Risk Factors -- Potential Limited Trading Market."


                             SELLING SECURITYHOLDERS

  The Securities offered hereby consist of (i) 2,000,000 shares of Common Stock which may be issued upon conversion of 200,000 outstanding shares of the Company's Class A Preferred Stock, issued to TIA and CFS in July 1996 upon conversion of $2,000,000 principal amount of long-term indebtedness, (ii) 200,000 shares of Common Stock which may be issued upon conversion of shares of the Company's Class A Preferred Stock issued as dividends accrued to date on the outstanding shares of Class A Preferred Stock, (iii) shares of Common Stock which may be issued upon conversion of shares of the Company's Class A Preferred Stock which may be issued as dividends accruing hereafter on the outstanding shares of Class A Preferred Stock, (iv) 200,000 shares of Common Stock which may be issued upon conversion of 20,000 outstanding shares of the Company's Class B Preferred Stock, issued in connection with the Company's October 1996 acquisition of its Consolidated Air subsidiary, (v) 2,575,000 shares of Common Stock which may be issued upon conversion of 257,500 outstanding shares of the Company's Class C Preferred Stock, issued in connection with the Private Placement, (vi) shares of Common Stock which may be issued as dividends on the outstanding shares of Class C Preferred Stock, (vii) 1,387,500 Warrants issued in connection with the Private Placement, (viii) 1,387,500 shares of Common Stock issuable upon exercise of the Warrants issued in the Private Placement,
(ix) 257,500 shares of Common Stock which may be issued upon conversion of 25,750 shares of the Company's Class C Preferred Stock, to be issued to GKN upon exercise of the Placement Agent Purchase Option granted to GKN in connection with the Private Placement (the "Private Placement Purchase Option"), (x) shares of Common Stock which may be issued as dividends on shares of Class C Preferred Stock, to be issued to GKN upon exercise of the Private Placement Purchase Option, (xi) 128,750 Warrants to be issued to GKN upon exercise of the Private Placement Purchase Option, (xii) 128,750 shares of Common Stock issuable upon exercise of the Warrants to be issued to GKN upon exercise of the Private Placement Purchase Option, and (xiii) 900,000 shares of Common Stock issued in connection with the Target Merger. All Warrants, outstanding shares of the Company's Class A Preferred Stock and Class C Preferred Stock, and the Private Placement Purchase Option and underlying shares of Class C Preferred Stock and Warrants are immediately exercisable for shares of Common Stock.

  The following table sets forth information as of June 30, 1997 regarding the beneficial ownership of shares of Common Stock held by each Selling Securityholder (including shares of Common Stock which such Selling Securityholder has the right to acquire within 60 days following the date of this Prospectus), and Warrants held by each Selling Securityholder. Except as indicated, (i) all of such shares and Warrants are being registered for sale under the Registration Statement of which this Prospectus forms a part, (ii) none of such shares and Warrants will be owned by such Selling Securityholder following the sale of the Securities offered pursuant to this Prospectus, and
(iii) the percentage ownership of each Selling Securityholder will be less than one percent of the respective class of Securities following the sale of the Securities offered pursuant to this Prospectus.

                                                             Number of                  Number of
Selling Securityholders                                       Shares(1)                 Warrants
Class A Preferred Holders(2)
TIA, Inc.(3)                                                 3,740,000                   200,000
Caribbean Freight System, Inc.(4)                              860,000                        --

Class B Preferred Holders(5)
David W. Hockersmith                                           100,000                        --
Douglas E. Hockersmith                                         100,000                        --

Class C Preferred Holders(6)
John Aletti(7)                                                  48,750                    20,000
Jean M. Barsa(8)                                               145,965                    55,000
Stanley A. Blum(9)                                             102,500                    30,000
Centrum Bank                                                   300,000                   100,000
Comox Co. Ltd.                                                  75,000                    25,000
Dolphin Offshore Partners, L.P.                                600,000                   200,000
Jean M. Etra                                                    37,500                    12,500
Richard & Kenneth Etra JTIC(9)                                  86,250                    32,500
Richard, Kenneth, Steven & Bernard Etra JTIC                    75,000                    25,000
Steven Etra(10)                                                 67,500                    26,250
Richard A. Faieta(11)                                           75,000                    12,500
David H. Fink                                                   75,000                    25,000
David A. Golden                                                 37,500                    12,500
Ernest Gottdiener(9)                                            86,250                    32,500
Stuart Hettleman(11)                                            75,000                    12,500
Gloria Hindes                                                   75,000                    25,000
Richard C. Kaufman & Elaine J. Lenart JTWROS(9)                 86,250                    32,500
Jody Ann Miller                                                 41,250                    13,750
Daniel R. Pisani                                                37,250                    12,500
RJB Partners L.P.(9)                                            86,250                    32,500
South Ferry #2, L.P.                                           525,000                   175,000
B. Roberta Swirnow Trust                                       650,000                   250,000
David E. Swirnow                                                37,500                    12,500
T+M Trusteeship & Management Services SA                        90,000                    30,000
Gregory Trobowitsch                                             37,500                    12,500
Vei Carnay LLC                                                 150,000                    50,000
Aaron Wolfson                                                   75,000                    25,000
William Wolfson(12)                                            120,000                    55,000
Woodland Partners(13)                                          545,000                   280,000

Target Merger Holders
Christopher A. Coppersmith(14)                                 810,000                         --
Lew E. Coppersmith                                              90,000                         --

                                       16




                                                             Number of                  Number of
Selling Securityholders                                       Shares(1)                 Warrants

Private Placement Purchase Option Holders
GKN Securities Corp.(15)                                       356,415                   142,805
David N. Nussbaum(16)                                          117,945                    49,315
Roger N. Gladstone(16)                                         117,945                    49,315
Robert H. Gladstone(16)                                        117,945                    49,315
--------------------------------

(1)   These  numbers  include  all shares of Common  Stock  owned by the Selling
      Securityholder and all shares of Common Stock which such Selling Securityholder has the right to acquire within 60 days following the date of this Prospectus, including pursuant to the exercise of Warrants. These numbers do not include any shares of Common Stock which may be issued (i) upon conversion of shares of the Company's Class A Preferred Stock to be accrued and issued as dividends on the outstanding shares of Class A Preferred Stock, or (ii) as dividends on the outstanding shares of Class C Preferred Stock, although all of such shares are being registered for sale under the Registration Statement of which this Prospectus forms a part.
(2) Based on a conversion rate of 10 shares of Common Stock for each share of Class A Preferred Stock. See "Description of Securities - Preferred Stock
      - Class A Preferred Stock".
(3) Only 1,760,000 shares of Common Stock and none of the Warrants and shares of Common Stock underlying such Warrants are being registered for sale under the Registration Statement of which this Prospectus forms a part. 1,980,000 shares of Common Stock and 200,000 Warrants, representing 28.2% of the outstanding shares of Common Stock and 3.9% of the outstanding Warrants, will be owned following the sale of the Securities offered pursuant to this Prospectus. Does not include 820,000 shares owned by CFS and 580,370 shares with respect to which TIA and CFS have been granted proxies. 51% of the issued and outstanding stock of CFS, and voting control of all of the issued and outstanding stock of CFS, is held by TIA. Stuart Hettleman, a director and President of the Company owns a non-controlling indirect minority interest in TIA and is an executive officer of TIA and CFS. Richard A. Faieta, a director and Executive Vice President of the Company is a non-controlling minority stockholder of TIA and is an executive officer of TIA and CFS. Messrs. Hettleman and Faieta disclaim beneficial ownership of all shares of Common Stock and Warrants owned by TIA and CFS.
(4) Only 440,000 shares of Common Stock are being registered for sale under the Registration Statement of which this Prospectus forms a part. 420,000 shares of Common Stock, representing 6.2% of the outstanding shares of Common Stock, will be owned following the sale of the Securities offered pursuant to this Prospectus. Does not include 3,580,000 shares owned by TIA. See footnote (2) above.
(5)   See  "Description  of  Securities  -  Preferred  Stock - Class B Preferred
      Stock".
(6)   See  "Description  of  Securities  -  Preferred  Stock - Class C Preferred
      Stock".
(7) Only 25,000 shares of Common Stock and 12,500 Warrants and shares of Common Stock underlying such Warrants are being registered for sale under the Registration Statement of which this Prospectus forms a part. 11,250 shares of Common Stock and 7,500 Warrants will be owned following the sale of the Securities offered pursuant to this Prospectus.
(8) Only 50,000 shares of Common Stock and 25,000 Warrants and shares of Common Stock underlying such Warrants are being registered for sale under the Registration Statement of which this Prospectus forms a part. 70,965 shares of Common Stock, representing 1% of the outstanding shares of Common Stock, and 30,000 Warrants will be owned following the sale of the Securities offered pursuant to this Prospectus.
(9) Only 50,000 shares of Common Stock and 25,000 Warrants and shares of Common Stock underlying such Warrants are being registered for sale under the Registration Statement of which this Prospectus forms a part. 11,250 shares of Common Stock and 7,500 Warrants will be owned following the sale of the Securities offered pursuant to this Prospectus.
(10) Only 37,500 shares of Common Stock and 18,750 Warrants and shares of Common Stock underlying such Warrants are being registered for sale under the Registration Statement of which this Prospectus forms a part.
(11) Only 25,000 of the shares of Common Stock and all of the Warrants and shares of Common Stock underlying such Warrants are being registered for sale under the Registration Statement of which this Prospectus forms a part. See footnotes (3) and (4) above. Includes exercisable options to purchase 37,500 shares of Common Stock which will be owned following the sale of the Securities offered pursuant to this Prospectus.
(12) Only 50,000 shares of Common Stock and 25,000 Warrants and shares of Common Stock underlying such Warrants are being registered for sale under the Registration Statement of which this Prospectus forms a part. 45,000 shares of Common Stock and 30,000 Warrants will be owned following the sale of the Securities offered pursuant to this Prospectus.
(13) Only 200,000 shares of Common Stock and 150,000 Warrants and shares of Common Stock underlying such Warrants are being registered for sale under the Registration Statement of which this Prospectus forms a part. 195,000 shares of Common Stock and 130,000 Warrants, representing 2.8% of the outstanding shares of Common Stock and 2.6% of the outstanding Warrants, will be owned following the sale of the Securities offered pursuant to this Prospectus.
(14) Mr. Coppersmith is a director of the Company and President of the Company's Target subsidiary.
(15) Only 141,610 shares of Common Stock and 70,805 Warrants and shares of Common Stock underlying such Warrants are being registered for sale under the Registration Statement of which this Prospectus forms a part. 144,000 shares of Common Stock and 72,000 Warrants, representing 2.1% of the outstanding shares of Common Stock and 1.4% of the outstanding Warrants, will be owned following the sale of the Securities offered pursuant to this Prospectus.

                                       17




(16) Only 38,630 shares of Common Stock and 19,315 Warrants and shares of Common Stock underlying such Warrants are being registered for sale under the Registration Statement of which this Prospectus forms a part. 60,000 shares of Common Stock and 30,000 Warrants will be owned following the sale of the Securities offered pursuant to this Prospectus.


                              PLAN OF DISTRIBUTION

  The shares of Common Stock and the Warrants registered for sale on behalf of the Selling Securityholders under the Registration Statement of which this Prospectus forms a part may be offered and sold from time to time in transactions (which may include block transactions) on the Nasdaq SmallCap Market, in negotiated transactions, or a combination of such methods of sale, at fixed prices which may be changed, at market prices prevailing at the time of sale, or at negotiated prices. Two of the Selling Securityholders, Stuart Hettleman, President and Chief Executive Officer of the Company, and Richard A. Faieta, Executive Vice President of the Company, have agreed that until June 13, 2000, GKN has the first right to purchase for its account or to sell for the account of Messrs. Hettleman and Faieta, as the case may be, any Securities sold by them on the open market. None of the other Selling Securityholders have advised the Company that they have entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their Securities. The Selling Securityholders may effect such transactions by selling their shares directly to purchasers or to or through broker-dealers (including GKN), which may act as agents or principals. Such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the Selling Securityholders and/or the purchasers of the Shares for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). The Selling Securityholders and any broker-dealers that act in connection with the sale of the shares might be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act. The Selling Securityholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the securities against certain liabilities, including liabilities arising under the Securities Act.

  In order to comply with the applicable securities laws of certain states, if any, the shares of Common Stock and Warrants will be offered or sold through registered or licensed brokers or dealers in those states. In addition, in certain states the Securities may not be offered or sold unless they have been registered or qualified for sale in such states or an exemption from such registration or qualification requirement is available and such offering or sale is in compliance therewith.

  The Selling Securityholders also may sell some or all of the Securities directly to purchasers without the assistance of any broker/dealer or, if a Selling Securityholder is an entity, distribute such Securities to one or more of its equity owners and such equity owners may, in turn, distribute such Securities as described above.

  The  Company  is  bearing  all  costs  relating  to  the  registration  of the
Securities, provided that any commissions or other fees payable to broker/dealers in connection with any sale of the Securities will be borne by the Selling Securityholders or other party selling such Securities.

  Pursuant to applicable rules and regulations under the Exchange Act, any person engaged in a distribution of the Securities may not simultaneously engage in market making activities with respect to the Securities for a period beginning when such person becomes a distribution participant and ending upon such person's completion of participation in such distribution, including stabilization activities in the Securities to effect syndicate covering transactions, to impose penalty bids or to effect passive market making bids. In addition, and without limiting the foregoing, in connection with activities in the Securities, the Selling Securityholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M and Rules 100, 101, 102, 103, 104 and 105 thereof. All of the foregoing may affect the marketability of the Securities.

  Notwithstanding that such Securities are being registered: (i) TIA and CFS have agreed that they will not sell an aggregate of 2,100,000 shares of Common Stock without the prior written approval of GKN (the underwriter in the Company's June 1996 initial public offering) until June 28, 1998; (ii) the holders of Class B Preferred Stock have agreed that they will not sell the 200,000 shares of Common Stock to be acquired upon conversion of the shares of Class B Preferred Stock until October 10, 1997; (iii) the holders of Class C Preferred Stock have agreed that they will not sell the 2,575,000 shares of Common Stock to be acquired upon conversion of the shares of Class C Preferred Stock, any shares of Common Stock paid as dividends on the Class C Preferred Stock, and the 1,287,500 Warrants acquired in the Private Placement and the 1,287,500 shares of Common Stock issuable upon exercise of such Warrants without the prior written approval of GKN until June 13, 1998; and (iv) the holders of the shares of Common Stock issued in the Target Merger have agreed that they will not sell (a) any of the 900,000 shares of Common Stock issued to them in the Target Merger until May 8, 1998, and (b) more than 100,000 shares issued to them in the Target Merger during the period May 8, 1998 through May 8, 1999.


                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

  The Company's By-laws provide that the Company shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as amended from time to time, indemnify all person whom it may indemnify pursuant thereto.

  Section 145 of the General Corporation Law of the State of Delaware permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees or agents of the corporation, if such directors, officers, employees or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

  Article Seventh of the Company's Certificate of Incorporation provides that the Company's directors will not be personally liable to the Company or its stockholders for monetary damages resulting from breaches of their fiduciary duty as directors except (a) for any breach of the duty of loyalty to the
Company or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under
Section 174 of the General Corporation Law of the State of Delaware,
which makes directors liable for unlawful dividends or unlawful stock repurchases or redemptions, or (d) for transactions from which directors derive improper personal benefit.

  Section 13 of the Agreement of Merger filed as Exhibit 4.3 provides that the David W. Hockersmith and Douglas E. Hockersmith (the holders of all of the issued and outstanding shares of the Company's Class B Preferred Stock and Selling Securityholders) will indemnify and hold harmless the Company and each director, officer or controlling person of the Company from and against certain liabilities, including liabilities under the Securities Act. Section 13 of such Agreement of Merger also provides that such Selling Securityholders will contribute to certain liabilities under the Securities Act.

  Section 13 of the Agreement of Merger filed as Exhibit 4.4 provides that the Christopher A. Coppersmith (a Selling Securityholder) will indemnify and hold harmless the Company and each director, officer or controlling person of the Company from and against certain liabilities, including liabilities under the Securities Act. Section 13 of such Agreement of Merger also provides that such Selling Securityholder will contribute to certain liabilities under the Securities Act.

  Section 7 of the Agency Agreement filed as Exhibit 4.5, provides that the GKN Securities Corp. (a Selling Securityholder) will indemnify and hold harmless the Company and each director, officer or controlling person of the Company from and against certain liabilities, including liabilities under the Securities Act.
Section 7 of such Agency Agreement also provides that such Selling Securityholder will contribute to certain liabilities under the Securities Act.

  Section 9 of the Subscription Agreement filed as Exhibit 4.6 provides that the investors in the Private Placement (all of whom are Selling Securityholders) will indemnify and hold harmless the Company and each director, officer or controlling person of the Company from and against certain liabilities, including liabilities under the Securities Act.

  The Company also maintains director and officer insurance coverage.

  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.


                                  LEGAL MATTERS

  The validity of the shares of Common Stock offered hereby will be passed upon for the Company by Gordon, Feinblatt, Rothman, Hoffberger & Hollander, LLC, Baltimore, Maryland.


                                     EXPERTS

  The consolidated financial statements of Amertranz Worldwide Holding Corp. as of June 30, 1996 incorporated by reference in this Prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

  The financial statements of Amertranz Worldwide Holding Corp. (formerly, The Freight Forwarding Business of TIA and CFS) as of December 31, 1994 and 1995 and for each of the years in the three-year period ended December 31, 1995, have been incorporated by reference herein in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

  The following table sets forth the expenses to be paid by the Company in connection with the offering described in this Registration Statement. All of such amounts (except the SEC Registration Fee, the NASD Filing Fee and the Nasdaq SmallCap Listing Fee) are estimated.

SEC Registration Fee...................................................$ 4,803
NASD Filing Fee........................................................  2,085
Printing Expense ...................................................... 12,000
Legal Fees and Expenses................................................ 20,000
Accounting Fees and Expenses........................................... 10,000
Blue Sky Fees and Expenses.............................................  2,500
Miscellaneous..........................................................  8,000
                                                                       -------
         Total.........................................................$59,388

Item 15.  Indemnification of Directors and Officers.

         The Company's By-laws provide that the Company shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as amended from time to time, indemnify all person whom it may indemnify pursuant thereto.

         Section 145 of the General Corporation Law of the State of Delaware permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees or agents of the corporation, if such directors, officers, employees or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

         Article Seventh of the Company's Certificate of Incorporation provides that the Company's directors will not be personally liable to the Company or its stockholders for monetary damages resulting from breaches of their fiduciary duty as directors except (a) for any breach of the duty of loyalty to the Company or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under
Section 174 of the General Corporation Law of the State of Delaware, which makes directors liable for unlawful dividends or unlawful stock repurchases or redemptions, or (d) for transactions from which directors derive improper personal benefit.

         Section 13 of the Agreement of Merger filed as Exhibit 4.3 provides that the David W. Hockersmith and Douglas E. Hockersmith (the holders of all of the issued and outstanding shares of the Company's Class B Preferred Stock and Selling Securityholders) will indemnify and hold harmless the Company and each director, officer or controlling person of the Company from and against certain liabilities, including liabilities under the Securities Act. Section 13 of such Agreement of Merger also provides that such Selling Securityholders will contribute to certain liabilities under the Securities Act.

         Section 13 of the Agreement of Merger filed as Exhibit 4.4 provides that the Christopher A. Coppersmith (a Selling Securityholder) will indemnify and hold harmless the Company and each director, officer or controlling person of the Company from and against certain liabilities, including liabilities under the Securities Act. Section 13 of such Agreement of Merger also provides that such Selling Securityholder will contribute to certain liabilities under the Securities Act.

         Section 7 of the Agency Agreement filed as Exhibit 4.5, provides that the GKN Securities Corp. (a Selling Securityholder) will indemnify and hold harmless the Company and each director, officer or controlling person of the Company from and against certain liabilities, including liabilities under the Securities Act. Section 7 of such Agency Agreement also provides that such Selling Securityholder will contribute to certain liabilities under the Securities Act.

         Section 9 of the Subscription Agreement filed as Exhibit 4.6 provides that the investors in the Private Placement (all of whom are Selling Securityholders) will indemnify and hold harmless the Company and each director, officer or controlling person of the Company from and against certain liabilities, including liabilities under the Securities Act.

         The Company also maintains director and officer insurance coverage.

Item 16.  Exhibits.

3.1      Certificate of Incorporation of Registrant, as amended
4.1      Specimen Common Stock Certificate (incorporated by reference to Exhibit
         4.1 to the Registrant's Registration Statement on Form S-1, Registration No. 333-03613)
4.2 Specimen Warrant Certificate (incorporated by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-1, Registration No. 333-03613)
4.3 Agreement of Merger, dated as of September 30, 1996, by and between the Registrant, Amertranz Worldwide, Inc., Consolidated Air Services, Inc., David W. Hockersmith and Douglas E. Hockersmith (incorporated by reference to Exhibit 2.1 to the Registrant's Current Report on Form 8-K filed on October 21, 1996, File No. 001-14474)
4.4 Agreement of Merger, dated as of April 17, 1997, by and between the Registrant, Target International Services, Inc. (name subsequently changed to Target Airfreight, Inc.), Target Air Freight, Inc., and Christopher A. Coppersmith
4.5 Agency Agreement, dated May 8, 1997, by and between the Registrant and GKN Securities Corp. with respect to the Registrant's June 13, 1997 Private Placement
4.6 Form of Subscription Agreement, dated June 13, 1997, with respect to the Registrant's June 13, 1997 Private Placement
4.7      Form of Amendment No. 1 to Warrant Agent Agreement dated June 13, 1997
4.8 Certificate of Designations with respect to the Registrant's Class A Preferred Stock (contained in Exhibit 3.1)
4.9 Certificate of Designations with respect to the Registrant's Class B Preferred Stock (contained in Exhibit 3.1)

4.10 Certificate of Designations with respect to the Registrant's Class C Preferred Stock (contained in Exhibit 3.1)
5.1 Opinion of Gordon, Feinblatt, Rothman, Hoffberger & Hollander, LLC regarding the legality of securities
23.1     Consent of Arthur Andersen LLP*
23.2     Consent of KPMG Peat Marwick LLP*
23.3 Consent of Gordon, Feinblatt, Rothman, Hoffberger & Hollander, LLC (contained in Exhibit 5.1)
24.1     Power of Attorney (included on signature page)
------------------------------------
*To be filed by amendment

Item 17.  Undertakings.

The undersigned Registrant hereby undertakes:

         (1)      To file,  during any period in which offers or sales are being
                  made,  a   post-effective   amendment  to  this   registration
                  statement:

                  (i)      To   include  any  prospectus  required   by  Section
                           10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Lake Success, New York, on this 30th day of June, 1997.

                                     AMERTRANZ WORLDWIDE HOLDING CORP.

                                     By:   /s/ Stuart Hettleman
                                           Stuart Hettleman
                                           President and Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, whose signature appears below constitutes and appoints Stuart Hettleman and Richard A. Faieta and any one of them as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments or post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or advisable to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue thereof. This power of attorney may be executed in counterparts.

         In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                             Title                        Date

/s/ Stuart Hettleman                  Director, President and      June 30, 1997
-----------------------------------   Chief Executive Officer
Stuart Hettleman

/s/ Richard A. Faieta                Director and Executive Vice   June 30, 1997
-----------------------------------  President
Richard A. Faieta

/s/ Michael Barsa                    Director                      June 30, 1997
-----------------------------------
Michael Barsa

/s/ Brian K. Coventry                Director                      June 30, 1997
-----------------------------------
Brian K. Coventry

/s/ Christopher A. Coppersmith       Director                      June 30, 1997
-----------------------------------
Christopher A. Coppersmith

/s/ Philip J. Dubato                 Chief Financial Officer       June 30, 1997
-----------------------------------
Philip J. Dubato                                                     C69404E.198

                                  EXHIBIT INDEX

Exhibit
Number      Description

3.1         Certificate of Incorporation of Registrant, as amended
4.1         Specimen  Common  Stock  Certificate  (incorporated  by reference to
            Exhibit 4.1 to the Registrant's Registration Statement on Form S-1, Registration No. 333-03613)
4.2         Specimen Warrant  Certificate  (incorporated by reference to Exhibit
            4.1 to the Registrant's Registration Statement on Form S-1, Registration No. 333-03613)
4.3 Agreement of Merger, dated as of September 30, 1996, by and between the Registrant, Amertranz Worldwide, Inc., Consolidated Air Services, Inc., David W. Hockersmith and Douglas E. Hockersmith (incorporated by reference to Exhibit 2.1 to the Registrant's Current Report on Form 8-K filed on October 21, 1996, File No. 001-14474)
4.4 Agreement of Merger, dated as of April 17, 1997, by and between the Registrant, Target International Services, Inc. (name subsequently changed to Target Airfreight, Inc.), Target Air Freight, Inc., and Christopher A. Coppersmith
4.5 Agency Agreement, dated May 8, 1997, by and between the Registrant and GKN Securities Corp. with respect to the Registrant's June 13, 1997 Private Placement
4.6 Form of Subscription Agreement, dated June 13, 1997, with respect to the Registrant's June 13, 1997 Private Placement
4.7         Form of Amendment  No. 1 to Warrant Agent  Agreement  dated June 13,
            1997
4.8 Certificate of Designations with respect to the Registrant's Class A Preferred Stock (contained in Exhibit 3.1)
4.9 Certificate of Designations with respect to the Registrant's Class B Preferred Stock (contained in Exhibit 3.1)
4.10 Certificate of Designations with respect to the Registrant's Class C Preferred Stock (contained in Exhibit 3.1)
5.1 Opinion of Gordon, Feinblatt, Rothman, Hoffberger & Hollander, LLC regarding the legality of securities
23.1        Consent of Arthur Andersen LLP*
23.2        Consent of KPMG Peat Marwick LLP*
23.3 Consent of Gordon, Feinblatt, Rothman, Hoffberger & Hollander, LLC (contained in Exhibit 5.1)
24.1        Power of Attorney (included on signature page)
----------------------------------
* To be filed by amendment

                                   EXHIBIT 3.1

                                                                    Exhibit 3.1

                          CERTIFICATE OF INCORPORATION
                                       OF
                        AMERTRANZ WORLDWIDE HOLDING CORP.


         The undersigned, being of legal age, in order to form a corporation under and pursuant to the laws of the State of Delaware, does hereby set forth as follows:

         FIRST: The name of the corporation is

                        AMERTRANZ WORLDWIDE HOLDING CORP.

         SECOND: The address of the initial registered and principal office of this corporation in this state is c/o United Corporate Services, Inc., 15 East North Street, in the city of Dover, County of Kent, State of Delaware 19901 and the name of the registered agent at said address is United Corporate Services, Inc.

         THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the corporation laws of the State of Delaware.

         FOURTH: The corporation shall be authorized to issue the following shares:

         Class                  Number of Shares                 Par Value

         COMMON                    15,000,000                      $ .01

         FIFTH: The name and address of the incorporator are as follows:

                  NAME                           ADDRESS

                  Ray A. Barr                    10 Bank Street
                                                 White Plains, New fork 10606

         SIXTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of the corporation, and for further definition, limitation and regulation of the powers of the corporation and of its directors and stockholders:

         (1) The number of directors of the corporation shall be such as from time to time shall be fixed by, or in the manner provided in the by-laws. Election of directors need not be by ballot unless the By-Laws so provide.

         (2) The Board of Directors shall have power without the assent or vote of the stockholders:

             (a) To make, alter, amend, change, add to or repeal the By-Laws of the corporation; to fix and vary the amount to be reserved for any proper purpose; to authorize and cause to be executed mortgages and liens upon all or any part of the property of the corporation; to determine the use and disposition of any surplus or net profits; and to fix the times for the declaration and payment of dividends.

             (b) To determine from time to time whether, and to what times and places, and under what conditions the accounts and books of the corporation (other than the stock ledger) or any of them, shall be open to the inspection of the stockholders.

         (3) The directors in their discretion may submit any contract or act for approval or ratification at any annual meeting of the stockholders, at any meeting of the stockholders called for the purpose of considering any such act or contract, or through a written consent in lieu of a meeting in accordance with the requirements of the General Corporation Law of Delaware as amended from time to time, and any contract or act that shall be so approved or be 50 ratified by the vote of the holders of a majority of the stock of the corporation which is represented in person or by proxy at such meeting, (or by written consent whether received directly or through a proxy) and entitled to vote thereon (provided that a lawful quorum of stockholders be there represented in person or by proxy) shall be as valid and as binding upon the corporation and upon all the stockholders as though it had been approved, ratified, or consented to by every stockholder of the corporation, whether or not the contract or act would otherwise be open to legal attack because of directors' interest, or for any other reason.

         (4) In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the corporation; subject, nevertheless, to the provisions of the statutes of Delaware, of this certificate, and to any by-laws from time to time made by the stockholders; provided, however, that no by-laws so made shall invalidate any prior act of the directors which would have been valid if such by-law had not been made.

         SEVENTH: No director shall be liable to the corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except with respect to (1) a breach of the director's duty of loyalty to the corporation or its stockholders, (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) liability under Section 174 of the Delaware General Corporation Law or (4) a transaction from which the director derived an improper personal benefit, it being the intention of the foregoing provision to eliminate the liability of the corporation's directors to the corporation or its stockholders to the fullest extent permitted by Section 102(b)(7) of the Delaware General Corporation Law, as amended from time to time. The corporation shall indemnify to the fullest extent permitted by Sections 102(b)(7) and 145 of the Delaware General Corporation Law, as amended from time to time, each person that such Sections grant the corporation the power to indemnify.

         EIGHTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware, may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths (3/4) in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case way be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

         NINTH: The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors and officers are subject to this reserved power.


         IN WITNESS WHEREOF, the undersigned hereby executes this document and affirms that the facts set forth herein are true under the penalties of perjury this twelfth day of January, 1996.




                                                     S/RAY A. BARR
                                                     Ray A. Barr, Incorporator

                         CERTIFICATE OF AMENDMENT TO THE
                         CERTIFICATE OF INCORPORATION OF
                        AMERTRANZ WORLDWIDE HOLDING CORP.


         The undersigned, being the President of Amertranz Worldwide Holding Corp., hereby certifies that:

         FIRST: The name of the Corporation is Amertranz Worldwide Holding Corp.

         SECOND: The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on January 16, 1996.

         THIRD: ARTICLE FOURTH of said Certificate of Incorporation is hereby amended in its entirety to read as follows:

             The total number of shares of all classes of stock which the Corporation shall have authority to issue is 17,500,000 shares consisting of (1) 2,500,000 shares of preferred stock, $10.00 par value (the "Preferred Stock"); and (2) 15,000,000 shares of common stock, $.01 par value (the "Common Stock").

         The Board of Directors shall have authority to establish the classes, designations, powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations and restrictions thereof in respect of the Preferred Stock and the Common Stock.

         FOURTH: The foregoing amendment has been duly advised and adopted by the Board of Directors of the Corporation and approved by the stockholders of the Corporation in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware by written consent of the stockholders of the Corporation given in accordance with the provisions of
Section 228 of the General Corporation Law of the State of Delaware. Prompt written notice of adoption of the foregoing amendment has been given to all stockholders who have not consented to such adoption in writing in accordance with the provisions of Section 228(d) of the General Corporation Law of Delaware.

         IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 13th day of June, 1996.


ATTEST:                                               /s/ Stuart Hettleman
                                                      President
/s/ Michael Barsa
Secretary

                           CERTIFICATE OF DESIGNATION
                        AMERTRANZ WORLDWIDE HOLDING CORP.

         The undersigned, being the President of Amertranz Worldwide Holding Corp., hereby certifies pursuant to Section 151 (g) of the General Corporation Law of Delaware:

         The Board of Directors of the Corporation have by resolution duly adopted, approved the powers, designations, preferences and relative, participating optional or other rights of the shares of Preferred Stock, $10.00 par value, of the Corporation as follows:

         Par Value. The shares of Class A Preferred Stock shall have a par or stated value of $10.00 per share.

         Dividends: Holders of Class A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of legally available funds, dividends at an annual rate of $1.00 per share, payable semi-annually in arrears on June 30 and December 31 of each year, in cash or in shares of Class A Preferred Stock at the rate of $10.00 per share. Dividends shall accrue and are cumulative from the most recent date to which dividends have been paid. The Class A Preferred Stock shall have priority as to dividends over the Common stock and all other series or classes of the Company's stock that rank junior to the Class A Preferred Stock ("Junior Dividend Stock"). No dividend (other than dividends payable solely in Common Stock, Junior Dividend Stock or warrants or other rights to acquire Common Stock or Junior Dividend Stock) may be paid or set apart for payment on, and no purchase, redemption or other acquisition may be made by the Company of, the Common Stock or Junior Dividend Stock unless all accrued and unpaid dividends on the Class A Preferred Stock, including the full dividend for the then-current semi-annual dividend period, shall have been paid.

         Preference on Liquidation. In a case of the voluntary or involuntary liquidation, dissolution or winding up of the Company, holders of shares of Class A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Company available for distribution to stockholders an amount in cash equal to $10.00 per share, plus an amount equal to any accrued and unpaid dividends, whether or not declared, to the payment date, before any payment or distribution shall be made to the holders of Common Stock or any other series or class of stock that ranks junior as to liquidation rights to the Class A Preferred Stock.

         Voting. The holders of Class A Preferred Stock shall have no voting rights except as required by law. In exercising any voting rights, each outstanding share of Class A Preferred Stock shall be entitled to one vote.

         Conversion Rights. Each holder of Class A Preferred Stock shall have the right, at the holder's option, to convert any or all shares into Common Stock at any time at a conversion price (subject to adjustment as described below) of the lower of (i) the price per share of Common Stock in the Initial Public Offering of the Corporation's Common Stock, or (ii) 80% of the average of the closing bid and asked price per share of Common Stock on the day prior to the conversion date.

         The Conversion price is subject to adjustment in certain events, including (i) the payment of a dividend on any class of the Company's capital stock in shares of Common Stock or any other securities issued by the Company or any of its subsidiaries; (ii) subdivisions or combinations of the Common Stock;
(iii) the issuance to all holders of Common Stock of rights or warrants to subscribe for or purchase Common Stock or securities convertible into or exchangeable for Common Stock, for a consideration per share of Common Stock less than the current market price per share of the date of issuance of the securities.

         Registration Rights. At the request of a holder of shares of Class A Preferred Stock, the Company shall register for resale under the Securities Act of 1933, as amended ("Securities Act") any shares of Common Stock issued upon conversion of shares of the Class A Preferred Stock.

         IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 18th day of June, 1996.

                                                 /s/ Stuart Hettleman
                                                 Stuart Hettleman, President


Attest:


/s/ Michael Barsa
Michael Barsa

                   CERTIFICATE OF CORRECTION FILED TO CORRECT
                A CERTAIN ERROR IN THE CERTIFICATE OF DESIGNATION
                      OF AMERTRANZ WORLDWIDE HOLDING CORP.
                  FILED IN THE OFFICE OF THE SECRETARY OF STATE
                           OF DELAWARE ON JULY 1, 1996


         Amertranz Worldwide Holding Corp., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

         1.   The name of the corporation is Amertranz Worldwide Holding Corp.

         2. That a Certificate of Designation was filed with the Secretary of State of Delaware on July 1, 1996, and that said Certificate requires correction as permitted by Section 103 of the General Corporation Law of the State of Delaware.

         3. The inaccuracy or defect of said Certificate to be corrected is as follows:

              The number of shares designated as Class A Preferred Stock was omitted. The Certificate is corrected by inserting a paragraph immediately after the second paragraph and immediately preceding the paragraph entitled "Par Value" to read as follows:

                   "Class A Preferred Stock. Five Hundred Thousand (500,000) shares of the Preferred Stock authorized in the Certificate of Incorporation are to be designated as Class A Preferred Stock."

         IN WITNESS WHEREOF, said Amertranz Worldwide Holding Corp. has caused this Certificate to be signed by Stuart Hettleman, its President, this 10th day of June, 1997.

                                              AMERTRANZ WORLDWIDE HOLDING CORP.


                                               By:      /s/ Stuart Hettleman

                           CERTIFICATE OF DESIGNATION
                        AMERTRANZ WORLDWIDE HOLDING CORP.


         The undersigned, being the President of Amertranz Worldwide Holding Corp. (the "Company"), hereby certifies, pursuant to Section 151(g) of the General Corporation Law of Delaware, that the Board of Directors of the Corporation has duly adopted and approved the powers, designations, preferences and relative, participating optional or other rights of the shares of Preferred Stock, $10.00 par value per share, of the Corporation as follows:

              RESOLVED, that the following is hereby adopted and approved:

              Class B Preferred Stock: Twenty-five thousand (25,000) shares of the referred Stock authorized in the Certificate of Incorporation are to be designated as Class B Preferred Stock.

              Par value: The Shares of Class B Preferred Stock shall have a par or stated value of $10.00 per share.

              Dividends: No dividend will be paid or declared and set aside by the Board of Directors for holders of Class B Preferred Stock.

              No Preference on Liquidation: In the event of the voluntary or involuntary liquidation, dissolution or winding up of the Company, holders of shares of Class B Preferred Stock then outstanding shall not be entitled to be paid out of the assets of the Company before any payment or distribution is made to the holders of Common Stock or any other series or class of stock.

              Voting: The holders of Class B Preferred Stock shall have no voting rights except as required by law. In exercising any voting rights, each outstanding share of Class B Preferred Stock shall be entitled to one vote.

              Conversion Rights: Each holder of Class B Preferred Stock shall have the right to convert any or all shares of Class B Preferred Stock into shares of fully paid and nonassessable Common Stock, at the conversion rate of one (1) share of Class B Preferred Stock for ten (10) shares of Common Stock. In the event of any change in the outstanding shares of Common Stock by reason of any share dividend or split, recapitalization or other similar corporate change, the conversion rate shall be accordingly adjusted. The right of such conversion may be exercised at the option of the holder of shares of Class B Preferred Stock at any time and from time to time following the first anniversary of the merger of Consolidated Air Services, Inc., an Arizona corporation, with and into the Company pursuant to the Agreement of Merger dated as of September 30, 1996.

         IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 8th of October, 1996.

                                                   /s/ Stuart Hettleman
                                                   Stuart Hettleman, President
ATTEST:

/s/ Michael Barsa

                              CERTIFICATE OF MERGER
                                       OF
                         CONSOLIDATED AIR SERVICES, INC.
                                      INTO
                        AMERTRANZ WORLDWIDE HOLDING CORP.


         The undersigned corporation does hereby certify:

         FIRST: That the name and state of incorporation of each of the constituent corporations of the merger is as follows:

      Name                                              State of Incorporation
      Consolidated Air Services, Inc.                   Arizona
      Amertranz Worldwide Holding Corp.                 Delaware

         SECOND: That an Agreement of Merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of section 252 of the General Corporation Law of the State of Delaware.

         THIRD: That the name of the surviving corporation of the merger is Amertranz Worldwide Holding Corp., a Delaware corporation.

         FOURTH: That the Certificate of Incorporation of Amertranz Worldwide Holding Corp., a Delaware corporation which is surviving the merger, shall be the Certificate of Incorporation of the surviving corporation.

         FIFTH: That the executed Agreement of Merger is on file at the principal place of business of the surviving corporation, the address of which is 2001 Marcus Avenue, Lake Success, New York 11042.

         SIXTH: That a copy of the Agreement of Merger will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.

         SEVENTH: The authorized capital stock of each foreign corporation which is a party to the merger is as follows:

                                                    Number           Par Value
Corporation                         Class           of Shares        per Share
-----------                         -----           ---------        ---------
Consolidated Air Services, Inc.     Common         100,000           $1.00

         EIGHTH: That this Certificate of Merger shall be effective upon filing with the Secretary of State of the State of Delaware.

Dated:   October 10, 1996

                                            AMERTRANZ WORLDWIDE HOLDING CORP.

                                            By:  /s/ Stuart Hettleman
                                                 Stuart Hettleman, President

                          CERTIFICATE OF DESIGNATIONS,
                             PREFERENCES AND RIGHTS
                                       of
                     CLASS C 10% CONVERTIBLE PREFERRED STOCK
                                       of
                        AMERTRANZ WORLDWIDE HOLDING CORP.

                         Pursuant to Section 151 of the
                General Corporation Law of the State of Delaware



         Amertranz Worldwide Holding Corp., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), hereby certifies that, pursuant to the authority vested in the Board of Directors of the Corporation (the "Board of Directors") under its Certificate of Incorporation, and in accordance with Section 151 of the Delaware General Corporation Law, the Board of Directors has adopted the following resolution:

         RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of this Corporation in accordance with the provisions of its Certificate of Incorporation, the Board of Directors does hereby create, authorize and provide for the issuance of a series of the Corporation's preferred stock, par value $10.00 per share, and hereby states the designation and number of shares, and fixes the relative rights, preferences, privileges, powers and restrictions thereof as follows:

         Class C 10% Convertible Preferred Stock:

         1. Designation and Amount. The designation of this series, which consists of 400,000 shares of Preferred Stock, is the Class C 10% Convertible Preferred Stock (the "Preferred Stock") and the stated value shall be Ten Dollars ($10.00) per share (the "Stated Value").

         2. (a) Rank. All shares of the Preferred Stock shall rank senior to the Corporation's common stock, par value $0.01 per share (the "Common Stock"), and to any other class of capital stock or series of preferred stock now existing or established hereafter by the Board of Directors (collectively, the "Junior Securities"), as to the distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, and with respect to the payment of dividends. The Corporation shall not issue any class or series of capital stock which ranks pari passu with the Class C Preferred Stock; provided, however, that the Corporation shall have the right to create a series of Class D preferred stock ("Class D Preferred Stock"), which shall rank pari passu with the Preferred Stock, for issuance to certain holders of the Corporation's indebtedness existing as of May 1, 1997 only in the event any or all of such indebtedness is converted into Class D Preferred Stock in accordance with the terms of an agreement between such holders and the Corporation dated as of May 1, 1997. Such Class D Preferred Stock, if created, shall have the same terms as the Corporation's existing Class A Preferred Stock, except that the Class D Preferred Stock will rank pari passu with the Preferred Stock.

         3. Dividends.

            (a) The Corporation shall pay out of funds legally available therefor a fixed dividend on each outstanding share of Preferred Stock at a rate per annum equal to 10.0% of the Stated Value thereof. Dividends shall be payable in arrears quarterly as of March 31, June 30, September 30 and December 31 of each year (each a "Dividend Payment Date") to the holders of record of the Preferred Stock on the preceding March 15, June 15, September 15 and December 15 (each a "Regular Dividend Date"). Dividends shall also be immediately payable upon (i) conversion of the Preferred Stock into shares of Common Stock in accordance with Section 5(a) (such dividends accruing through the date of conversion), (ii) the occurrence of a Liquidation Event as provided in Section 4(a) (such dividends accruing through the date of distribution of the Company's assets) and (iii) the redemption of the Preferred Stock as provided in Section 6 (such dividends accruing through the date of redemption). Dividends accruing for any period less than a full dividend period will be computed on the basis of a 360-day year comprised of twelve 30-day months. Dividends shall be payable on a cumulative basis, such that any unpaid dividends shall accumulate and the arrearage shall be paid in full prior to any dividends being paid to holders of Junior Securities.

            (b) 1) Except in connection with the payment of dividends upon a Liquidation Event or redemption of the Preferred Stock, any dividend on the Preferred Stock pursuant to Section 3(a) shall be, at the option of the Corporation, payable either (i) in cash or (ii) if and only if a registration statement registering the issuance by the Company of shares of Common Stock as dividends under the Securities Act of 1933 is current and effective through the issuance of a number of shares (rounded to the nearest whole share) of Common Stock (the "Dividend Shares") equal to the dividend amount divided by the average last sale price of a share of Common Stock on the five trading days ending two business days prior to each Dividend Payment Date.

            (c) In the event that full  dividends are not paid or made available to the holders of all outstanding shares of Preferred Stock and of any Class D Preferred Stock and funds available for payment of dividends shall be insufficient to permit payment in full to holders of all such stock of the full preferential amounts to which they are then entitled, then the entire amount available for payment of dividends shall be distributed ratably among all such holders of Preferred Stock and of any Class D Preferred Stock in proportion to the full amount to which they would otherwise be respectively entitled.

         4. Liquidation Preference.

            (a) If the Corporation shall commence a voluntary case under the Federal bankruptcy laws or any other applicable Federal or State bankruptcy, insolvency or similar law, or consent to the entry of an order for relief in an involuntary case under any law or to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or make an assignment for the benefit of its creditors, or admit in writing its inability to pay its debts generally as they become due, or if a decree or order for relief in respect of the Corporation shall be entered by a court having jurisdiction in the premises in an involuntary case under the Federal bankruptcy laws or any other applicable Federal or State bankruptcy, insolvency or similar law resulting in the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and any such decree or order shall be unstayed and in effect for a period of 60 consecutive days and, on account of any such event, the Corporation shall liquidate, dissolve or wind up, or if the Corporation shall otherwise liquidate, dissolve or wind up (any and all of the foregoing being referred to as a "Liquidation Event"), no distribution shall be made to the holders of any Junior Securities unless prior thereto the holders of shares of the Preferred Stock and any outstanding shares of Class D Preferred Stock shall have received the Liquidation Preference (as defined in Section 4(c)) with respect to each share. If upon the occurrence of a Liquidation Event, the assets and funds available for distribution among the holders of the Preferred Stock and holders of any Class D Preferred Stock shall be insufficient to permit the payment to such holders of the Liquidation Preference (as defined below) payable thereon, then the entire assets and funds of the Corporation legally available for distribution to the Preferred Stock and any Class D Preferred Stock shall be distributed ratably among such shares in proportion to the ratio that the Liquidation Preference payable on each such share bears to the aggregate Liquidation Preference payable on all such shares.

            (b) For purposes hereof, the "Liquidation Preference" of a holder of Preferred Stock means the greater of (i) the Stated Value of the shares of Preferred Stock held by the holder plus the amount of any accrued and unpaid dividends (in cash) through the date of final distribution to the holder thereof (or with respect to any other event as of the date the measurement of such Liquidation Preference is relevant to such event) and (ii) the amount equal to what the holder would have received had he converted the Preferred Stock into Common Stock on the business day immediately prior to the record date for such Liquidation Event.

            (c) The Corporation shall not effect any distribution as a result of a Liquidated Event, unless each holder of Preferred Stock has been mailed written notice of such distribution at least 20 days prior thereto and in no event later than 10 days prior to the record date for the determination of shareholders entitled to participate in such distribution.

         5. Conversion Rights.

            (a) Each holder of shares of the Preferred Stock may, at any time and from time to time upon surrender of the certificates therefor, convert any or all of its shares of Preferred Stock into shares of Common Stock. Each share of Preferred Stock shall be convertible into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing (x) the Stated Value thereof by (y) the Conversion Price (as defined below) then in effect. Additionally, at the time of delivery of the shares of Common Stock upon conversion, the Company shall pay any and all dividends accrued on the Preferred Stock through the date of conversion in cash or shares of Common Stock.

            (b) Conversion Price. Subject to Section 5(c) below, the "Conversion Price" shall be equal to $1.00 per share of Common Stock.

            (c) Conversion Price and Other Adjustments. The Conversion Price and the number of shares of Common Stock issuable upon conversion of the Preferred Stock shall be subject to adjustment from time to time as follows:

                (i) Adjustment Due to Stock Split, Stock Dividend, Etc. If at any time when any shares of Preferred Stock are issued and outstanding, the number of outstanding shares of Common Stock is increased by a stock split, stock dividend, combination, reclassification or other similar event, the Conversion Price shall be proportionately reduced, or if the number of outstanding shares of Common Stock is decreased by a reverse stock split, combination or reclassification of shares, or other similar event, the
Conversion Price shall be proportionately increased. In such event, the Corporation shall notify the Transfer Agent of such change on or before the effective date thereof.

                (ii) Adjustment Due to Merger, Consolidation, Etc. If, at any time when any shares of Preferred Stock are issued and outstanding, there shall be (each of the following being referred to as a "Merger Event") (a) any reclassification or change of the outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination described in
Section 5(c)(i) above), (b) any consolidation or merger of the Corporation with any other corporation (other than a merger in which the Corporation is the surviving or continuing entity and its capital stock is unchanged), (c) any sale or transfer of all or substantially all of the assets of the Corporation or (d) any share exchange pursuant to which all of the outstanding shares of Common Stock are converted into other securities or property, then the holders of Preferred Stock shall thereafter have the right to receive upon conversion of their Preferred Stock, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock, such shares of stock, securities and other property as would have been issuable or payable in connection with the Merger Event with respect to or in exchange for the number of shares of Common Stock immediately theretofore issuable and receivable upon the conversion of the Preferred Stock held by such holders had such Merger Event not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of the holders of the Preferred Stock to the effect that the provisions hereof (including, without limitation, provisions for adjustment of the Conversion Price and the corresponding number of shares of Common Stock issuable upon conversion of the Preferred Stock) shall thereafter be applicable, as nearly as may be practicable in relation to any shares of stock or securities thereafter deliverable upon the conversion thereof. The Corporation shall not effect any transaction described in this subsection (ii) unless (x) each holder of the Preferred Stock has been mailed written notice of such transaction at least 20 days prior thereto and in no event later than 10 days prior to the record date for the determination of shareholders entitled to vote with respect thereto, and (y) the resulting successor or acquiring entity (if not the Corporation) assumes by written instrument the obligations of this subsection (ii). The above provisions shall similarly apply to successive reclassifications, consolidations, mergers, sales, transfers or share exchanges.

            Notwithstanding the foregoing, upon receipt of notice of any Merger Event, each holder of Preferred Stock shall have the right, by written notice to the Corporation at any time prior to the Merger Event, to elect, in his sole discretion, to treat such Merger Event as a Liquidation Event, and be paid his Liquidation Preference on consummation of the Merger Event.

                (iii) Adjustment Due to Distribution. In the event that at any time or from time to time the Corporation shall distribute to all holders of Common Stock (a) any dividend or other distribution of cash, evidences of its indebtedness, shares of its capital stock or any other properties or securities or (b) any options, warrants or other rights to subscribe for or purchase any of the foregoing (other than, in each case, the issuance of any rights under a shareholder rights plan (a "Distribution"), then, in each such case, after the date of record for determining shareholders entitled to such Distribution, but prior to the date of Distribution, the holders of Preferred Stock shall be entitled, upon conversion of shares of Preferred Stock, to receive the amount of such assets which would have been payable to the holder had such holder been the holder of such shares of Common Stock on the record date for the determination of shareholders entitled to such Distribution. The Conversion Price for shares of Preferred Stock not converted prior to the date of Distribution will be reduced to a price determined by decreasing the Conversion Price in effect immediately prior to the record date of the Distribution by an amount equal to the fair market value of the assets so distributed per share of Common Stock (calculated as if all shares of Common Stock issuable upon conversion of outstanding shares of Preferred Stock had been converted as of the record date of the Distribution). For purposes of determining the fair market value of any assets so distributed, the fair market value of any cash distributed shall be the amount of such cash and the fair value of any other assets so distributed shall be determined in good faith by the Board of Directors of the Corporation, whose determination shall be evidenced by a board resolution, a copy of which will be sent to the holders of the Preferred Stock upon request.

                (iv) Adjustment Due to Rights Issue. If, at any time when shares of Preferred Stock are issued and outstanding, the Corporation shall distribute to all holders of its Common Stock any rights, options or warrants entitling the holders thereof to subscribe for shares of Common Stock, or securities convertible into or exchangeable or exercisable for Common Stock (collectively, "Rights") at a price per share that is less than the Current Market Value (as defined in Section 5(g)) as of the date such Right first becomes exercisable (the "Exercisability Date"), then the Conversion Price for shares of Preferred Stock not converted prior to such Exercisability Date shall be reduced to a price determined by multiplying the Conversion Price in effect immediately prior to the Exercisability Date by a fraction, (i) the numerator of which is an amount equal to the sum of (x) the number of shares of Common Stock actually outstanding immediately prior to the Exercisability Date plus (y) the quotient (expressed as a number) obtained by dividing (A) the aggregate minimum consideration receivable by the Corporation upon the exercise of all such Rights, by (B) the Current Market Value in effect immediately prior to the Exercisability Date and (ii) the denominator of which is the total number of shares of Common Stock Deemed Outstanding (as defined below) immediately after the Exercisability Date. For purposes of this Section 5(c)(iv), "Common Stock Deemed Outstanding" shall mean the number of shares of Common Stock actually outstanding plus the maximum total number of shares of Common Stock issuable upon the exercise, conversion or exchange of all Rights or securities issuable upon exercise of Rights.

                (v) Other Events. If any event occurs as to which the foregoing provisions of this Section 5(c) are not strictly applicable or, if strictly applicable, would not, in the good faith judgment of the Board of Directors of the Corporation, fairly and adequately protect the conversion rights of the Preferred Stock in accordance with the essential intent and principles of such provisions, then the Board of Directors shall make such adjustments in the application of such provisions, in accordance with such essential intent and principles, as shall be reasonably necessary, in the good faith opinion of the Board of Directors, to protect such conversion rights as aforesaid, but in no event shall any such adjustment have the effect of increasing the Conversion Price or decreasing the number of shares of Common Stock issuable upon conversion of any shares of Preferred Stock.

            (d) Conversion and Liquidation Preference Election Procedures. In order to convert shares of Preferred Stock into full shares of Common Stock (or to elect to receive the Liquidation Preference as a result of a Merger Event in lieu of the adjustment required pursuant to Section 4(c)), a holder shall: (i) prior to 5:00 p.m., New York City time on the Election Date (as defined in subsection (iv) below), fax or otherwise deliver notice ("Notice of Election") to the Corporation that the holder elects to convert the same (or elects to receive the Liquidation Preference), which notice shall be signed by the holder and shall specify the number of shares of Preferred Stock to be converted (or liquidated), the Conversion Price and a calculation of the number of shares of Common Stock issuable upon such conversion (or the amount of cash to be received in respect of the Liquidation Preference) and (ii) surrender the original certificates representing the Preferred Stock being converted (the "Preferred Stock Certificates"), duly endorsed, along with a copy of the Notice of Election within three business days thereafter to the office of the Corporation or the Transfer Agent, if any, for the Preferred Stock. The Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion (or payment of the Liquidation Preference) unless either the Preferred Stock Certificates are delivered to the Corporation or its Transfer Agent as provided above, or the holder notifies the Corporation or its Transfer Agent that such certificates have been lost, stolen or destroyed (subject to the requirements of subparagraph (i) below). In the case of a dispute as to the calculation of the Conversion Price (or Liquidation
Preference) other than manifest error by a holder, the Corporation shall promptly issue such number of shares of Common Stock that are not disputed in accordance with subparagraph (ii) below (or deliver the Liquidation Preference pursuant to Section 4(c)). The Corporation shall submit the disputed calculations to its independent auditors via facsimile within two business days of receipt of the Notice of Election. The accountant shall audit the calculations and notify the Corporation and the holder of the results no later than two business days from the time it receives the disputed calculations. The accountant's calculation shall be deemed conclusive, absent manifest error.

                (i) Lost or Stolen Certificates. Upon receipt by the Corporation of evidence of the loss, theft, destruction or mutilation of any Preferred Stock Certificates representing shares of Preferred Stock, and (in the case of loss, theft or destruction) of indemnity or security reasonably satisfactory to the Corporation, and upon surrender and cancellation of the Preferred Stock Certificate(s), if mutilated, the Corporation shall execute and deliver new Preferred Stock Certificate(s) of like tenor and date. However, the Corporation shall not be obligated to reissue such lost or stolen Preferred Stock
Certificate(s) if the holder contemporaneously delivers to the Corporation a Notice of Election electing to convert such shares of Preferred Stock.

                (ii) Delivery of Common Stock Upon Conversion. Upon the surrender of Preferred Stock Certificates as described above by a holder of Preferred Stock accompanied by a Notice of Election, the Corporation shall issue and, within three business days after the later of the Election Date and the date of such surrender (or, in the case of lost, stolen or destroyed certificates, after provision of agreement and indemnification pursuant to subparagraph (i) above) (the "Delivery Period"), deliver to or upon the order of the holder (a) that number of shares of Common Stock applicable to that portion of shares of Preferred Stock converted as shall be determined in accordance herewith, (b) a certificate representing the balance of the shares of Preferred Stock not converted, if any, and (c) dividends in the form of either (x) a check payable to the holder for any and all dividends accrued on the Preferred Stock being converted, through the date of conversion, or (y) shares of Common Stock. Upon delivery of a Notice of Election and surrender of the Preferred Stock Certificate related thereto (or an indemnification agreement if required pursuant to paragraph (i) above), the Corporation's obligation to deliver shares of Common Stock shall be absolute and unconditional and the Corporation agrees not to assert (and hereby waives to the fullest extent permitted by law) any defenses against its obligation to so deliver such shares. In the event the Corporation fails to deliver such shares, the Corporation understands that the holder will be entitled to pursue actual damages (whether or not such failure is caused by the Corporation's failure to maintain a sufficient number of authorized shares of Common Stock as required pursuant to the terms of Section 5(e) hereof), and each holder shall have the right to pursue all remedies available at law or in equity (including a decree of specific performance or injunctive relief).

                (iii) No Fractional Shares. If any conversion of Preferred Stock would result in a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares of Common Stock issuable upon the conversion of the Preferred Stock shall be rounded to the nearest whole number of shares.

                (iv) Election Date. The "Election Date" shall be the date specified in the Notice of Election; provided, however, that if the copy of the Notice of Election is not submitted by facsimile (or by other means resulting in notice) to the Corporation before 5:00 p.m., New York City time, on the Election Date indicated in the Notice of Election, then the Election Date shall be the next day. Upon submission by a holder of the Preferred Stock of a Notice of Election with respect to shares of Preferred Stock, such shares shall be irrevocably deemed converted into shares of Common Stock (or liquidated in accordance with the Liquidation Preference) and the holder's rights as a holder of such shares of Preferred Stock shall cease and terminate, excepting only the right to receive certificates for such shares of Common Stock in accordance with and subject to this Section 5(d).

                (v) Rights of Reversion. Any holder that delivers to the Corporation a Notice of Election at any time during the period beginning on the date the Corporation first mails notice to holders of Preferred Stock of any contemplated Liquidation Event, Merger Event or redemption ( in each case, an "Event") and the day immediately prior to the date the Event is to be effected or consummated, shall have the absolute right, his in discretion, and in the event the Event is not effected or consummated as contemplated, to rescind such Notice of Election by written notice delivered to the Corporation within 10 days after the date on which the Corporation delivers notice to such holder of the cancellation of the Event ("Notice of Cancellation"). A Notice of Cancellation shall be delivered by the Corporation to each holder of Preferred Stock within 3 days of the cancellation of any contemplated Event.

            (e) Reservation of Shares. A number of shares of the authorized but unissued Common Stock sufficient to provide for the conversion of the Preferred Stock outstanding at the then current Conversion Price shall at all times be reserved by the Corporation, free from preemptive rights, for such conversion. If the Corporation shall issue any securities or make any change in its capital structure which would change the number of shares of Common Stock into which each share of the Preferred Stock shall be convertible at the then current Conversion Price, the Corporation shall at the same time also make proper provision so that thereafter there shall be a sufficient number of shares of Common Stock authorized and reserved, free from preemptive rights, for conversion of the outstanding Preferred Stock on such new basis. If, at any time, a holder of shares of Preferred Stock submits a Notice of Election and the Corporation does not have sufficient authorized but unissued shares of Common Stock available to effect such conversion in accordance with the provisions of this Section, the Corporation shall issue to the holder all of the shares of Common Stock which are available to effect such conversion and shall thereafter use its best efforts to obtain, as soon as practicable, shareholder approval to authorize the issuance of sufficient shares of Common Stock to effect conversion of the Preferred Stock outstanding.

            (f) Calculation of Adjustment. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 5, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustment or readjustment,
(ii) the Conversion Price at the time in effect and (iii) the number of shares of Common Stock and the amount, if any, of other securities or properties which at the time should be received upon conversion of a share of Preferred Stock.

            (g) Current Market Value. For purposes of this Certificate of Designation, "Current Market Value" per share of Common Stock or any other security at any date means (i) if the security is not registered under the Exchange Act, (a) the value of the security, determined in good faith by the Board of Directors and certified in a board resolution, based on the most recently completed arm's-length transaction between the Corporation and a Person other than an affiliate of the Corporation (or between any two such Persons) and the closing of which occurs on such date or shall have occurred within the six-month period preceding such date, or (b) if no such transaction shall have occurred on such date or within such six-month period, the value of the security as determined by an independent financial expert or (ii) if the security is registered under the Exchange Act, the average of the closing bid prices for each trading day during the period commencing 10 trading days before such date and ending on the date one day prior to such date, or if the security has been registered under the Exchange Act for less than 10 consecutive trading days before such date, the average of the closing bid prices for all of the trading days before such date for which daily closing bid prices are available; provided, however, that if the closing bid price is not determinable for at least five trading days in such period, the "Current Market Value" of the security, shall be determined as if the security were not registered under the Exchange Act.

         6. Redemption. Subject to the conversion rights set forth in Section 4 of this Certificate, the Company may redeem the Preferred Stock at any time, upon 30 day's written notice, for an amount in cash equal to its Stated Value plus all accrued and unpaid dividends through the date of redemption if (i) a registration statement registering the resale of the shares of Common Stock issuable upon conversion of all the then outstanding shares of Preferred Stock is current and effective and (ii) the last sale price of the Common Stock has been at least $2.50 on all 20 of the trading days ending on the third date prior to the date on which notice of redemption is given.

         7. Voting Rights. The holders of record of shares of Preferred Stock shall not be entitled to any voting rights other than those voting rights required by applicable law.

         8. No Impairment. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Certificate and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holders against impairment.

         9. Cancellation of Preferred Stock. In the event any shares of Preferred Stock shall be converted pursuant to Section 5, or redeemed pursuant to Section 6, the shares so converted shall be canceled, shall return to the status of unissued preferred stock of no designated series, and shall not be issuable by the Corporation as Class C 10% Convertible Preferred Stock.

         10. Amendments and Other Actions. So long as shares of Preferred Stock are outstanding, the Corporation shall not, without first obtaining the approval (by vote or written consent) of the holders of all of the then outstanding shares of Preferred Stock:

            (a) alter or change the rights, preferences or privileges of the Preferred Stock or any other capital stock of the Corporation so as to affect adversely the Preferred Stock; or

            (b) create any new class or series of senior to or pari passu with the Preferred Stock, other than the Class D Preferred Stock.

            Notwithstanding the foregoing, the Corporation when authorized by resolutions of its Board of Directors may amend or supplement this Certificate without the consent of, any Holder to cure any ambiguity, defect or inconsistency or make any other change provided that such amendments or supplements shall not adversely affect the interests of the Holders.

         11. Registration and Transfer. The Corporation shall maintain at its principal executive offices (or at the principal executive offices of its transfer agent or such other office or agency of the Corporation as it may designate by notice to the holders of the Preferred Stock) a stock register for the Preferred Stock in which the Corporation shall record the names and addresses of person in whose name the shares of Preferred Stock are issued, as well as the name and address of each transferee. Holders of share certificates for the Preferred Stock may present such certificates for transfer and exchange at such offices.

             Prior to due presentment for registration of transfer of any Preferred Stock, the Corporation may deem and treat the person in whose name any Preferred Stock is registered as the absolute owner of such Preferred Stock and the Corporation shall not be affected by notice to the contrary/

             No service charge shall be made to a holder of Preferred Stock for any registration, transfer or exchange.

         12. Transfer Without Registration. If, at the time of the surrender of any share certificate in connection with any transfer or exchange of shares of Preferred Stock, such shares shall not be registered under the Securities Act and under applicable state securities or blue sky laws, the Corporation may require, as a condition of allowing such transfer or exchange (i) that the holder or transferee, as the case may be, furnish to the Corporation a written opinion of counsel (which opinion and counsel shall be reasonably acceptable to the Corporation) to the effect that such transfer or exchange may be made without registration under the Securities Act and under applicable state securities or blue sky laws, (ii) that the holder or transferee execute and deliver to the Corporation a letter in form and substance acceptable to the Corporation stating that the transferee is acquiring such shares for investment purposes only and not with a view towards distribution thereof and (iii) that the transferee be an "accredited investor" as defined in Rule 501(a) promulgated under the Securities Act; provided, however, that no such opinion, letter or status as an "accredited investor" shall be required in connection with a transfer pursuant to Rule 144 under the Securities Act (but such other customary documentation reasonably requested by the Corporation shall be required).

         13. Method of Payment. Payments will be made as to dividends (if cash payment is elected by the Corporation), Liquidation Preferences, redemptions and all other payments by wire transfer of immediately available funds to the accounts specified by the holders thereof or, if no such account is specified by a holder, by mailing a certified check to such holder's registered address.

         IN WITNESS WHEREOF, AMERTRANZ WORLDWIDE HOLDING CORP. has caused this Certificate of Designations to be duly executed by its Chief Executive Officer, who affirms that the information contained in the foregoing Certificate of Designations is true under the penalties of perjury this 13th day of June, 1997.

                                            AMERTRANZ WORLDWIDE HOLDING CORP.


                                            By:      /s/ Stuart Hettleman
                                                     Stuart Hettleman
                                                     Chief Executive Officer

                         CERTIFICATE OF AMENDMENT TO THE
                         CERTIFICATE OF INCORPORATION OF
                        AMERTRANZ WORLDWIDE HOLDING CORP.
                           [TO BE FILED JULY 9, 1997]


         THE UNDERSIGNED, being the President of Amertranz Worldwide Holding Corp., hereby certifies that:

         FIRST: The name of the Corporation is Amertranz Worldwide Holding Corp.

         SECOND: The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on January 16, 1996.

         THIRD: ARTICLE FOURTH of said Certificate of Incorporation is hereby amended in its entirety to read as follows:

         "The total number of shares of all classes of stock which the Corporation shall have authority to issue is 32,500,000 shares consisting of (1) 2,500,000 shares of preferred stock, $10.00 par value (the "Preferred Stock"); and (2) 30,000,000 shares of common stock, $.01 par value (the "Common Stock")."

         The Board of Directors shall have authority to establish the classes, designations, powers, preferences and relative participating, optional or other special rights, and the qualifications, limitations and restrictions thereof in respect of the Preferred Stock and the Common Stock.

         FOURTH: The foregoing amendment has been duly advised and adopted by the Board of Directors of the Corporation and approved by the stockholders of the Corporation in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware by written consent of the stockholders of the Corporation given in accordance with the provisions of
Section 228 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 9th day of July, 1997.

ATTEST:


/s/  Philip J. Dubato                                /s/  Stuart Hettleman
Secretary                                            President

                                   EXHIBIT 4.4

                                                                    Exhibit 4.4

                               AGREEMENT OF MERGER


         THIS AGREEMENT OF MERGER (the "Agreement") is made and entered into as of the 17th day of April, 1997 by and among AMERTRANZ WORLDWIDE HOLDING CORP., a Delaware corporation ("Holding"); TARGET INTERNATIONAL SERVICES, INC., a Delaware corporation ("International"); TARGET AIRFREIGHT, INC., a California corporation ("Target"); and CHRISTOPHER A. COPPERSMITH (the "Target Principal Stockholder").

                              EXPLANATORY STATEMENT

         International is a wholly-owned subsidiary of Holding. The Target Stockholders are the owners of all of the issued and outstanding Target Shares.

         Holding desires to acquire all of the business of Target. In furtherance thereof, it is in the best interest of the parties for Target to merge with and into International. The parties intend that the transactions contemplated by this Agreement be accomplished in a tax-free reorganization under Section 368(a)(1) of the Internal Revenue Code of 1986, as amended. This Agreement constitutes a plan of reorganization.

         NOW THEREFORE, for the mutual consideration set out herein, the parties hereto agree as follows:

         1. Definitions; Rules of Construction.

            1.1. For purposes of this Agreement, the terms set forth below shall have the following meanings:

            Amertranz Group - Holding and International, collectively.

            Auditor - Arthur Andersen LLP, or such other independent certified public accountant acceptable to Holding.

            Certificate of Merger - The Certificate of Merger with respect to the Merger in such form as required by, and executed in accordance with, the Delaware Corporation Law.

            Closing - The closing of the transactions contemplated by this Agreement.

            Closing Date - May 9, 1997, or such other date as may be mutually agreed to by Holding and the Target Principal Stockholder, to be effective as of the close of business on the Effective Date.

            Code  -  The  Internal  Revenue  Code  of  1986,  as  amended,   and
regulations promulgated thereunder.

            December 31 Audit - The audit of Target's financial statements as of December 31, 1996 as follows: Target shall engage the Auditor to conduct an audit of Target's financial condition as of December 31, 1996 and to prepare an income statement for the 12-month period then ended and a balance sheet as of such date. Such audit shall be conducted in accordance with generally accepted auditing standards and the resulting financial statements shall be prepared in accordance with GAAP, all in a manner consistent with prior periods.

            December 31 Balance Sheet - The balance sheet of Target as of December 31, 1996 prepared pursuant to the December 31 Audit.

            Delaware Corporation Law - The General Corporation Law of the State of Delaware.

            Effective Date - April 30, 1997.

            Effective Time - The time at which the Merger is effected by filing the Certificate of Merger with the Secretary of State of the State of Delaware.

            Employment Agreements - The Employment Agreements attached hereto as Exhibit A.

            ERISA - The Employee Retirement Income Security Act of 1974, as amended, and the regulations issued thereunder.

            GAAP - United States generally accepted accounting principles.

            Holding  -  As  defined  in  the  introductory   paragraph  of  this
Agreement.

            Holding Shares - Shares of Common Stock of Holding, par value $.01 per share.

            Last Sale Price - The last sale price per Holding Share as reported on the NASDAQ SmallCap Market or other trading system on which the Holding Shares are primarily traded, or, if the last sale price is not reported on such system, the closing bid price per Holding Share reported on such system, or, if Holding Shares are not publicly traded at such time, the book value per Holding Share. For purposes of this definition, "book value per Holding Share" means the result obtained by dividing (i) the fair market value of Holding's assets less Holding's liabilities (on a consolidated basis), by (ii) the number of issued and outstanding Holding Shares.

            Merger - The merger of Target with and into  Holding as set forth in
Section 2.

            Merger Cash Consideration - As defined in Section 2.4.

            Merger Shares - Holding Shares delivered to the Target Stockholders pursuant to the Merger.

            SEC - United States Securities and Exchange Commission.

            SEC Filed Material - The following documents filed by Holding with the SEC: Holding's Registration Statement on Form S-1, Registration No.
333-03613, declared effective by the SEC on June 28, 1996; Holding's Annual report on Form 10-K for the fiscal year ended June 30, 1996; Holding's Quarterly Report on Form 10-Q for the quarter ended September 30, 1996; and Holding's Quarterly Report on Form 10-Q for the quarter ended December 31, 1996.

            Securities Act - The Securities Act of 1933, as amended.

            Target - As defined in the introductory paragraph of this Agreement.

            Target Assets - All of the assets of Target, including cash on hand, cash in depositories, cash equivalents, accounts receivable, notes receivable, securities, equipment, vehicles, parts, tools, computers and computer equipment, other assets, the active, prospective, and historical customer lists for the past five years, related current and historical business records relating to prospective, active and inactive customers and business for the preceding five years (including pricing information, costing and vendor information as to trucking and air); all associated computerized information relating to such business and customers (including computer disks and tapes); all information relating to current, historical, and planned marketing and sales of services; all interest in the name "Target Airfreight", and all service marks utilized in connection therewith; all local, 800 and international telephone and telefax numbers utilized by Target in connection with its businesses; all goodwill; the leases for Target's Redondo Beach, California; San Francisco, California; Dallas, Texas; Houston, Texas; Greensboro, North Carolina; Charlotte, North Carolina; Atlanta, Georgia; Queens, New York; and Miami, Florida, facilities, including all furniture, fixtures and equipment used in each respective facility or in connection therewith (subject to dispositions or replacements prior to Closing in the ordinary course of business); all vendor, customer and sales representative contracts of Target in connection with its businesses; all other contracts of Target in connection with its business; all governmental licenses or authorizations with respect to the conduct of the Target Business; all other licenses pursuant to which any assets used in the Target Business are used; and all other tangible and intangible assets of Target.

            Target Business - The business heretofore operated by Target.

            Target Shares - Shares of Common Stock of Target, par value $10.00 per share.

            Target Principal Stockholder - As defined in the introductory paragraph of this Agreement.

            Target Stockholders - The Target Principal Stockholder and Lew E. Coppersmith.

            1.2. The Explanatory Statement is hereby incorporated into this Agreement and made a part hereof.

            1.3. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

            1.4. References in this Agreement to the "knowledge" of an entity shall mean the knowledge of the chief executive officer, chief operating officer, and chief financial officer of such entity, to the extent applicable, and with respect to Target shall specifically include the knowledge of the Target Stockholders.

            1.5. Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, to the singular include the plural, to the part include the whole, and to the male gender shall also pertain to the female and neuter genders and vice versa. The term "including" is not limiting, and the term "or" has the inclusive meaning represented by the phrase "and/or". The words "hereof", "herein", "hereby", "hereto", "hereunder" and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Section, Schedule, Exhibit and clause references are to this Agreement unless otherwise specified.

         2. The Merger; Conversion of Shares.

            2.1. Subject to the terms and conditions hereof, at the Effective Time, Target will be merged with and into International in accordance with the Delaware Corporation Law, the separate existence of Target (except as may be continued by operation of law) shall cease, and International shall continue as the surviving corporation of the Merger.

            2.2. Concurrent with the Closing or within one business day thereafter, the parties hereto shall cause the Merger to be effected by filing the Certificate of Merger with the Secretary of State of the State of Delaware. Concurrent with the Closing or within one business day thereafter, the parties hereto shall cause a similar instrument to be filed with the Secretary of State of the State of California.

            2.3. The Merger shall have the effects set forth in Section 259 of the Delaware Corporation Law.

            2.4. Subject to the terms and conditions of this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of Target, Holding, International, the Target Stockholders, or any holder of any Holding Shares, all of the Target Shares then issued and outstanding shall be converted into 900,000 Merger Shares and $400,000 in cash (the "Merger Cash Consideration"). The Merger Cash Consideration shall be paid by International upon surrender to International of all of the certificates representing all of the Target Shares.

         3. Issuance of Additional Holding Shares.

            If, as of the close of trading on the second anniversary of the Closing Date, the Last Sale Price is below $2.00, Holding will issue additional Holding Shares to the Target Stockholders in the amount determined by: dividing
(i) the difference obtained by subtracting (a) the sum of (1) the Merger Cash Consideration, plus (2) the product obtained by multiplying (A) the Merger Shares then held by the Target Stockholders, by (B) such Last Sale Price, plus
(3) the gross proceeds from prior sales (including short sales) of Merger Shares by the Target Stockholders, from (b) $2,000,000, by (ii) such Last Sale Price. Such additional Holding Shares shall be issued within thirty days after the second anniversary of the Closing Date.

         4. [INTENTIONALLY OMITTED]

         5. [INTENTIONALLY OMITTED]

         6. Closing.

            The Closing shall take place at the principal offices of Target, on the Closing Date at 10:00 a.m., local time, or at such other time and place as shall be agreed upon by the parties hereto. Time is of the essence of this Agreement.

         7. Representations and Warranties of the Amertranz Group.

            Holding and International, jointly and severally, represent and warrant to the Target Principal Stockholder as follows:

            7.1. Existence and Good Standing. Each is: (i) is a corporation duly organized, validly existing, and in good standing under the laws of Delaware;
(ii) has the corporate power and authority to own, lease, and operate its properties and carry on its business as now being conducted by it; and (iii) is, or has filed for qualification to be, duly licensed, qualified and authorized to do business as a foreign corporation in, and in good standing in, each jurisdiction in which failure to be so licensed, qualified, authorized, or in good standing will have a material adverse effect on the business or properties (owned, leased, or operated) of such entity, and is not aware of any reason for which any such filing for qualification will not be effective without cost above customary filing fees and expenses.

            7.2. Holding Capitalization. Holding's authorized capital stock consists exclusively of 15,000,000 Holding Shares of which 5,926,504 are issued and outstanding as of the date of this Agreement, and 2,500,000 shares of Preferred Stock of which 220,000 are issued and outstanding. Holding Shares were the subject of Holding's Registration Statement of Form S-1, Registration No. 333- 03613, declared effective by the SEC on June 28, 1996, and have been registered pursuant to Section 12(g) of the Securities Exchange Act of 1934. The Merger Shares, when issued in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid, nonassessable, and free of preemptive rights, with no personal liability attaching to the ownership thereof.

            7.3. Power and Authority; Authorization. Each of Holding and International has full power and authority to enter into, execute and deliver this Agreement, and to perform each of its obligations hereunder. The execution, delivery, and performance of this Agreement by each of Holding and International have been duly authorized and approved by the Board of Directors of each respective entity subject to all contingencies set forth herein. This Agreement has been, and each of the Exhibits hereto and other documents required hereunder (if applicable) will be, on the Closing Date, duly executed and delivered by or on behalf of each of Holding and International and are the legal, valid, and binding obligations of each such entity in accordance with their respective terms, subject (as to the enforcement of remedies) to laws of general application relating to bankruptcy, insolvency and the relief of debtors and (as to the availability of equitable remedies) to the discretion of the equity tribunal having jurisdiction.

            7.4. No Violations. The execution, delivery, and performance of this Agreement by each of Holding and International (i) will not violate (with or without the giving of notice or the lapse of time, or both) or require any registration, qualification, consent, approval, or filing under (except as set forth in Section 7.5), any law, ordinance or regulation binding on any such entity, and (ii) will not

         (a) conflict with, require any consent or approval under, result in the breach of any provision of, constitute a default under, result in the acceleration of the performance of its obligations under, cause or allow for the termination of, or

         (b) result in the creation of any claim, lien, charge, or encumbrance upon, the Merger Shares or any of such entity's properties, assets, or businesses, pursuant to its certificate of incorporation or by-laws, any debt instrument, mortgage, deed of trust, license, permit, franchise, lease, contract, or other instrument or agreement to which such entity or any of its subsidiaries is a party (other than such instruments the violation(s) of which can be cured at an aggregate immaterial cost or expense to such entity and, with or without being cured, will not prevent such entity from continuing its business in the ordinary course), or any judgment, order, writ or decree of any court, arbitrator or governmental agency by which such entity or any of its assets or properties is bound. Neither Holding nor International nor any of their respective subsidiaries, assets or properties is subject to or bound or affected by any article of incorporation or by-law provision, debt instrument, mortgage, deed of trust, license, permit, franchise, lease, contract, other instrument or agreement, judgment, order, writ, decree, injunction, law, statute, ordinance or regulation, or any other restriction of any kind or character, which would prevent such entity from entering into, or performing its obligations under, this Agreement, except for such instruments the violation(s) of which can be cured at an aggregate immaterial cost or expense to such entity and, with or without being cured, will not prevent such entity from continuing its business in the ordinary course.

            7.5. Amertranz Defaults. Except as set forth on Schedule 7.5, no event has occurred that (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a material default by Holding or any of its subsidiaries under any loan agreement or other agreement or arrangement material to the operation of Holding to which Holding or any of its subsidiaries is a party.

            7.6. Approvals Required. Except for any filing with the Secretary of State of Delaware to effect or reflect the Merger, any notice or registration filing with the SEC with respect to the Merger Shares under the Securities Act, no approval, authorization, consent, order or other action of, or filing (other than notice) with, any person, firm or corporation, or any court, administrative agency or other governmental authority, is required by the Amertranz Group in connection with the execution and delivery by the Amertranz Group of this Agreement or the performance by the Amertranz Group of the transactions described herein.

            7.7. Insurance. Attached hereto as Schedule 7.7 is a list of all insurance policies of Holding and its subsidiaries setting forth the name of the insurer, a description of the policy, the amount of coverage, the amount of the premium and the expiration date of the policy. All of Holding's and its subsidiaries' insurable properties and assets are insured, and have been consistently insured for the prior five years (or such shorter period as such respective entity has been in existence and owned such property), for the respective entity's benefit, under such policies of fire, casualty, and other insurance as are customarily obtained to cover comparable properties and assets by businesses in the region in which such properties and assets are located, in amounts, scope and coverage which are adequate and reasonable in light of existing conditions. Each insurance policy relating to the insurance referred to in this Section is valid and enforceable. No such entity has failed to give any notice or to present any claim under any insurance policy in a due and timely fashion, nor has it permitted a lapse in any of its insurance policies at any time during the prior five years. Schedule 7.7 also contains a list and brief description of all claims filed within the five years preceding the date hereof or threatened to be filed by the insureds or, if known to Holding, third-parties under any insurance policies, a summary of all information available to Holding which pertains to the future costs of its insurance, and a description of the workers' compensation experience rating of Holding and its subsidiaries.

            7.8.  Knowledge  of  Adverse  Conditions.   Except  for  information
included in SEC Filed Material, and general present and future economic conditions, to the knowledge of the Amertranz Group, there are no present or future conditions, state of facts or circumstances which has affected or may in the aggregate have a material adverse effect upon the business or prospects of Holding or International taken as a whole.

            7.9. Accuracy of Representations. All representations and warranties with respect to the Amertranz Group are true and correct as of the date hereof. This Agreement does not contain any untrue statement of a material fact with respect to the Amertranz Group or omit to state any material fact with respect to the Amertranz Group necessary to make the statements contained herein not misleading.

         8. Representations and Warranties of Target and the Target Principal Stockholder.

            Target and the Target Principal Stockholder, jointly and severally, represent and warrant to the Amertranz Group and as follows:

            8.1. Existence and Good Standing. Target: (i) is a corporation duly organized, validly existing, and in good standing under the laws of California;
(ii) has the corporate power and authority to own, lease, and operate its properties and carry on its business as now being conducted by it; and (iii) is, or has filed for qualification to be, duly licensed, qualified and authorized to do business as a foreign corporation in, and in good standing in, each jurisdiction in which failure to be so licensed, qualified, authorized, or in good standing will have a material adverse effect on the business or properties (owned, leased, or operated) of Target, and is not aware of any reason for which any such filing for qualification will not be effective without cost above customary filing fees and expenses.

            8.2. Capitalization. Target's authorized capital stock consists exclusively of 20,000 Target Shares, of which 1,000 are issued and outstanding. Prior to the Merger, all issued and outstanding Target Shares are held of record and beneficially by the Target Stockholders in such amounts as set forth on
Schedule 8.2 attached hereto. All outstanding Target Shares are duly authorized, validly issued, fully paid, nonassessable, and free of preemptive rights, with no personal liability attaching to the ownership thereof.

            8.3. Title to Target Shares. Each Target Stockholder has good and marketable title to his Target Shares free and clear of any lien, claim or encumbrance.

            8.4. Options. There are no outstanding or authorized options, warrants, calls, subscriptions, rights, convertible securities, commitments, agreements, or understandings of any character obligating Target to issue any shares of capital stock of any class or securities convertible into, or evidencing the right to purchase, any shares of capital stock of any class.

            8.5.  Subsidiaries.  Except as set forth on Schedule 8.5, Target has no subsidiaries and does not, directly or indirectly, own any interest in or control any corporation, partnership, joint venture or other business association.

            8.6. Charter Documents and By-laws. Copies of Target's

                 (i) Certificate of Incorporation, as amended to date, certified within 30 days prior to the date hereof by the Secretary of State of its state of its incorporation,

                 (ii) By-laws, as amended to date, certified by its Secretary not more than 30 days prior to the date hereof, and

                 (iii) authorizations to do business as a foreign corporation in jurisdictions other than its state of incorporation are attached hereto as Schedule 8.6 and are complete and correct in all respects, are in full force and effect, and Target is not in violation of any of the provisions thereof. The minute books of Target previously delivered to the Amertranz Group are complete and accurately reflect all proceedings of its stockholders and directors (and all committees thereof).

            8.7. Target Power and Authority; Authorization. Target has full power and authority to enter into, execute and deliver this Agreement, and to perform each of its obligations hereunder. The execution, delivery, and performance of this Agreement by Target have been duly authorized and approved by the Board of Directors and all of the stockholders of Target. This Agreement has been, and each of the Exhibits hereto and other documents required hereunder (if applicable) will be, on the Closing Date, duly executed and delivered by or on behalf of Target and are the legal, valid, and binding obligations of Target in accordance with their respective terms, subject (as to the enforcement of remedies) to laws of general application relating to bankruptcy, insolvency and the relief of debtors and (as to the availability of equitable remedies) to the discretion of the equity tribunal having jurisdiction.

            8.8. Target Principal Stockholder's Power and Authority; Authorization. This Agreement has been duly executed and delivered by or on behalf of each Target Stockholder and is the legal, valid, and binding obligation of the Target Principal Stockholder in accordance with its terms, subject (as to the enforcement of remedies) to laws of general application relating to bankruptcy, insolvency and the relief of debtors and (as to the availability of equitable remedies) to the discretion of the equity tribunal having jurisdiction.

            8.9. No Target Violations. The execution, delivery, and performance of this Agreement by Target or the Target Principal Stockholder (i) will not violate (with or without the giving of notice or the lapse of time, or both) or require any registration, qualification, consent, approval, or filing under (except as set forth in Section 8.11), any law, ordinance or regulation binding on Target, and (ii) will not

         (a) conflict with, require any consent or approval under, result in the breach of any provision of, constitute a default under, result in the acceleration of the performance of its obligations under, cause or allow for the termination of, or

         (b) result in the creation of any claim,  lien,  charge, or encumbrance
         upon,  the  Target  Shares  or  any  of  its  properties,   assets,  or
         businesses, pursuant to

its certificate of incorporation or by-laws, any debt instrument, mortgage, deed of trust, license, permit, franchise, lease, contract, or other instrument or agreement to which Target is a party (other than such instruments the violation(s) of which can be cured at an aggregate immaterial cost or expense and, with or without being cured, will not prevent or hinder the operation of the Target Business in the ordinary course following the Closing), or any judgment, order, writ or decree of any court, arbitrator or governmental agency by which Target or any of its assets or properties is bound. Neither Target nor any of its assets or properties is subject to or bound or affected by any article of incorporation or by-law provision, debt instrument, mortgage, deed of trust, license, permit, franchise, lease, contract, other instrument or agreement, judgment, order, writ, decree, injunction, law, statute, ordinance or regulation, or any other restriction of any kind or character, which would prevent Target from entering into, or performing its obligations under, this Agreement, except for such instruments the violation(s) of which can be cured at an aggregate immaterial cost or expense and, with or without being cured, will not prevent or hinder the operation of the Target Business in the ordinary course following the Closing.

            8.10. No Target Stockholder Violations. The execution, delivery, and performance of this Agreement by each Target Stockholder (i) will not violate (with or without the giving of notice or the lapse of time, or both) or require any registration, qualification, consent, approval, or filing under (except as set forth in Section 8.11), any law, ordinance or regulation binding on such Target Stockholder, and (ii) will not

         (a) conflict with, require any consent or approval under, result in the breach of any provision of, constitute a default under, result in the acceleration of the performance of its obligations under, cause or allow for the termination of, or

         (b) result in the creation of any claim, lien, charge, or encumbrance upon, the Target Shares owned by such Target Stockholder pursuant to any debt instrument, mortgage, deed of trust, license, permit, franchise, lease, contract, or other instrument or agreement to which Target or such Target Stockholder is a party, or any judgment, order, writ or decree of any court, arbitrator or governmental agency by which such Target Stockholder or any of his assets or properties is bound. Neither such Target Stockholder, nor any of his assets or properties is subject to or bound or affected by any debt instrument, mortgage, deed of trust, license, permit, franchise, lease, contract, other instrument or agreement, judgment, order, writ, decree, injunction, law, statute, ordinance or regulation, or any other restriction of any kind or character, which would prevent such Target Stockholder from entering into, or performing his obligations under, this Agreement.

            8.11. Approvals Required. Except for any filing in its state of incorporation to effect or reflect the Merger and as set forth on Schedule 8.11, no approval, authorization, consent, order or other action of, or filing with, any person, firm or corporation, or any court, administrative agency or other governmental authority, or any governmental or non-governmental trade group, is required by Target or the Target Stockholders in connection with the execution and delivery by Target or the Target Principal Stockholder of this Agreement or the performance by Target or the Target Stockholders of the transactions described herein and for the operation of the Target Business by the Amertranz Group following the Closing, except for the consent of other parties to leases, contracts or other agreements with Target (which consent will be sought following the Closing), the lack of which consent can be cured at an aggregate immaterial cost or expense and, with or without being cured, will not prevent or hinder the operation of the Target Business in the ordinary course following the Closing.

            8.12. Title to Property and Related Matters. On the date hereof, Target has, and on the Closing Date will have, good and marketable title to all assets and properties used in the Target Business (other than assets subject to leases included in Schedule 8.21), of any kind or character, free and clear of any liens or encumbrances, except those set forth in Schedule 8.12, and all such assets and properties are reflected on the December 31 Balance Sheet (subject to dispositions or replacements prior to Closing in the ordinary course of business). Except as set forth in such Schedule and except for matters that may arise in the ordinary course of business, Target's material assets are in good operating condition and repair, reasonable wear and tear excepted. To the best of the knowledge of Target, there does not exist any condition or agreement that materially interferes with the use thereof in the conduct of the Target Business in the ordinary course. Target has no interest in real property other than as lessee of facilities located in Redondo Beach, California; San Francisco, California; Dallas, Texas; Houston, Texas; Greensboro, North Carolina; Charlotte, North Carolina; Atlanta, Georgia; Queens, New York; and Miami, Florida, pursuant to leases included on Schedule 8.21.

            8.13. Licenses;  Trademarks;  Trade Names.  Schedule 8.13 contains a true and complete list and brief description of all licenses, registered trademarks, registered trade names, registered service marks, copyrights, patents or applications for any of the foregoing, and all other proprietary rights required or used in the Target Business (including the arrangement pursuant to which Target uses and maintains its air freight operational and accounting computer hardware and software), other than licenses to use "off-the-shelf" commercial software included with the equipment that constitute part of the Target Assets (none of which licenses are material). Except as listed on such Schedule and such licenses to use

"off-the-shelf" commercial software, no license, trademark, trade name, service mark, copyright, is required or used in the Target Business.

            8.14. Bank Accounts. Schedule 8.14 is a complete and correct list of all cash and cash equivalents and of each bank account and safe deposit box maintained by Target, and the names of bank contacts and all persons authorized to withdraw funds, sign checks or otherwise deal with such cash, cash equivalents, accounts and safe deposit boxes.

            8.15.  Financial  Statements.  Except as set forth on Schedule 8.15:
(i) all financial statements of Target delivered or to be delivered to the Amertranz Group prior to the Closing pursuant to the terms hereof and all other financial materials regarding Target delivered to the Amertranz Group are (or will be when delivered) accurate and complete in all material respects and fairly present Target's financial position as at the dates set forth therein and the results of its operations for the periods reflected therein; (ii) all such audited financial statements have been prepared in conformity with GAAP applied on a basis consistent with that of prior periods; and (iii) all such unaudited financial statements have been prepared in conformity with GAAP applied on a basis consistent with that of prior periods, except that such unaudited financial statements will not contain footnotes and will contain reasonable estimates, subject to adjustment, of accruals, deferrals, and reserves consistent with past practices. Without limiting the generality of the foregoing, such financial statements, together with the information set forth on
Schedule 8.15, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make such financial statements not misleading. Target has always used the fiscal year ending December 31 as its taxable year.

            8.16. Undisclosed Liabilities. Except as disclosed in the financial statements referred to in Section 8.15, as of the dates referred to in such financial statements Target has no liabilities or obligations of any kind, whether accrued, absolute, contingent or otherwise, and whether or not required to be disclosed on a balance sheet prepared in conformity with GAAP, and since the date of the last such financial statement, Target has incurred no such liability or obligation other than (i) as set forth on Schedule 8.16, (ii) in the ordinary course of business and in amounts consistent with historic business operations, and (iii) liabilities which, individually or in the aggregate, are not material.

            8.17. Accounts Receivable. All accounts receivable reflected on the December 31 Balance Sheet and all accounts receivable accrued since December 31, 1996 are (or will be when recorded) bona fide receivables, the full amount of which (less amounts owed to overseas agents for services actually performed with respect to international shipments, which amounts are included in the accounts payable reflected on such balance sheet) are (or will be when recorded) actually owing to Target for goods or services delivered or rendered for fair consideration, are not subject to any counterclaim or set-off, were generated in the ordinary course of business, are accurately dated and are good and collectible, net of reserves reflected therein, in accordance with their terms. Target has delivered to Holding, as Schedule 8.17, an accurate and complete aging schedule of Target's accounts receivable as at December 31, 1996 and the Effective Date, respectively.

            8.18. Accounts Payable. Target's accounts payable reflected on the December 31 Balance Sheet and all accounts payable accrued since December 31, 1996 (when recorded) arose from bona fide transactions in the ordinary course of Target's business. Since December 31, 1996, Target has paid all accounts payable in accordance with their terms (other than accounts payable which are being disputed in good faith). Target has delivered to Holding, as Schedule 8.18, an accurate and complete aging schedule of Target's accounts payable as at December 31, 1996 and the Effective Date, respectively.

            8.19. Material Adverse Change. Except as set forth in Schedule 8.19 or as otherwise reflected herein, since December 31, 1996, the business of Target has been operated in the ordinary course and there has not been:

                  (i) To the knowledge of Target, any material adverse change in the business, condition (financial or otherwise), results of operations, prospects, properties, assets, liabilities, earnings, net worth, or prospects thereof, except for the general effects of present economic conditions or conditions affecting the freight forwarding industry generally;

                  (ii)  To  the  knowledge  of  Target,   any  material  damage,
destruction or casualty loss (whether or not covered by insurance) affecting Target or its assets, properties or business;

                  (iii) Any declaration, setting aside, or payment of any dividend or other distribution in respect of any shares of capital stock of Target, or any direct or indirect redemption, purchase or other acquisition of any such stock;

                  (iv) To the knowledge of Target, any statute, rule, regulation or order adopted (including orders of regulatory authorities with jurisdiction over Target or its business) that materially and adversely affects Target or its business;

                  (v) Any increase in, or commitment to increase, the wage, salary, commissions, bonus, employee benefit rate or other compensation payable or to become payable to any of Target's employees, provided, however, that this paragraph shall not restrict or limit Target in any way from hiring additional personnel who are required for its operations in the usual course of business consistent with past practices; or the entering into of any employment contract, bonus, stock option, profit sharing, pension, incentive, retirement or other similar arrangement or plan with, any officer, employee or other party;

                  (vi) Any incurrance of any obligation or liability (contingent or otherwise), except customary trade or business obligations incurred in the ordinary course of its business, none of which were entered into for inadequate consideration;

                  (vii) Any discharge or satisfaction of any lien or encumbrance or the payment of any obligation or liability (contingent or otherwise), including intercompany obligations and liabilities, except (a) current liabilities included in the December 31 Balance Sheet, and (b) current liabilities incurred since December 31, 1996 in the ordinary course of its business;

                  (viii)  Any  lien,  charge,   security   interest,   or  other
encumbrance placed on any of its assets or properties;

                  (ix) Any sale, assignment, transfer, lease, disposition of, or agreement to sell, assign, transfer, lease, or dispose of, any of its assets or properties, except for dispositions of personal property in the ordinary course of business;

                  (x) Any acquisition or lease of any assets or property of any other party except for supplies in the ordinary course of business and acquisitions of personal property in the ordinary course of business;

                  (xi) Any cancellation or compromise of any debt or claim or waiver or release of any rights;

                  (xii) Any entering into of any collective bargaining agreement or commitment or incurrance of any liability to any labor organization;

                  (xiii) Any capital expenditure or any commitment therefor;

                  (xiv) Any change in the nature of its business or its method of accounting;

                  (xv) Other than in the ordinary course of business, any transaction, contract, or commitment which may not be terminated by Target at will at any time without, for all such transactions, contracts, or commitments, material cost or expense to Target;

                  (xvi) The loss of any supplier(s), vendor(s), customer(s) or employee(s), which loss (individually or in the aggregate) has had or is reasonably expected to have a material adverse effect on Target's financial condition, results of operation, business or prospects;

                  (xvii) Any issuance or sale by Target or agreement by Target to sell or pledge any of its securities, nor have any proxies been given with respect to Target's securities;

                  (xviii) To the knowledge of Target, any other events or conditions of any character specifically related to the business or operations of Target that may reasonably be expected to have a material adverse effect on Target or its business or financial condition, except for the general effects of present economic conditions.

            8.20. Tax Matters. Target and the Target Stockholders have filed all foreign, federal, state and local income, payroll and sales tax or related returns and reports due or required to be filed with respect to Target's business and earnings, which reports accurately reflect in all material respects the amount of taxes due. Target and the Target Stockholders have paid all taxes or assessments that have become due with respect to Target's business and earnings, other than taxes or charges being contested in good faith or not yet finally determined. Complete and correct copies of the income tax returns of Target, together with attached schedules, for the five fiscal years ending December 31, 1991 through December 31, 1995, as filed with all federal and state taxing authorities, signed by an officer of Target, and all audit reports received by Target during the last five years and issued by any taxing authority, and all consents and agreements entered into during the last five years with any taxing authority, were supplied to Holding prior to the date hereof. All information reported on such returns is true, accurate, and complete in all material respects. The federal income tax returns required to be filed by Target have either been examined by the Internal Revenue Service, or the period during which any assessments may be made has expired without waiver or extension for all years through the fiscal year ended December 31, 1993, and any deficiencies or assessments claimed or made have been paid or settled. Target has not adopted a plan of complete liquidation under the Code or filed a consent pursuant to Section 341(f) of the Code. Target is not a party to and there are no (i) pending or threatened action, proceeding, or assessment against Target or the Target Stockholders for the collection of taxes with respect to Target's business and earnings, by any governmental authority (federal, state, local or foreign), or (ii) pending reviews or examinations by any taxing authority of any return or report filed by Target. There are no tax liens or governmental claims with respect to any properties owned by Target. Target and the Target Stockholders have duly and timely elected for Target to be taxed under subchapter S of the Code as of January 1, 1987, and such election has been in effect since such date, is in effect on the date hereof, and will be in effect as of the Closing. Neither Target nor any Target Stockholder nor any other party has taken any action to terminate such election and neither Target nor any Target Stockholder has received a notice from the Internal Revenue Service notifying that Target's Subchapter S election has been terminated.

            8.21. Agreements and Authorizations. Schedule 8.21 contains a true and complete list and brief description of all written or oral contracts, agreements, mortgages, obligations, understandings, arrangements, restrictions, and other instruments to which Target is a party or by which Target or its assets may be bound involving payments in any consecutive 12-month period or otherwise representing annualized costs to Target of $25,000 or more or representing aggregate payments by Target of $25,000 over the term of any such agreement or arrangement (without regard to the amount of annualized payments or costs). Schedule 8.21 also contains a true and complete list and brief description of all governmental licenses, permits, authorizations and material non-governmental licenses, franchises and agency arrangements necessary to operate the Target Business as heretofore operated, including the arrangement pursuant to which Target uses and maintains its air freight operational and accounting computer hardware and software. True and correct copies of all items set forth on such Schedule have been made available to the Amertranz Group. No event has occurred that (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a material default by Target under any of the agreements or arrangements set forth in such Schedule. Target is not aware of any material default by the other parties to such agreements. In addition, no material violations have occurred pursuant to any loan agreements to which Target is a party.

            8.22. Compliance;  Governmental Authorizations.  To the knowledge of
Target: (i) Target has heretofore complied with all U.S. and foreign federal, state, local or foreign laws, ordinances, regulations and orders applicable to its business, including without limitation, federal and state securities laws and federal, state and foreign aviation, shipping, and trucking laws that, if not complied with, would materially and adversely affect its business; (ii) Target has all federal, state, local and foreign governmental licenses and permits necessary for the conduct of its business; and (iii) such licenses and permits are in full force and effect. Target knows of no violations of any such licenses or permits. No proceedings are pending or, to Target's knowledge, threatened to revoke or limit the use of such licenses or permits.

            8.23. Litigation. Except as set forth in Schedule 8.23, and except for claims of vendors the accounts of which are included in the payables included in the latest dated financial statements referred to in Section 8.15 and incurred since such date as set forth in Section 8.16, there are no actions, suits, claims, investigations or legal, administrative or arbitration proceedings pending against Target or any of its assets or business, whether at law or in equity, or before or by any federal, state, municipal, local, foreign or other governmental department, commission, board, bureau, agency or instrumentality, nor does Target know of a threat of, or any basis for, any such action, suit, claim, investigation or proceeding.

            8.24. Insurance. Attached hereto as Schedule 8.24 is a list of all insurance policies of Target, setting forth the name of the insurer, a description of the policy, the amount of coverage, the amount of the premium and the expiration date of the policy. All of Target's insurable properties and assets are insured, and have been consistently insured for the prior five years, for Target's benefit, under such policies of fire, casualty, and other insurance as are customarily obtained to cover comparable properties and assets by businesses in the region in which such properties and assets are located, in amounts, scope and coverage which are adequate and reasonable in light of existing conditions. Each insurance policy relating to the insurance referred to in this Section is valid and enforceable. Target has not failed to give any notice or to present any claim under any insurance policy in a due and timely fashion, nor has it permitted a lapse in any of its insurance policies at any time during the prior five years. Schedule 8.24 also contains a list and brief description of all claims filed within the five years preceding the date hereof or threatened to be filed by the insureds or, if known to Target, third-parties under any insurance policies, a summary of all information available to Target which pertains to the future costs of its insurance, and a description of the workers' compensation experience rating of Target.

            8.25. Bankruptcy. Neither Target nor any Target Stockholder has any knowledge or expectation that any petition for relief will be filed by Target or any case commenced against it under the Bankruptcy Code or any similar federal or state statute, neither Target nor any Target Stockholder has applied for or consented to the appointment of, or taking of possession by, a receiver, custodian, trustee or liquidator of itself or any of their respective properties or made a general assignment for the benefit of creditors. Neither Target nor any Target Stockholder is insolvent.

            8.26. Employees. Neither Target nor any of its employees is subject to any collective bargaining agreement, no petition for certification or union election is pending with respect to the employees of Target, and no union or collective bargaining representative has sought, to the knowledge of Target, such certification or recognition with respect to the employees of Target at any time during the past three years. Except as set forth on Schedule 8.26, Target has not entered into any written or oral employment agreement or become obligated under any other document, policy or practice which gives to any person a right to employment or compensation. Schedule 8.26 also includes accurate and complete copies of all written and detailed descriptions of all oral employment arrangements disclosed on such Schedule. To the knowledge of Target, all of Target's employees are authorized by the United States Department of Justice to work in the United States, and Target has complied with all verification requirements of the United States Department of Justice with respect to the identity of all of Target's employees and their authorization to work in the United States. Target is not a party to any written or oral agreement of any kind that would prevent Target from terminating any of its employees at will. Target is neither in breach of, nor has taken any action which would constitute a breach of, any oral or written agreements or understandings respecting employment. All obligations of Target, whether arising by operation of law, by contract, by past custom or practice or otherwise, for salaries, vacation, holiday pay, bonuses and other forms of compensation which were payable to its officers, directors or employees as of the date hereof (including all required and due taxes, insurance and withholding thereon) have been paid as of the date hereof.

            8.27. Employee Benefit Plans.

                  (i) Except as set forth on Schedule 8.27, Target is not now, nor has it ever been, a party or contributor to or a sponsor of (i) any employee benefit plan (as defined in Section 3(3) of ERISA) and (ii) any employment contract, written or unwritten. All such employee benefit plans and employment contracts are hereinafter collectively referred to as "Employee Benefit Plans".

                  (ii) With respect to each Employee Benefit Plan, Target has delivered to the Amertranz Group correct and complete copies, including amendments, of the following (to the extent applicable): (a) the current and all prior plan and contract documents, (b) the current and all prior Summary Plan Descriptions, (c) the two most recently filed Forms 5500 including all attachments, (d) the two most recent determination letters issued by the IRS,
(e) the two most recent allocation reports, and (f) any current or prior employee handbooks or policy manuals which refer to such plan.

                  (iii) The assets of Target are not subject to any liens under ERISA or the Code, and no event has occurred, and no condition exists, which could subject Target or its assets to a future liability or lien on account of any Controlled Group Benefit Plan. A Controlled Group Benefit Plan means any Employee Benefit Plan which Target or any affiliated entity, within the meaning of Section 414(b), (c), (m) or (o) of the Code (an "Affiliate"), now maintains, ever maintained or to which any Affiliate ever contributed.

                  (iv) No Controlled Group Benefit Plan is or at any time was a "multiple employer welfare arrangement" (within the meaning of ERISA Section 3(40)), nor has Target or any Affiliate ever sponsored or contributed to any such arrangement.

                  (v) Each Employee Benefit Plan is, and has at all times been, administered and operated in compliance with its terms, the Code, ERISA, and all other federal, state and local laws (and all rules and regulations thereunder). Each Employee Benefit Plan which Target currently sponsors or contributes to can be amended or terminated at any time without liability to Target.

                  (vi) Target has performed all obligations required to be performed by it under any law or by the terms of each Employee Benefit Plan, and all contributions or payments deducted by Target for tax purposes were properly deductible in the year for which such deductions were claimed.

                  (vii) There are no actions, investigations or claims of any kind (other than routine benefit claims made in the ordinary course), pending or threatened, with respect to any Employee Benefit Plan. There have been no audits or investigations of any Employee Benefit Plan by any governmental agency except as set forth on Schedule 8.27.

                  (viii) Each Employee Benefit Plan that is or was intended to constitute a qualified plan under Section 401(a) of the Code, and has at all times been, qualified, in form and operation, under Section 401(a) of the Internal Revenue Code and is the subject of a favorable determination letter from the IRS.

                  (ix) No Controlled Group Benefit Plan provides health, medical or similar benefits to retirees or other former employees of Target or their beneficiaries.

                  (x) With respect to any Employee Benefit Plan funded through an insurance policy, or with respect to the liabilities of such Plan where Target is the beneficiary of an insurance policy, there will be no liability of Target or any Affiliate as of the Closing under any such insurance policy in the nature of a retroactive rate adjustment, loss sharing arrangement or other actual contingent liability arising out of events occurring prior to the Closing. The closing of the transactions contemplated by this Agreement will not cause a revocation or material modification of any such insurance policy, and all such policies can be assumed by the Amertranz Group at its option. Schedule
8.24 includes all such insurance policies.

                  (xi) Target and all Affiliates have at all times complied with the COBRA group health plan continuation of coverage requirements under ERISA
Sections  601-608  and  the  regulations  promulgated  or  proposed  thereunder.
Schedule 8.27 lists all persons who (i) currently have or are entitled to COBRA continuation coverage under any Employee Benefit Plan currently or previously maintained by Target, specifying the date such coverage or entitlement thereto began for each person and the date the maximum required period of coverage for such person will end, and (ii) are eligible to elect such COBRA continuation coverage or to have it elected on their behalf on account of a qualifying event which has already occurred or which will occur prior to the Closing.

            8.28. Severance Obligations. Target does not have any obligation to past employees for any severance payments or benefits, and Target does not have any obligation for any severance payments or benefits to any person presently employed by Target whose employment is terminated after the date hereof. The closing of the transactions contemplated by this Agreement will not (i) entitle any current or former employee of Target or of any Affiliate to severance pay, unemployment compensation or any other payment, except as expressly provided in this Agreement, or (ii) accelerate the time of payment or vesting or increase the amount of compensation due any such employee.

            8.29. Environmental. Target has operated its business and maintained its assets (owned or leased) in compliance with all applicable environmental laws and regulations in all material respects.

            8.30. Business Relationships. To the knowledge of Target, Target's relationships with its suppliers, vendors, representatives and customers is satisfactory, and to the knowledge of Target, there is no occurrence which, with or without the giving of notice or the lapse of time or both, would constitute a default under any agreement or arrangement with any such party or would adversely affect Target's relationship with any such party so as to have a material adverse effect on the business, operations, or condition (financial or otherwise) of Target.

            8.31. Books and Records. Target has made available to Holding and its representatives all of Target's tax, accounting, corporate and financial books and records, whether in written, electronic or other form. All such books and records are complete and correct, have been maintained on a current basis, and fairly reflect the basis for Target's financial condition and results of operations as set forth in the December 31 Balance Sheet.

            8.32. Knowledge of Adverse Conditions. To the knowledge of Target, there are no present or future conditions, state of facts or circumstances which has affected or may in the aggregate have a material adverse effect upon the business or prospects of Target taken as a whole.

            8.33. Accuracy of Representations. All representations and warranties with respect to Target and the Target Stockholders are true and correct as of the date hereof. This Agreement does not contain any untrue statement of a material fact with respect to Target and the Target Stockholders or omit to state any material fact with respect thereto necessary to make the statements contained herein not misleading.

            8.34. Investment Intent. The Merger Shares being acquired by the Target Stockholders are being acquired for investment purposes only and not with a view to public resale or distribution, and will not be sold or distributed without registration under applicable federal and state securities laws or exemption therefrom.

         9. Covenants of the Amertranz Group.

            Each of Holding and International covenants and agrees as follows:

            9.1. Prior to the Closing, it will hold in strict confidence and not disclose to others (except its professional advisors and lenders), and will not use or permit others to use, any data or information obtained from Target concerning Target or its business, except as required by law and except to the extent such information can be obtained from public or published information or trade sources. If the transactions contemplated by this Agreement are not concluded, each will (i) return to Target all such data or information then held by it or its representatives and will continue to maintain such information in strict confidence as set forth above, and (ii) not disclose to any other party (except its professional advisors and lenders who have a "need to know"), the existence of this Agreement or any letters of intent with respect thereto. It will maintain all negotiations and other information with respect to the transactions contemplated herein in confidence and, except as required by law, will not make any announcement thereof or disclose such negotiations to any other party other than its professional advisors and lenders. If it is required by law to make any such disclosure, it will first advise Target of the content of the proposed disclosure, and the time and place that the disclosure will be made. This covenant shall survive termination of this Agreement.

            9.2. At the Closing, International or another subsidiary of Holding will agree to employ the Target Principal Stockholder pursuant to the terms of the respective Employment Agreements.

            9.3. The Amertranz Group will pay (i) all taxes, penalties and interest due with respect to revenues of Target earned after the Effective Date, and (ii) all taxes, penalties and interest assessed on Holding or International in respect of the Merger and the transactions contemplated by this Agreement (except as set forth in Section 10.8).

            9.4. Following the Closing, Holding will exercise its best efforts to increase the number of Holding Shares subject to Holding's 1996 Stock Option Plan, and to cause the grant of options thereunder to such Target personnel and in such amounts as set forth on Schedule 9.4.

            9.5. Following the Closing, Holding will elect the Target Principal Stockholder as (i) a member of Holding's Board of Directors, subject to the provisions of the Delaware Corporation Law, and (ii) a member of the Executive Committee of Holding's Board of Directors. Holding has obtained, and will maintain at its cost and expense, directors' and officers' insurance coverage.

            9.6. Following the Closing, Holding will cause all non-duplicative insurance coverage provided by the policies described on Schedule 7.7 and
Schedule 8.24 to be maintained for so long as Holding has an insurable interest with respect thereto.

            9.7. To the extent, following the Closing, the Target Principal Stockholder is obligated as a guarantor of Target's obligations to Riviera Finance as set forth on the December 31 Balance Sheet, Holding will indemnify and hold the Target Principal Stockholder harmless from all liability under such guarantee.

         10. Covenants of Target and the Target Principal Stockholder.

            Target and the Target Principal Stockholder each covenants and agrees as follows:

            10.1. Prior to the Closing, it will hold in strict confidence and not disclose to others (except its professional advisors and lenders), and will not use or permit others to use, any data or information obtained from the Amertranz Group concerning the Amertranz Group or its business, except to the extent such information can be obtained from public or published information or trade sources. If the transactions contemplated by this Agreement are not concluded, it will (i) return to the Amertranz Group all such data or information then held by it or its representatives and will continue to maintain such information in strict confidence as set forth above, and (ii) not disclose to any other party (except its professional advisors and lenders who have a "need to know"), the existence of this Agreement or any letters of intent with respect thereto. It will maintain all negotiations and other information with respect to the transactions contemplated herein in confidence and, except as required by law or with the consent of the Amertranz Group, will not make any announcement thereof or disclose such negotiations to any other party other than its professional advisors and lenders. If it is required by law to make any such disclosure, it will first advise Holding of the content of the proposed disclosure, and the time and place that the disclosure will be made. This covenant shall survive termination of this Agreement.

            10.2. Prior to the Closing Date, Target will not engage in any practice, take or omit to take any action, or enter into any transaction outside the ordinary course of business.

            10.3. Prior to the Closing Date, it will continue to operate the Target Business and Target's properties in the ordinary course of business, and will preserve, and enforce, in the ordinary course of business, all rights with respect thereto, including its present operations, physical facilities, working conditions, and relationships with lessors, licensors, suppliers, customers and employees.

            10.4. Prior to the Closing Date, without the prior written consent of Holding, Target will not authorize any salary, bonus, or compensation increase, other than in the ordinary course of its business and consistent with prior practice, or any dividends or loans to officers or directors.

            10.5. During the period commencing on the date hereof and ending on the Closing Date, it will (i) provide the Amertranz Group and its representatives with full access during normal business hours to all of Target's properties, assets, books, records, contracts, leases, mortgages, commitments, instruments and agreements upon one-day's notice, (ii) provide the Amertranz Group and its representatives with such tax, financial and operating data and other information with respect to Target's business and properties as the Amertranz Group shall from time to time reasonably request upon one-day's notice, and (iii) permit the Amertranz Group and its representatives to consult with Target's representatives, officers, employees selected by the Target Principal Stockholder, bankers, attorneys, accountants, and, with the prior knowledge, and in the presence, of the chief executive officer of Target, suppliers, and customers.

            10.6. Target and the Target Principal Stockholder shall assist and cooperate with the Auditor in the conduct and preparation of the December 31 Audit and shall instruct Target's accountants, employees and other agents to assist and cooperate with the Auditor in the conduct and preparation of the December 31 Audit.

            10.7. At the Closing, the Target Principal Stockholder will agree to be employed by International or another subsidiary of Holding pursuant to the terms of the respective Employment Agreements.

            10.8. Immediately following the Closing, the Target Principal Stockholder will file appropriate federal, state and local tax returns with respect to Target's business and earnings, for all periods from and after the period covered by the latest such returns filed by Target through the Effective Date. The Target Principal Stockholder will pay, in a timely manner, all taxes, penalties and interest due with respect to such periods. In addition, the Target Principal Stockholder will pay, in a timely manner, (i) all taxes, penalties and interest with respect to all revenues and transactions of Target for all periods through the Effective Date (to the extent not theretofore paid), (ii) all costs (including professional expenses) of any tax audit or other proceeding with respect to periods through the Effective Date, and (iii) all taxes, penalties and interest assessed on Target or the Target Stockholders in respect of the Merger and the transactions contemplated by this Agreement.

            10.9. Following the Closing, the Target Principal Stockholder will assist Holding in obtaining (i) an estoppel certificate from each landlord of real property included in the Target Assets, in form and substance satisfactory to Holding, and (ii) the consents or approvals of third parties set forth on
Schedule 8.11 to the extent such consents or approvals were not obtained prior to the Closing.

         11. Conditions Precedent to Obligations of the Amertranz Group.

            The Amertranz Group's obligation to close the transactions pursuant to this Agreement is contingent on the fulfillment, at or prior to the Closing Date, of each of the following conditions to the reasonable satisfaction of the Amertranz Group in the Amertranz Group's judgement, which judgement will not be unreasonably exercised), any of which conditions may be waived in writing, in whole or in part, by the Amertranz Group:

            11.1. The representations and warranties made by or on behalf of Target or the Target Stockholders contained in this Agreement or in any certificate or document delivered by, or at the direction of, Target or the Target Stockholders to the Amertranz Group pursuant to the provisions hereof shall be true in all respects at and as of the time of the Closing as though such representations and warranties were made at and as of such time.

            11.2. Target and the Target Stockholders shall have each performed and complied in all material respects with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing.

            11.3. Target shall have delivered to the Amertranz Group all of the exhibits and schedules required herein to be delivered by Target or the Target Stockholders, and copies of the documents referred to therein, each duly executed, if required, and each such exhibit, schedule and document shall have been reasonably acceptable to the Amertranz Group.

            11.4. Since December 31, 1996, no material adverse change in the condition (financial or otherwise), business, earnings or, to the knowledge of Target or the Target Stockholders, prospects of Target has occurred, except as disclosed on Schedule 8.19.

            11.5. The transactions contemplated by this Agreement shall have been duly approved by the Board of Directors and stockholders of Target, as required by the laws of its state of incorporation.

            11.6. The Amertranz Group shall have received a certificate signed by the chief executive officer of Target and the Target Principal Stockholder and dated the Closing Date, to the effect that the conditions specified in Sections 11.1 through 11.5 inclusive have been fulfilled.

            11.7. Target shall have obtained the consent of all required governmental bodies and all third parties as required for the conclusion of the transactions contemplated by this Agreement, including approval of third parties under assignable contracts assigned to and assumed by International or Holding as part of the Target Assets, but excluding approval of third parties under leases of real property included in the Target Assets, if the lack of such approval cannot be cured at an aggregate immaterial cost or expense or, with or without being cured, will prevent or hinder the operation of the Target Business in the ordinary course following the Closing.

            11.8. The December 31 Audit shall have been completed and the results thereof presented to Target and the Amertranz Group.

            11.9. The Amertranz Group shall have completed a due diligence investigation and review of the assets, liabilities, properties, management, material contracts, arrangements, prospects, financial statements, financial outlook, capitalization, trade reputation, licenses and goodwill of Target; notwithstanding the introductory language to this Section 11, the results of such investigation shall be satisfactory to the Amertranz Group in their exclusive discretion. Provided, however, that the due diligence condition precedent contained in this Section shall be deemed satisfied five days prior to the Closing Date unless the Amertranz Group notifies Target by such date that the Amertranz Group is not satisfied with the results of such due diligence investigation.

            11.10. The Target Principal Stockholder shall each have agreed to be employed by one or more members of the Amertranz Group from and after the Effective Date pursuant to terms acceptable to Holding and such person.

            11.11. The Amertranz Group shall have received the following:

                   11.11.1. A certificate from the Secretary of State (or similar office) of Target's jurisdiction of incorporation, dated at or about the Closing Date, to the effect that Target is in good standing under the laws of said jurisdiction.

                   11.11.2. An incumbency certificate for Target signed by all of the officers thereof dated at or about the Closing Date.

                   11.11.3. A certified Certificate of Incorporation (or similar instrument) of Target, as amended to date, dated at or about the Closing Date, and a copy of Target's By-laws, if any, certified by its Secretary dated at or about the Closing Date.

                   11.11.4.   Resolutions   of  the  Board  of   Directors   and
stockholders of Target, certified by its Secretary dated at or about the Closing Date, authorizing the transactions contemplated under this Agreement.

                   11.11.5.  No later than seven days before the  Closing  Date,
Target's: (i) audited financial statements for the 12-month period ended December 31, 1996; (ii) unaudited financial statements for the fiscal years ended December 31, 1991, 1992, 1993, 1994 and 1995, each certified by the chief financial officer of Target, and each prepared in accordance with GAAP applied on a consistent basis with prior periods, except that such unaudited financial statements will not contain footnotes and will contain reasonable estimates, subject to adjustment, of accruals, deferrals, and reserves consistent with past practices; and (iii) unaudited monthly interim financial statements for the periods January 1, 1997 through the last day of the month ending more than 15 days prior to the Closing Date, each certified by the chief financial officer of Target and each prepared in accordance with GAAP applied on a consistent basis with prior periods, except that such unaudited financial statements will not contain footnotes and will contain reasonable estimates, subject to adjustment, of accruals, deferrals, and reserves consistent with past practices.

                   11.11.6. An opinion of Target's counsel, dated the Closing Date, in the form attached hereto as Exhibit B.

                   11.11.7. All other instruments, documents and certificates as are required to be delivered by or on behalf of Target or the Target
Stockholders pursuant to the provisions of this Agreement or that may be reasonably requested in furtherance of the provisions of this Agreement.

         12. Conditions Precedent to Obligations of Target and the Target Principal Stockholder.

             Target's and the Target Principal Stockholder's obligations to close the transactions pursuant to this Agreement is contingent on the fulfillment, at or prior to the Closing Date, of each of the following conditions to the reasonable satisfaction of Target in Target's judgement, which judgement will not be unreasonably exercised, any of which conditions may be waived in writing, in whole or in part, by Target:

             12.1. The representations and warranties by the Amertranz Group contained in this Agreement or in any certificate or document delivered by, or at the direction of the Amertranz Group to Target pursuant to the provisions hereof shall be true in all respects at and as of the time of the Closing as though such representations and warranties were made at and as of such time.

             12.2. The Amertranz Group shall have performed and complied in all material respects with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by them prior to or at the Closing.

             12.3. The Amertranz Group shall have delivered to Target all of the exhibits and schedules required herein to be delivered by the Amertranz Group, and copies of the documents referred to therein, each duly executed, if required, and such exhibits, schedules and documents shall have been reasonably acceptable to Target.

             12.4. Since December 31, 1996, no material adverse change in the condition (financial or otherwise), business, earnings or, to the knowledge of the Amertranz Group, prospects of Holding has occurred, except as disclosed in SEC Filed Material.

             12.5. The transactions contemplated by this Agreement shall have been duly approved by the respective Boards of Directors of Holding and International, as required by the Delaware Corporation Law.

             12.6.  Target  shall  have  received  a  certificate  signed by the
President of Holding, and dated the Closing Date, to the effect that the conditions specified in Sections 12.1 through 12.5 inclusive have been fulfilled.

             12.7. The Target Principal Stockholder shall have received the following:

                   12.7.1. An opinion of the Amertranz Group's counsel, dated the Closing Date, in the form attached hereto as Exhibit C.

                   12.7.2. All other instruments, documents and certificates as are required to be delivered by or on behalf of the Amertranz Group pursuant to the provisions of this Agreement or that may be reasonably requested in furtherance of the provisions of this Agreement.

         13. Registration Rights.

             13.1. Right to Piggyback.

                   13.1.1. If Holding proposes to register any securities of Holding under the Securities Act on any registration form (otherwise than for the registration of securities to be offered and sold by Holding pursuant to or in furtherance of (i) an employee benefit plan, (ii) a dividend or interest reinvestment plan, (iii) other similar plans or (iv) reclassification of securities, mergers, consolidations and acquisitions of assets) permitting a secondary offering or distribution, not less than 90 days prior to each such registration Holding shall give to the Target Principal Stockholder written notice of such proposal which shall describe in detail the proposed registration and distribution (including those jurisdictions where registration or qualification under the securities or blue sky laws is intended) and, upon the written request of the Target Principal Stockholder furnished within 30 days after the date of any such notice, proceed to include in such registration such Merger Shares ("Piggy-Back Shares") as have been requested by the Target Principal Stockholder to be included in such registration. The Target Principal Stockholder shall in his request describe briefly the proposed disposition of such Piggy-Back Shares. Holding will in each instance use its best efforts to cause all such Piggy-Back Shares to be registered under the Securities Act and qualified under the securities or blue sky laws of any jurisdiction requested by the Target Principal Stockholder, all to the extent necessary to permit the sale or other disposition thereof (in the manner stated in such request) by the Target Principal Stockholder. Holding will file with the SEC a registration statement with respect to the Merger Shares no later than May 1, 1998.

                   13.1.2. If the managing underwriter, who shall be selected by Holding advises Holding in writing that, in its opinion, the inclusion of the Piggy-Back Shares with the securities being registered by Holding and
underwritten  by  the  underwriter   would   materially   adversely  affect  the
distribution of all such securities, then Holding will include in such underwritten registration (i) first, the securities Holding proposes to sell and
(ii) second, the Piggy-Back Shares requested to be included in such underwritten registration by the Target Principal Stockholder.

             13.2. Selection of Underwriter; Participation in Underwritten Registrations. Each of the Target Stockholders agrees to the selection by Holding of the underwriter to manage such registration and to execute an underwriting agreement with such underwriter that is in customary form. No Target Stockholder may participate in any underwritten portion of a registration hereunder which is underwritten unless such Target Stockholder (i) agrees to sell his Piggy-Back Shares on the basis provided in any underwriting arrangements approved by Holding, and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements; provided that no Target Stockholder shall be required to make any representations or warranties to Holding or the underwriters other than representations and warranties regarding such Target Stockholder and such Target Stockholder's intended method of distribution.

             13.3. Withdrawal of Registration. Nothing in this Section shall be deemed to require Holding to proceed with any registration of its securities after giving the notice as provided herein; provided, however, that Holding shall pay all expenses incurred pursuant to such notice (in accordance with Section 13.6).

             13.4. Registration and Qualification Procedures. Whenever Holding is required by the provisions of this Section to use its best efforts to effect the registration of any of its securities under the Securities Act, Holding will, as expeditiously as is possible:

                   (i) prepare and file with the SEC a registration statement with respect to such securities in connection with which Holding will give the Target Principal Stockholder, his counsel and accountants the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the SEC, and each amendment thereof or supplement thereto, and will give each of them such access to its books and records and such opportunities to discuss the business of Holding with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of the Target Principal Stockholder's counsel, to conduct a reasonable investigation within the meaning of the Securities Act;

                   (ii) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and the prospectus current and to comply with the provisions of the Securities Act with respect to the sale of all securities covered by such registration statement whenever the Target Stockholders shall desire to sell the same;
provided, however, Holding shall have no obligation to file any amendment or supplement at its own expense more than nine months after the effective date of such registration statement;

                   (iii) furnish to the Target Stockholders such number of copies of preliminary prospectuses and prospectuses and each supplement or amendment thereto and such other documents as they may reasonably request in order to facilitate the sale or other disposition of the securities owned by them in conformity with (i) the requirements of the Securities Act and (ii) the proposed method of distribution;

                   (iv) use its reasonable best efforts to register or qualify the securities covered by such registration statement under the securities or blue sky laws of such jurisdictions within the United States as the Target Principal Stockholder shall reasonably request, and do such other reasonable acts and things as may be required of it to enable the Target Stockholders to conclude the sale or other disposition in such jurisdictions of the securities owned by them; provided, however, that Holding shall not be required to (a) qualify as a foreign corporation or consent to a general and unlimited service of process in any such jurisdiction, (b) subject itself to any material taxation in any such jurisdiction, or (iii) qualify as a dealer in securities;

                   (v) furnish, at the request of the Target Principal Stockholder, on the date such securities are delivered to the underwriters for sale pursuant to such registration or, if such securities are not being sold through underwriters, on the date the registration statement with respect to such securities become effective, (a) an opinion, dated such date, of counsel representing Holding for the purposes of such registration, addressed to the underwriters, if any, and to the Target Stockholders, covering such legal matters with respect to the registration in respect of which such opinion is being given as the Target Principal Stockholder may reasonably request and are customarily included in such opinions, and (b) letters, dated respectively, (1) the effective date of the registration statement and (2) the date such securities are delivered to the underwriters, if any, for sale pursuant to such registration, from a firm of independent certified public accountants of recognized national standing selected by Holding, addressed to the underwriters, if any, and to the Target Stockholders, covering such financial, statistical and accounting matters with respect to the registration in respect of which such letters are being given as the Target Principal Stockholder may reasonably request and are customarily included in such letters;

                   (vi) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders as soon as reasonably practicable, but not later than 16 months after the effective date of the registration statement, an earnings statement covering a period of at least 12 months beginning after the effective date of the registration statement, which earnings statement shall satisfy the provisions of
Section 11(a) of the Securities Act;

                   (vii) cause all such Piggy-Back Shares to be listed on each securities exchange on which similar securities issued by Holding are then listed and to be qualified for trading on each system on which similar securities issued by Holding are from time to time qualified;

                   (viii) provide a transfer agent and registrar for all such Piggy-Back Shares not later than the effective date of such registration statement and thereafter maintain such a transfer agent and registrar; and otherwise cooperate with the Target Principal Stockholder and the managing underwriter to facilitate the timely preparation and delivery of certificates representing PiggyBack Shares to be sold and not bearing any restrictive legends, and enable such Piggy-Back Shares to be in such denominations and registered in such names as the managing underwriter may reasonably request at least two business days prior to any sale of Piggy-Back Shares to the underwriters;

                   (ix) enter into and perform an underwriting agreement with the managing underwriter, if any, containing customary (i) terms of offer and sale of the securities, payment provisions, underwriting discounts and commissions, and (ii) representations, warranties, covenants, indemnities, terms and conditions;

                   (x) notify the Target Principal Stockholder during any time when a prospectus relating to the registration is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and at the request of the Target Principal Stockholder promptly prepare and furnish to the Target Stockholders a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they are made;

                   (xi) keep the Target Principal Stockholder advised in writing as to the initiation and progress of any registration under this Section.

             13.5. Holdback Agreements.

                   13.5.1. If any registration pursuant to this Section is in connection with an underwritten public offering, each of the Target Stockholders will agree, if so required by the managing underwriter, not to effect any public sale or distribution of Piggy-Back Shares (other than as part of such underwritten public offering) during the period beginning 15 days prior to the effective date of such registration statement and ending on the 30th day (or such longer period of time as may be requested by the managing underwriter (which period shall in no event exceed 60 days)) after the effective date of such registration statement; provided, however, that each person that is an officer, director, or beneficial owner of five percent or more of the outstanding shares of Holding Shares enters into such an agreement on similar terms.

                   13.5.2. Holding agrees not to effect any public sale or distribution of its equity securities or securities convertible into or exchangeable or exercisable for any of such securities during the 15 days prior to or 90 days (or such longer period of time as may be requested by the managing underwriter (which period shall in no event exceed 180 days)) after any underwritten registration pursuant this Section has become effective, except as part of such underwritten registration and except pursuant to registrations on Form S-8 or S-4 or any successor or similar forms thereto.

             13.6. Registration Expenses. If Holding is required by the provisions of this Section to use its best efforts to effect the registration or qualification under the Securities Act or any state securities or blue sky laws of any of the Piggy-Back Shares, Holding shall pay all expenses in connection therewith, including (i) all expenses incident to filing with the National Association of Securities Dealers, Inc., (ii) registration fees, (iii) printing expenses, (iv) accounting and legal fees and expenses, (v) expenses of any special audits incident to or required by any such registration or qualification, and (vi) expenses of complying with the securities or blue sky laws of any jurisdictions in connection with such registration or qualification; provided, however, Holding shall not be liable for (1) any discounts or commissions to any underwriter attributable to Piggy-Back Shares being sold; (2) any stock transfer taxes incurred in respect of the Piggy-Back Shares being sold; or (3) the legal fees of the Target Stockholders.

             13.7. Securities Indemnification.

                   13.7.1. In connection with any registration or qualification of securities under this Section, Holding agrees to indemnify the Target Stockholders against all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) caused by any untrue, or alleged untrue, statement of a material fact contained in any registration statement, preliminary prospectus, prospectus or notification or offering circular (as amended or supplemented if Holding shall have furnished any amendments or supplements thereto) or caused by any omission, or alleged omission, to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses are caused by any untrue statement or alleged untrue statement or omission or alleged omission based upon information furnished in writing to Holding by any of the Target Stockholders or any underwriter expressly for use therein.

                   13.7.2. In connection with any registration or qualification of securities under this Section, the Target Principal Stockholder agrees to indemnify Holding and each officer, director and controlling person of Holding against all losses, claims, damages, liabilities and expenses (including the costs of reasonable investigation) caused by any untrue, or alleged untrue, statement of a material fact contained in any registration statement, preliminary prospectus, prospectus or notification or offering circular (as amended or supplemented if any of the Target Stockholders shall have furnished information for any amendments or supplements thereto) or caused by any omission, or alleged omission, to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent such losses, claims, damages, liabilities or expenses are caused by any untrue statement or alleged untrue statement or omission or alleged omission based upon information furnished in writing to Holding by any of the Target Stockholders expressly for use therein.

                   13.7.3. Any person entitled to indemnification hereunder will
(i) give reasonably prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

                   13.7.4. The indemnification provided for under this Section will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person of such indemnified party and will survive the transfer of PiggyBack Shares.

                   13.7.5. The parties agree to make such provisions, as are reasonably requested by any indemnified party, for contribution to such party in the event indemnification is unavailable for any reason. Such right to contribution shall be in such proportion as is appropriate to reflect the relative fault of and benefits to Holding on the one hand and the Target Stockholders on the other, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits to the indemnifying party and indemnified parties shall be determined by reference to, among other things, the total proceeds received by the indemnifying party and indemnified parties in connection with the offering to which such losses, claims, damages, liabilities or expenses relate. The relative fault of the indemnifying party and indemnified parties shall be determined by reference to, among other things, whether the action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission or state a material fact, has been made by, or relates to information supplied by, such indemnifying party or the indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The parties hereto agree that it would not be just or equitable if contribution pursuant hereto were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section. No person found guilty of any fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not found guilty of such fraudulent misrepresentation.

         14. Restriction on Transfer of Merger Shares.

             The Target Principal Stockholder agrees that he will not, directly or indirectly, offer, sell, contract to sell, or otherwise dispose of (or announce any offer, sale, contract of sale or other disposition) (i) any Merger Shares for a period of 12 months following the Closing Date, and (ii) any Merger Shares in excess of 100,000 Merger Shares by all Target Stockholders during the period commencing on the first anniversary of the Closing Date and ending on the second anniversary of the Closing Date.

         15. Indemnification.

             15.1. Indemnification by the Amertranz Group. Holding and International hereby agree to jointly and severally indemnify and hold harmless Target, the Target Principal Stockholder, and Target's directors, officers, agents and employees, from and against any and all Losses (as hereinafter defined), to the extent such Losses arise out of, result from, or are in connection with: (i) any breach by the Amertranz Group of any of the terms of this Agreement, (ii) any breach of any warranty or representa-tion of the Amertranz Group made herein, or (iii) any failure by the Amertranz Group to perform or comply with any of their covenants or obligations under this Agreement.

             15.2. Indemnification by the Target Principal Stockholder. The Target Principal Stockholder hereby agrees to indemnify and hold harmless Holding and International, their respective shareholders, directors, officers, agents and employees, from and against any and all Losses, to the extent such Losses arise out of, result from, or are in connection with: (i) any breach by Target or any Target Stockholder of any of the terms of this Agreement, (ii) any breach of any warranty or representation of Target or any Target Stockholder made herein, or (iii) any failure by Target or any Target Stockholder to perform or comply with any of its covenants or obligations under this Agreement except for actions or omissions by Target controlled by the Amertranz Group. Anything in this Agreement to the contrary notwithstanding, Lew E. Coppersmith shall not have any liability for indemnification hereunder.

             15.3. For purposes of this Agreement, "Losses" shall mean the aggregate of any and all payments for claims, liabilities, suits, actions, demands, charges, damages, losses, costs, or expenses (including reasonable attorneys' fees, expert witness fees and court costs) of every kind and nature incurred by the indemnified party, net of all reserves with respect to such item, tax benefits, insurance proceeds and any indemnity, contribution or other similar payment from third parties. Tax benefits will be considered to be realized for purposes of this Section in the year in which an indemnity payment occurs, taking into account the present value of any such tax benefits, and the amount of tax benefits shall be determined by assuming the person entitled to be indemnified is in the maximum applicable foreign, federal, state and local income tax bracket.

             15.4. Except as hereinafter set forth, indemnification shall only be available to any indemnified party to the extent its Losses exceed $25,000 in the aggregate, and the maximum liability of any indemnifying party pursuant to all claims for indemnification under this Section and all breaches of this Agreement shall be $1,500,000 in the aggregate. All amounts with respect to which the Amertranz Group is entitled to indemnification pursuant to the terms and conditions of this Section and to which such maximum amount applies, unless otherwise paid from insurance proceeds or otherwise to the Amertranz Group, shall be paid by the surrender by the Target Principal Stockholder to Holding of the number of Merger Shares determined by multimplying (i) the result obtained by dividing (a) the amount of the indemnified Loss, by (b) 1,500,000, by (ii) 425,000. The minimum and maximum limitations set forth in this Section shall not apply to (i) claims for indemnification for breaches of the representations and warranties set forth in Sections 8.20 and 8.29 and the covenants set forth in Sections 9.3 and 10.8, (ii) claims for indemnification under Section 13.7, and
(iii) breaches of the respective Employment Agreements.

             15.5. If any claim is made, or any suit or proceeding is instituted, which, if valid or prosecuted successfully would entitle a party to indemnification under this Section (a "Claim"), the indemnified party shall promptly give notice thereof to the others in writing. At the election of the indemnifying party, the indemnifying party shall, at its own cost and expense, assume the defense of such Claim or participate either directly or through their counsel with the indemnified party in the resolution, by litigation or otherwise, of any Claim. The indemnified party agrees to cooperate (and to cause parties within its control to cooperate) with the indemnifying party in determining the validity of any Claim or assertion of any Losses including giving (and causing parties within its control to give) the indemnifying party full access to information within its possession. The indemnified party agrees that it will not (and will cause parties within its control not to) settle any Claim without the prior written consent of the indemnifying party and to exercise its best efforts to avoid or minimize the Losses resulting from any Claim.

         16. No Brokerage.

             None of the parties hereto has incurred any obligation or liability, contingent or otherwise, for brokerage fees, finder's fees, agent's commissions, or the like in connection with this Agreement or the transactions contemplated hereby, and each party hereto agrees to indemnify and hold the other party hereto harmless against and in respect of any such obligation or liability based on agreements, arrangements, or understandings claimed to have been made by such party with any third party.

         17. Nature of Representations and Warranties.

             All of the parties hereto are executing and carrying out the provisions of this Agreement in reliance on the representations, warranties, covenants and agreements contained in this Agreement or at the closing of the transactions contemplated hereunder, and any investigation that they might have made or any other representations, warranties, covenants, agreements, promises or information, written or oral, made by the other party or any other person shall not be deemed a waiver of any breach of any such representation, warranty, covenant or agreement.

         18. Notices and Payments.

             All notices, writings and other communications required or permitted to be given pursuant to this Agreement shall be in writing, and if such notices are hand-delivered or faxed, return fax acknowledgement requested, to the address set forth below, they shall be deemed to have been received on the business day so delivered or transmitted; if such notices are transmitted by overnight courier, to the address set forth below, they shall be deemed to have been received on the business day following the date on which so transmitted, provided that any notice, writing or other communication received after 5:00 p.m., Eastern Time, shall be deemed to have been received on the next business day:

Amertranz Group:        Amertranz Worldwide Holding Corp.
                        2001 Marcus Avenue
                        Lake Success, New York 11042
                        Fax (516) 326-2248
                        Attn: Mr. Stuart Hettleman

and                     Mr. Stuart Hettleman
                        112 East 25th Street
                        Baltimore, Maryland 21218
                        Fax (410) 338-1105

With a copy to:         Zelig Robinson, Esquire
                        Gordon, Feinblatt, Rothman, Hoffberger & Hollander, LLC
                        233 East Redwood Street
                        Baltimore, Maryland 21202
                        Fax (410) 576-4167

Target and the
 Target Stockholders:   Mr. Christopher A. Coppersmith
                        55 Esplanade #302
                        Redondo Beach, California 90277
                        Fax (310) 725-0999

With a copy to:         Byron Countryman, Esquire
                        Countryman & McDaniel
                        5933 West Century Boulevard, Suite 1111
                        Los Angeles, California 90045
                        Fax (310) 342-6505

All payments hereunder shall be delivered to the above addresses. Any party may change its address for notice or payment purposes by giving notice the other parties as hereinabove provided.

         19. Expenses.

             19.1. Each party hereto shall be responsible for and bear all of its own costs and expenses (including the expenses of its representatives) incurred at any time in connection with negotiation, due diligence and closing the transaction described herein; provided, however, that Holding shall pay (or, if paid by Target, reimburse Target for) all fees incurred in conducting the December 31 Audit, unless this transaction is not closed due to the acts of Target or any Target Stockholder.

             19.2. Target and the Target Stockholders shall pay all income taxes and other taxes based on its taxable income which may be required as a result of the transactions contemplated hereby.

         20. Survival.

             Except as otherwise provided herein, the representations, warranties, covenants and agreements herein contained shall survive the execution, and delivery of this Agreement and the closing of the transactions contemplated hereby, and shall continue for a period of two years following the Closing Date, except for breaches of the representations and warranties set forth in Sections 8.20 and 8.29 and breaches of the covenant set forth in Sections 9.3 and 10.8, which shall survive until the expiration of all applicable statutes of limitation with respect thereto.

         21. Exclusivity; Termination of Agreement.

             21.1. Until the Closing, Target and the Target Stockholders will not directly or indirectly, through any representative or otherwise, solicit or entertain offers from, negotiate with or in any manner, encourage, discuss, accept or consider any proposal of any other person relating to the acquisition of the Target Shares or Target's assets or business in whole or in part, whether directly or indirectly, through purchase, merger, consolidation, or otherwise, and will immediately notify Holding regarding any contact between Target or any Target Stockholder or their respective representatives and any other person regarding any such offer or proposal or any related inquiry.

             21.2. In the event the Closing does not take place on the Closing Date, the obligations of the parties hereto with respect to exclusivity set forth above in this Section and to proceed to Closing will terminate.

         22. Effect of Waiver.

             The failure of any party at any time or times to require performance of any provision of this Agreement will in no manner affect the right to enforce the same. The waiver by any party of any breach of any provision of this Agreement will not be construed to be a waiver by any such party of any succeeding breach of that provision or a waiver by such party of any breach of any other provision.

         23. Severability.

             The invalidity, illegality or unenforceability of any provision or provisions of this Agreement will not affect any other provision of this Agreement, which will remain in full force and effect, nor will the invalidity, illegality or unenforceability of a portion of any provision of this Agreement affect the balance of such provision. In the event that any one or more of the provisions contained in this Agreement or any portion thereof shall for any reason be held to be invalid, illegal or unenforceable in any respect, this Agreement shall be reformed, construed and enforced as if such invalid, illegal or unenforceable provision had never been contained herein.

         24. Governing Law.

             This Agreement shall be governed by and construed in accordance with, the laws of the State of New York.

         25. Enforcement.

             Any suit, action or proceeding with respect to this Agreement, if brought by any Target Stockholder, shall be brought in the courts of Baltimore City or Baltimore County in the State of Maryland or in the U.S. District Court for the District of Maryland. Any suit, action or proceeding with respect to this Agreement, if brought by the Amertranz Group, shall be brought in the courts of Los Angeles County in the State of California or in the U.S. District Court for the Central District of California. The parties hereto hereby accept the exclusive jurisdiction of those courts, as set forth above, for the purpose of any such suit, action or proceeding.

             The parties hereto hereby irrevocably waive, to the fullest extent permitted by law, any objection that any of them may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any judgment entered by any court in respect thereof brought as set forth above, and hereby further irrevocably waive any claim that any suit, action or proceeding so brought, has been brought in an inconvenient forum.

             The parties hereto acknowledge and agree that any party's remedy at law for a breach or threatened breach of any of the provisions of this Agreement would be inadequate and such breach or threatened breach shall be per se deemed as causing irreparable harm to such party. Therefore, in the event of such breach or threatened breach, the parties hereto agree that, in addition to any available remedy at law, including but not limited to monetary damages, an aggrieved party, without posting any bond, shall be entitled to obtain, and the offending party agrees not to oppose the aggrieved party's request for, equitable relief in the form of specific enforcement, temporary restraining order, temporary or permanent injunction, or any other equitable remedy that may then be available to the aggrieved party.

         26. Binding Agreement; Assignment.

             This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement shall not be assignable by any party hereto except as provided herein or with the prior written consent of the other parties.

         27. Entire Agreement; Modification.

             This Agreement, which includes all schedules and exhibits hereto, constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, superseding all prior negotiations, correspondence, understandings and agreements, if any, between the parties; no amendment or modification of this Agreement shall be binding on the parties unless made in writing and duly executed by all parties. There are no oral or implied agreements and no oral or implied warranties between the parties hereto other than those expressed herein.

         28. Further Assurances.

             28.1. Each of the parties hereto agrees to execute, acknowledge, seal and deliver, after the date hereof and after the Closing, such further assurances, instruments and documents and to take such further actions as the other may reasonably request in order to fulfill the intent of this Agreement and the transactions contemplated hereby.

             28.2. The parties agree that before, on, or after the Closing Date, each will take all actions reasonably necessary or required so that the transactions contemplated by this Agreement be accomplished in a tax-free exchange under Section 368(a)(1) of the Code as if originally so accomplished. The parties intend that, in the event the transactions contemplated by this Agreement cannot be so accomplished despite all such reasonable efforts, the transactions contemplated by this Agreement will not be amended.

             28.3. The parties acknowledge that they are executing this Agreement prior to the attachment of all Schedules with respect to Target required hereunder. Target agrees that all such Schedules will be completed and delivered to the Amertranz Group by April 25, 1997, and the information set forth on such Schedules, when so delivered, will be subject to all of the representations and warranties set forth herein with respect thereto as if such Schedules were attached to this Agreement at the time of execution hereof.

         29. Counterparts.

             This Agreement may be executed in counterparts, all of which taken together shall constitute one instrument.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                  TARGET:
                                  TARGET AIRFREIGHT, INC.


                                  By:      /s/ Christopher A. Coppersmith
                                           Christopher A. Coppersmith
                                           President

                                  HOLDING:
                                  AMERTRANZ WORLDWIDE HOLDING CORP.


                                  By:      /s/ Stuart Hettleman
                                           Stuart Hettleman
                                           President


                                  INTERNATIONAL:
                                  TARGET INTERNATIONAL SERVICES, INC.


                                  By:      /s/ Stuart Hettleman
                                           Stuart Hettleman
                                           Vice President

                                  TARGET PRINCIPAL STOCKHOLDER:


                                  /s/ Christopher A. Coppersmith
                                  Christopher A. Coppersmith

                               AGREEMENT OF MERGER

                         INDEX OF SCHEDULES AND EXHIBITS

Schedule
7.5               -        Amertranz Defaults
7.7               -        Holding Insurance Policies
8.2               -        Target Stockholders' Target Ownership
8.5               -        Target Subsidiaries
8.6               -        Target Corporate Documents
8.11              -        Target Approvals
8.12              -        Exceptions to Title to Target's Assets
8.13              -        Target's Licenses and Marks
8.14              -        Target's Bank Accounts
8.15              -        Exceptions to Target's Financial Statements
8.16              -        Post-Financial Statement Date Target Liabilities
8.17              -        Target's Accounts Receivable Aging Schedule
8.18              -        Target's Accounts Payable Schedule
8.19              -        Material Adverse Changes to Target
8.21              -        Target Agreements and Authorizations
8.23              -        Target Litigation
8.24              -        Target Insurance Policies
8.26              -        Target Employment Agreements
8.27              -        Target Employee Benefit Plans
9.4               -        Holding Stock Option Grants to Target Personnel


Exhibit
A                 -        Employment Agreements
B                 -        Target's Counsel's Opinion
C                 -        Amertranz Group's Counsel's Opinion

                                    AGREEMENT


         In connection with the merger (the "Merger") of Target Airfreight, Inc., a California corporation, with and into Target International Services, Inc., a Delaware corporation, and in consideration of the issuance to the undersigned of shares (the "Merger Shares") of common stock of Amertranz Worldwide Holding Corp., a Delaware corporation ("Holding"), the undersigned hereby represents, warrants, and agrees as follows:

         The undersigned hereby warrants and represents to Holding that the undersigned is an "accredited investor" as defined by Regulation D promulgated under the Securities Act, and that the Merger Shares being acquired by the undersigned are being acquired for investment purposes only and not with a view to public resale or distribution, and will not be sold or distributed without registration under applicable federal and state securities laws or exemption therefrom.

         The undersigned agrees that he will not, directly or indirectly, offer, sell, contract to sell, or otherwise dispose of (or announce any offer, sale, contract of sale or other disposition) (i) any Merger Shares for a period of 12 months following the effective date of the Merger (the "Closing Date"), and (ii) any Merger Shares in excess of 10,000 Merger Shares during the period commencing on the first anniversary of the Closing Date and ending on the second anniversary of the Closing Date.

         IN WITNESS WHEREOF, the undersigned has executed this Joinder of execution as of the 16th day of April, 1997.


                                                     /s/ Lew E. Coppersmith
                                                     Lew E. Coppersmith

                                   EXHIBIT 4.5

                                                                     Exhibit 4.5


                        AMERTRANZ WORLDWIDE HOLDING CORP.

                                AGENCY AGREEMENT


                                                    As of May 8, 1997



GKN Securities Corp.
61 Broadway, 12th Floor
New York, New York 10006


Ladies and Gentlemen:

         Amertranz Worldwide Holding Corp., a Delaware corporation ("Company"), proposes to offer for sale in a private placement offering ("Offering"), units ("Units") aggregating a minimum of $2,500,000 and a maximum of $3,500,000 of gross proceeds to the Company. Each Unit consists of one share of Class C 10% Convertible Preferred Stock, $10.00 par value ("Preferred Stock"), and five Common Stock Purchase Warrants ("Warrants"). The Preferred Stock will be issued pursuant to the terms of the Certificate of Designations, Preferences and Rights of Class C 10% Convertible Preferred Stock ("Certificate of Designations"), in the form of Exhibit C to the Company's Confidential Term Sheet, dated May 8, 1997 ("Term Sheet"), to be filed as part of Company's Certificate of Incorporation immediately prior to the closing of the Offering ("Closing"). The Warrants will be issued in the form of Exhibit D to the Term Sheet and will be identical to the warrants issued by the Company in its initial public offering in June 1996. As used herein, the term "Warrants" will be deemed to include the "Extra Warrants" as defined in Section 6.1 hereof.

         The per-Unit Offering price ("Offering Price") to purchasers ("Subscribers") will be $10.00. The number of Units purchased by each Subscriber shall be determined by dividing the amount of his or her subscription by the per-Unit Offering Price. The minimum subscription amount will be $100,000, but you may accept subscriptions for amounts less than $100,000 in your sole discretion.

         The Offering will be made on a "best efforts, minimum $2,500,000, maximum $3,500,000" basis. The Units will be sold only to "accredited investors" in accordance with Section 4(2) and/or 3(b) of the Securities Act of 1933, as amended ("Securities Act"), and Rules 501-506 of Regulation D ("Reg D") promulgated thereunder.

         The Subscribers shall have the rights and be subject to the terms and conditions reflected in the Term Sheet. The Term Sheet, together with all exhibits thereto, and the subscription agreement to be executed by each Subscriber and the Company (collectively, the "Subscription Agreements"), will be referred to herein as the "Offering Documents." GKN Securities Corp. is sometimes referred to herein as the "Placement Agent," "You" or as "GKN."

         1. Appointment of Placement Agent; The Offering.

            1.1 Appointment of Placement Agent. You are hereby appointed the exclusive Placement Agent of the Company during the offering period herein specified ("Offering Period") for the purpose of assisting the Company in locating qualified Subscribers. You hereby accept such agency and agree to assist the Company in locating qualified Subscribers. Your agency hereunder is not terminable by the Company except upon breach by you of your material obligations hereunder or as otherwise set forth in Section 8 of this Agreement.

            1.2 Offering Period; Closing. The Offering Period shall commence on May 8, 1997 and shall continue until May 30, 1997, unless extended by the Company and the Placement Agent to a date not later than June 15, 1997 ("Termination Date") without notice to Subscribers. If at any time before the Termination Date, subscriptions for at least $2,500,000 have been received and accepted (and funds in payment therefore have cleared, which may include the conversion of up to $800,000 of certain promissory notes issued by the Company in May 1997 ("Interim Loans")), then upon mutual consent of the Company and GKN, the Closing of the Offering shall take place. There shall be only one Closing. If subscriptions for at least $2,500,000 of Units are not received and accepted (and funds in payment therefor cleared) by the Termination Date, then the Offering will be terminated and all funds received from Subscribers will be returned, without interest and without any deduction.

            1.3 Offering Documents. The Company will provide the Placement Agent with a sufficient number of copies of the Offering Documents for delivery to potential Subscribers and such other information, documents and instruments which the Placement Agent deems reasonably necessary to act as placement agent hereunder and to comply with the rules, regulations and judicial and administrative interpretations respecting compliance with applicable state and federal statutes related to the Offering.

            1.4 Segregation of Funds. Each Subscriber for Units shall tender to the Placement Agent a check payable to "GKN Securities Corp. -- Amertranz Special Account" in the amount of the investment subscribed for, which funds shall be held by the Placement Agent in a segregated noninterest bearing bank account in accordance with Rules 10b-9 and 15c2-4 promulgated under the Securities Exchange Act of 1934 ("Exchange Act").

            1.5 No Firm Commitment. The Company understands and acknowledges that the undertaking by the Placement Agent pursuant to this Agreement is not a "firm commitment" offering and that the Placement Agent is not obligated in any way to purchase or sell the Units offered hereby.

         2.   Representations  and  Warranties  of  the  Company.   The  Company
represents and warrants to GKN upon the execution of this Agreement and again at the Closing as follows:

            2.1 Due Incorporation and Qualification. The Company has been duly incorporated, is validly existing and is in good standing under the laws of its state of incorporation and is duly qualified or has filed for qualification as a foreign corporation (except where the failure to so qualify would not have a material adverse effect on the Company) for the transaction of business and is in good standing in each jurisdiction in which the ownership or leasing of its properties or the conduct of its business requires such qualification.

            2.2 Conduct of Business; Compliance With Law. The Company has all requisite corporate power and authority, and has all necessary franchises, authorizations, approvals, orders, licenses, certificates and permits of and from all governmental regulatory officials and bodies (collectively, the

"Approvals") to own or lease its properties and conduct its business as described in the Offering Documents, except where failure to obtain such Approvals would not, either singly or in the aggregate, have a material adverse effect on the Company. The Company is not in violation of, and has been doing business in compliance with, all such Approvals and the Company is not in violation of any applicable law, rule, regulation, judgment or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its properties or businesses, except where such violation, singly or in the aggregate, would not have a material adverse effect on the Company. The Company is not in violation of any term or provision of its Certificate of Incorporation or By-Laws, except that the Company will need to file the amendment to its Certificate of Incorporation described in Section 2.26 so as to reserve a sufficient number of shares of Common Stock for issuance upon exercise or conversion, as the case may be, of all of the Company's outstanding securities.

            2.3 Subsidiaries. Except for its wholly-owned subsidiaries ("Subs"), the Company has no interest in, shares of capital stock of, or right to acquire an interest in or shares of capital stock of, any other company, partnership or other entity, except as set forth as Schedule 2.3 attached hereto. All of the outstanding capital stock of each of the Subs has been duly and validly authorized and issued, has been properly transferred to the Company and is fully paid and non-assessable. Except as set forth on Schedule 2.3, there are no options, warrants, convertible securities or other rights permitting or requiring the Subs to issue, or which give anyone the right to purchase any, securities of the Subs or rights convertible into securities of the Subs, and the Subs have not agreed to issue or sell any shares of its capital stock, or securities convertible into its common stock.

            2.4 Authorized Capital.

                2.4.1 The Company is authorized to issue 17,500,000 shares of capital stock, consisting of 15,000,000 shares of Common Stock and 2,500,000 shares of preferred stock, of which 6,826,504 shares of Common Stock, 200,000 shares of preferred stock designated as Class A Preferred Stock and 20,000 shares of preferred stock designated as Class B Preferred Stock are currently issued and outstanding. Schedule 2.4.1 sets forth the name and address of each holder of Class A and Class B Preferred Stock and the number of shares beneficially owned by each holder. All of the issued and outstanding shares of Common Stock and preferred stock have been duly and validly authorized and issued and are fully paid and non-assessable, and do not have preemptive rights. The offers and sales of such outstanding shares of Common Stock and preferred stock were at all relevant times either registered under the Securities Act and the applicable state securities or Blue Sky laws, or exempt from such registration.

            2.5 Outstanding Securities.

                2.5.1 To the best knowledge of the Company, there is no proxy, voting trust, agreement, understanding or arrangement among any of the record or beneficial owners of Common Stock affecting the voting or transfer of such stock, or any other restriction on either the voting or transfer of such stock, except as described on Schedule 2.5.1 hereto.

                2.5.2 Except as set forth on Schedule 2.5.2 hereto, and pursuant to this Agreement, the Company does not have outstanding any option, warrant, convertible security, or other right (collectively, "Options") permitting or requiring it to issue, or otherwise to purchase or convert any obligation into, shares of Common Stock or other securities of the Company and the Company has not agreed to issue or sell any shares of Common Stock or other securities of the Company.

            2.6 Preemptive and Participation Rights; Registration Rights.

                2.6.1 There are no preemptive and other participation rights which would afford the holders of such rights, as a result of this Offering, the opportunity to purchase securities of the Company and/or the right to purchase securities of the Company at reduced prices.

                2.6.2 Except as set forth on Schedule 2.6.2 hereto, no holder of any of the Company's securities has any rights, "demand," "piggyback" or otherwise, to have such securities registered for sale under the Securities Act or to demand the filing of a registration statement.

            2.7 Financial Statements; No Material Adverse Changes. The financial statements of the Company included in the Offering Documents ("Financials") fairly present the consolidated financial position and results of operations of the Company at the dates thereof and for the periods covered thereby, subject to year-end adjustments and normal recurring accruals. Other than as set forth on the March 31, 1997 balance sheet contained in the quarterly Report on Form 10-Q for the quarter ended March 31, 1997 included in the Offering Documents ("Balance Sheet"), and as provided under the terms of the Interim Loans, the Company has no liabilities or obligations, contingent, direct, indirect or otherwise, except those incurred in the ordinary course of business since the date of the Balance Sheet. Except as otherwise stated in the Offering Documents, there has not been any change in the condition, financial or otherwise, of the Company which could materially adversely affect its ability to conduct its operations as described in the Offering Documents.

            2.8 Taxes. The Company has filed all federal tax returns and all state and municipal and local tax returns (whether relating to income, sales, franchise, withholding, real or personal property or other types of taxes) required to be filed under the laws of the United States and applicable states, and has paid in full all taxes which have become due pursuant to such returns or claimed to be due by any taxing authority or otherwise due and owing; provided, however, that the Company has not paid any tax, assessment, charge, levy or license fee that it is contesting in good faith and by proper proceedings and adequate reserves for the accrual of same are maintained if required by generally accepted accounting principles. Each of the tax returns heretofore filed by the Company correctly and accurately reflects the amount of its tax liability thereunder. The Company has withheld, collected and paid all levies, assessments, license fees and taxes to the extent required.

            2.9 Finder's Fees. The Company is not obligated to pay a finder's fee to anyone in connection with the introduction of the Company to GKN or the consummation of the Offering contemplated hereunder.

            2.10 No Pending Actions. Except as set forth on Schedule 2.10, there are no actions, suits, proceedings, claims, hearings, any investigations or inquiries before or by any court, governmental authority, tribunal or instrumentality (or to the Company's knowledge, any state of facts which would give rise thereto), pending or, to the Company's knowledge, threatened against the Company or involving the properties of the Company, which might result in any material adverse change in the business, properties, financial position or results of operations of the Company, or which might adversely affect the transactions or other acts contemplated by this Agreement or the validity or enforceability of this Agreement.

            2.11 Private Offering Exemption. Assuming that (i) a proper Form D is filed in accordance with Rule 503 of Regulation D under the Securities Act ("Reg D"), (ii) that the offer and the sale of the Units by the Placement Agent is made in compliance with Rule 502 of Reg D and (iii) that the representations of the Subscribers in the Subscription Agreements signed by them are true and correct

(which facts will not be independently verified by the Company), the sale of Units in the Offering is exempt from registration under the Securities Act and is in compliance with Reg D.

            2.12 Due Authorization; Consents. The Company has full right, power and authority to enter into this Agreement, the Subscription Agreements, the Warrants and the Placement Agent Option (as defined in Section 4.4), to file the Certificate of Designations and to perform all of its obligations hereunder and thereunder. This Agreement has been, and the Subscription Agreements, Warrants and Placement Agent Option will be, duly authorized, executed and delivered by the Company. This Agreement has been, and the Subscription Agreements, Warrants and Placement Agent Option, when executed and delivered will have been, duly authorized by all necessary corporate action and no further corporate action or approval is or will be required for their respective execution, delivery and performance. This Agreement constitutes, and the Subscription Agreements, Warrants and Placement Agent Option, upon execution and delivery will constitute, valid and binding obligations of the Company, enforceable in accordance with their respective terms (except (i) as the enforceability thereof may be limited by bankruptcy or other laws now or hereafter in effect relating to or affecting creditors' rights generally, (ii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceedings therefor may be brought, and (iii) that the enforceability of the indemnification and contribution provisions of the respective agreements may be limited by the federal and state securities laws and public policy), and no consent, approval, authorization, order of, or filing with, any court or governmental authority or any other third party is required to consummate the transactions contemplated by this Agreement, the Subscription Agreements, Warrants or Placement Agent Option, except that the offer and sale of the Units in certain jurisdictions may be subject to the provisions of the securities or Blue Sky laws of such jurisdictions. Additionally, other than such consents as may have already been obtained and are contemplated by this Agreement, no consent, approval, authorization, order of, filing with, any court or governmental authority or any other third party is required to consummate the transactions contemplated by this Agreement, the Subscription Agreements, the Warrants and the Placement Agent Option.

            2.13 Non-Contravention. Except for those that have been waived, the Company's execution and delivery of this Agreement, the Subscription Agreements, the Warrants, the Preferred Stock Certificates and the Placement Agent Option, and the incurring of the obligations herein and therein set forth, and the consummation of the transactions contemplated herein and therein, will not (i) conflict with, or constitute a breach of, or a default under, the Certificate of Incorporation or By-Laws of the Company, or any contract, lease or other agreement or instrument to which the Company is a party or in which the Company has a beneficial interest or by which the Company is bound, except where such breach(es) or default(s), singly or in the aggregate, would not have a material adverse effect on the Company; (ii) violate any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its properties or business, except where such violation(s), singly or in the aggregate, would not have a material adverse effect on the Company; or (iii) have any material adverse effect on any Approval necessary for the Company to own, lease or operate any of its properties or to conduct its business.

            2.14 Valid Issuances. The Preferred Stock and Warrants comprising the Units and the Units underlying the Placement Agent Option, when issued and delivered in accordance with the terms of the Subscription Agreements, this Agreement or the Placement Agent Option, as the case may be, will be duly and validly issued fully paid and non-assessable. The Common Stock issuable upon conversion of the Preferred Stock (and upon the payment of in-kind dividends on the Preferred Stock if in the form of Common Stock) and exercise of the Warrants included in the Units and the Units underlying the Placement Agent Option, when issued and delivered in accordance with their terms, will be duly and validly issued, fully paid and non-assessable. The Company has reserved for issuance a sufficient number of shares of Common Stock to be issued upon conversion of the Preferred Stock (and upon the payment of in-kind dividends on the Preferred Stock if in the form of Common Stock) and exercise of the Warrants included in the Units and the Units underlying the Placement Agent Option.

            2.15 No Regulatory Problems. The Company (i) has not filed a registration statement which is the subject of any pending proceeding or examination under Section 8 of the Securities Act, and is not and has not been the subject of any refusal order or stop order thereunder; (ii) is not subject to any pending proceeding under Rule 258 of the Securities Act or any similar rule adopted under Section 3(b) of the Securities Act, or to an order entered thereunder; (iii) has not been convicted of any felony or misdemeanor in connection with the purchase or sale of any security or involving the making of any false filing with the Commission; (iv) is not subject to any order, judgment, or decree of any court of competent jurisdiction temporarily or preliminarily restraining or enjoining, or is subject to any order, judgment, or decree of any court of competent jurisdiction, permanently restraining or enjoining, the Company from engaging in or continuing any conduct or practice in connection with the purchase or sale of any security or involving the making of any false filing with the Commission; and (v) is not subject to a United States Postal Service false representation order entered under Section 3005 of Title 39, United States Code; or a temporary restraining order or preliminary injunction entered under Section 3007 of Title 39, United States Code, with respect to conduct alleged to have violated Section 3005 of Title 39, United States Code. None of the Company's directors, officers, or beneficial owners of 10 percent or more of any class of its equity securities (i) has been convicted of any felony or misdemeanor in connection with the purchase or sale of any security, involving the making of a false filing with the Commission, or arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, or investment advisor; (ii) is subject to any order, judgment, or decree of any court of competent jurisdiction temporarily or preliminarily enjoining or restraining, or is subject to any order, judgment, or decree of any court of competent jurisdiction, permanently enjoining or restraining such person from engaging in or continuing any conduct or practice in connection with the purchase or sale of any security, or involving the making of a false filing with the Commission, or arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, or investment adviser; (iii) is subject to an order of the Commission entered pursuant to Section 15(b), 15B(a) or 15B(c) of the Exchange Act, or is subject to an order of the Commission entered pursuant to Section 203(e) or (f) of the Investment Advisers Act of 1940; (iv) is suspended or expelled from membership in, or suspended or barred from association with a member of, an exchange registered as a national securities exchange pursuant to Section 6 of the 1934 Act, an association registered as a national securities association under
Section 15A of the 1934 Act, or a Canadian securities exchange or association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade; or (v) is subject to a United States Postal Service false representation order entered under Section 3005 of Title 39, United States Code; or is subject to a restraining order or preliminary injunction entered under Section 3007 of Title 39, United States Code, with respect to conduct alleged to have violated Section 3005 of Title 39, United States Code.

            2.16 Title to Property; Insurance. The Company has good and marketable title to, or valid and enforceable leasehold estates in, all items of real and personal property (tangible and intangible) owned or leased by it, free and clear of all liens, encumbrances, claims, security interests, defects and restrictions of any material nature whatsoever, other than (i) as provided on
Schedule 2.16 hereto, (ii) purchase money security interests created in the ordinary course of business, and (iii) for taxes not yet due and payable. The Company has adequately insured its properties against loss or damage by fire or other casualty and maintains such insurance in adequate amounts.

            2.17 Intangibles. There is no claim or action by any person pertaining to, or proceeding pending or, to the Company's knowledge, threatened and the Company has not received any notice of conflict with the asserted rights of others which challenges the exclusive right of the Company with respect to any of the Company's trademarks, service marks, service names, trade names, patents and patent applications, copyrights and other rights (collectively, "Intangibles") used in the conduct of the Company's business, except as described in the Offering Documents. To the Company's knowledge, the Intangibles and the Company's current products, services and processes do not infringe on any intangibles held by any third party and no others have infringed upon the Intangibles of the Company.

            2.18 Offering Documents; 10b-5 Representation. The Offering Documents conform in all material respects with the requirements of Section 4(2) and/or 3(b) of the Securities Act and Rules 501-506 of Reg D and with the requirements of all other applicable rules and regulations of the Securities and Exchange Commission (the "Commission") currently in effect relating to "private offerings." The Offering Documents, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

            2.19 Material Contracts. The Company is not in default in performance of its obligations under any provisions of any oral and written agreements, notes, instruments, or contracts to which the Company is a party or by which its assets or properties may be bound ("Contracts"), except where such defaults singly or in the aggregate would not have a material adverse effect on the Company. The Company does not know of the occurrence of any event or the existence of any state of facts which with notice or the passage of time or both could cause it to be in default under any Contract. Except as set forth on
Schedule 2.19, The Company has no knowledge of any violation of any Contract by any other party thereto and has no knowledge of any intent by any other party to a Contract not to perform its obligations in all material respects under such Contract.

            2.20 Exchange Act Reports. The Company is subject to the reporting requirements of the Securities Act and Exchange Act and has filed all reports and statements required under the Securities Act and Exchange Act on a timely basis, and each report and statement was true and complete in all material respects when filed.

            2.21 Subsidiaries. Whenever the context of this Agreement permits, the representations and warranties made by the Company in this Agreement shall also apply and be true with respect to each of the Subs, individually, and as to the Company taken as a whole with all the Subs, as if each representation and warranty contained herein made specific reference to the Subs each time the term "Company" is used.

            2.22 [Intentionally Omitted]

            2.23 Agreement with TIA and CFS. The Company has entered into an agreement ("TIA/CFS Agreement") with each of TIA, Inc. ("TIA") and Caribbean Freight System, Inc. ("CFS"), holders of all of the Company's outstanding Class A Preferred Stock and certain of the Company's debt ("TIA/CFS Debt"), pursuant to which each of TIA and CFS has agreed (i) that the Company may issue the Preferred Stock in the Offering and that such Preferred Stock shall be senior to the Class A Preferred Stock and (ii) to convert, under certain conditions relating to the Company's ability to meet the tangible net worth maintenance requirements of The Nasdaq Stock Market, Inc., if requested by the Company in accordance with the terms of the agreement, all or a portion of the TIA/CFS Debt into shares of the

Company's Class D Preferred Stock, as necessary to allow the Company to meet such maintenance requirements.

            2.24 Waiver of BNY Financial Corporation; No Defaults on Other Existing Indebtedness. The Company has secured the agreement ("BNY Agreement") of BNY Financial Corporation, the Company's senior secured lender ("BNY"), pursuant to which BNY is waiving any and all defaults that may have existed prior to the date of this Agreement, subject to the consummation of the Offering and receipt by the Company of at least $2,000,000 in net proceeds therefrom (which can include the conversion of the Interim Loans into Units sold in the Offering). The BNY Agreement is in full force and effect as of the date of this Agreement and the Closing, as the case may be.

            2.25 Valid Agreement of Merger with Target.. The Company has consummated the agreement of merger ("Merger Agreement") by and among the Company, Target International Services, Inc., a wholly owned subsidiary of the Company ("TIS"), Target Air Freight, Inc. ("Target") and Christopher A. Coppersmith for the merger of Target with and into TIS.

            2.26 Shareholder Consent to Increased Authorized Capital; Agreement Not to Convert or Exercise Certain Securities. The Company has obtained the written consent of the holders of a majority of its outstanding voting stock approving an amendment to the Company's Certificate of Incorporation to increase the authorized capital from 15,000,000 shares of Common Stock to 30,000,000 shares of Common Stock, and copies of same have been delivered to the Placement Agent. The Company has obtained the written agreement of those securityholders set forth on Schedule 2.26 hereto pursuant to which such holders have agreed to refrain from exercising or converting any and all of their securities that are exercisable or convertible into Common Stock until such time as the amendment to the Certificate of Incorporation is filed with the Secretary of State of Delaware and effective.

         3.   Representations   and  Warranties  of  the  Placement  Agent.  GKN
represents and warrants to the Company, as follows:

            3.1 Due Incorporation. GKN is duly incorporated and validly existing and in good standing under the laws of its state of incorporation and is duly qualified as a foreign corporation for the transaction of business and is in good standing in each jurisdiction where the failure to be so qualified would not have a materially adverse effect on its business.

            3.2 Broker-Dealer Registration. GKN is registered as a broker-dealer under Section 15 of the Exchange Act.

            3.3 Good Standing. GKN is a member in good standing of the NASD.

            3.4 Sales in Certain Jurisdictions. Sales of Units by GKN will be made only in such jurisdictions in which it is a registered broker-dealer or where an applicable exemption from such registration exists.

            3.5 Compliance with Laws. Offers and sales of Units by GKN will be made in compliance with the provisions of Rule 502(c) of Reg D of the Securities Act, and GKN will furnish to each investor a copy of the Offering Documents prior to accepting any payments for Units. GKN will offer the Units only in the jurisdictions indicated in the Blue Sky Survey delivered by Graubard Mollen & Miller ("GM&M") and in accordance with the limitations set forth therein.

         4. Closing.

            4.1 Closing. The Closing will take place at the offices of GM&M, located at 600 Third Avenue, New York, New York. At the Closing, the Company shall deliver to GKN for deposit into the Subscriber's account (unless otherwise directed in writing by the Subscriber), certificates representing the Preferred Stock and Warrants comprising the Units against payment therefor by certified check payable to the order of the Company.

            4.2 Deliveries at and Conditions of the Closing. At the Closing, and as a condition to the Closing, the Company shall deliver or cause to be delivered to the Placement Agent on behalf of the Placement Agent and the
Subscribers:

                4.2.1 Opinion. The opinion of Gordon, Feinblatt, Rothman, Hoffberger & Hollander, LLC ("Company Counsel"), dated as of the date of the Closing, to the effect that:

                    (i) The Company and each of its subsidiaries has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own or lease its property and conduct its businesses as currently conducted. Each of the Company and its subsidiaries is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on the operations of the Company and its subsidiaries taken as a whole. The Company has all requisite corporate right, power and authority to enter into this Agreement, the Subscription Agreements, the Warrants and the Placement Agent Option, to file the Certificate of Designations and to perform all of its obligations hereunder or thereunder or contemplated hereby and thereby. To such counsel's knowledge, no approval or consent of any court, board or governmental agency, instrumentality or authority of the United States or of any state having jurisdiction or authority over the Company, or of any other third party (other than any approval or consent required under any state securities or Blue Sky laws) is required for the valid authorization, issuance, sale and delivery of the Units or Placement Agent Option or the consummation of the transactions contemplated by this Agreement, the Subscription Agreements, the Warrants, the Placement Agent Option or the Certificate of Designations or, if so required, all such authorizations, approvals, consents, orders, registrations, licenses and permits have been duly obtained and are in full force and effect;

                    (ii) Based solely on a review of the Certificate of Incorporation, corporate minute and stock books of the Company, as of May 15, 1997, the Company was authorized to issue 17,500,000 shares of capital stock consisting of 15,000,000 shares of Common Stock and 2,500,000 shares of Preferred Stock, of which 6,826,504 shares of Common Stock, 200,000 shares of preferred stock designated as Class A Preferred Stock and 20,000 shares of preferred stock designated as Class B Preferred Stock are currently issued and outstanding. To the knowledge of such counsel, other than as set forth on
Schedule 2.5.2, there are no Options outstanding. All issued and outstanding securities of the Company, other than options and warrants for which no payment was required, have been duly authorized and validly issued and are fully paid and non-assessable;

                    (iii) The Preferred Stock and Warrants comprising the Units and the Units underlying the Placement Agent Option, when issued and delivered in accordance with the terms of the Subscription Agreements, this Agreement or the Placement Agent Option, as the case may be, will be duly and validly issued fully paid and non-assessable. The Common Stock, issuable upon conversion of the Preferred Stock and exercise of the Warrants underlying the Units and the Units underlying the Placement Agent Option, when issued and delivered in accordance with their terms, will be duly and validly issued, fully paid and non-assessable. The Company has reserved for issuance a sufficient number of shares of Common Stock to be issued upon conversion of the Preferred Stock and exercise of the Warrants included in the Units and the Units underlying the Placement Agent Option. The certificates representing the Preferred Stock and Warrants and the Placement Agent Option are in proper legal form.

                    (iv) Except as set forth on Schedules 2.5.1 and 2.6, there are no preemptive or other rights to subscribe for or purchase, or any restriction upon the voting or transfer of, any shares of Common Stock of the Company, under the Certificate of Incorporation or By-Laws of the Company, under any statute, rule or regulation, or, to the knowledge of such counsel, under any agreement or other outstanding instrument to which the Company is a party or by which it is bound. To such counsel's knowledge, the issuance of the Units in the Offering will not give any holder of any of the Company's outstanding Options, or other convertible securities or rights to purchase shares of the Company's Common Stock, the right to purchase any additional shares of Common Stock and/or the right to purchase shares at a reduced price except as provided in the anti-dilution provisions of the Placement Agent Options issued in connection with the Offering and the Underwriter's Purchase Options issued in June 1996. To the knowledge of such counsel, except as set forth on Schedule 2.6, no holder of any of the Company's securities has any rights, "demand," piggyback" or otherwise, to have such securities registered for sale under the Securities Act or to demand the filing of a registration statement;

                    (v) Assuming that (a) a proper Form D is filed in accordance with Rule 503 of Reg D, (b) that the offer and the sale of the Units by the Placement Agent was made in compliance with Rule 502(c) of Reg D and (c) that the representations of the Subscribers in the Subscription Agreements signed by them are true and correct (which facts will not be independently verified by such counsel), the sale of Units in the Offering is exempt from registration under the Securities Act and is in compliance with Reg D;

                    (vi) This Agreement, the Subscription Agreements, the Certificate of Designations, the Warrants and the Placement Agent Option each have been duly and validly authorized and, when executed and delivered and/or filed by the Company, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except (i) as the enforceability thereof may be limited by bankruptcy or other laws now or hereafter in effect relating to or affecting creditors' rights generally, (ii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceedings therefor may be brought, and (iii) that the enforceability of the indemnification and contribution provisions of the respective agreements may be limited by the federal and state securities laws and public policy;

                    (vii) Neither the execution and delivery of this Agreement, the Subscription Agreements, the Certificate of Designations, the Warrants, or the Placement Agent Option, nor compliance with the terms hereof or thereof, or the consummation of the transactions herein or therein contemplated, has, or will, (a) conflict with, or result in a breach of, any of the terms or provisions of, or constitute a default under, or result in the creation or modification of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company pursuant to the terms of, any Contract,
(b) result in any violation of the provisions of the Certificate of Incorporation or the By-Laws of the Company, (c) violate any statute or any judgment, order or decree, rule or regulation applicable to the Company of any court, domestic or foreign, or of any federal, state or other regulatory authority or other governmental body having jurisdiction over the Company, its properties or assets, except for such violations which, singly or in the aggregate, would not have a material adverse effect on the Company, or (d) have a material adverse effect on any Approval;

                    (viii) In the course of the preparation of the Offering Documents, such counsel participated in discussions with officers of the Company. Although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Offering Documents (except as otherwise set forth in the opinion), no facts have come to the attention of such counsel which leads them to believe that the Offering Documents or any amendment or supplement thereto, as of the date of such opinion, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel expresses no opinion with respect to the financial statements and schedules and other financial and statistical data included in the Offering Documents);

                    (ix) The statements in the Offering Documents have been reviewed by such counsel and, insofar as they refer to statements of law, descriptions of statutes, licenses, rules or regulations or legal conclusions, are correct in all material respects;

                    (x) To such counsel's knowledge, neither the Company, nor any of its subsidiaries, is in default in the performance and observance of any term, covenant or condition of any Contract except defaults which are disclosed on Schedule 2.19 and such defaults which singly or in the aggregate would not have a material adverse affect on the Company. Neither the Company, nor any of its subsidiaries, is in violation of any term or provision of its Certificate of Incorporation or By-Laws, except that the Company will need to file the amendment to its Certificate of Incorporation described in Section 2.26 so as to reserve a sufficient number of shares of Common Stock for issuance upon exercise or conversion, as the case may be, of all of the Company's outstanding securities;

                    (xi) To such counsel's knowledge, the Company and each of its subsidiaries has all necessary Approvals to own or lease properties and conduct its businesses as described in the Offering Documents, except where failure to obtain such Approvals would not, either singly or in the aggregate, have a material adverse effect on the Company. To such counsel's knowledge, neither the Company or any of its subsidiaries is in violation of any applicable law, rule, regulation, judgment or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its property or businesses, except where such violation, singly or in the aggregate, would not have a material adverse effect on the Company.

                    (xii) Except as set forth on Schedule 2.10, to such counsel's knowledge, there are no claims, actions, suits, hearings, investigations, inquiries or proceedings of any kind or nature, before or by any court, governmental authority, tribunal or instrumentality pending or threatened against or affecting the Company or any of its subsidiaries or involving the property of the Company or any of its subsidiaries which might materially and adversely affect the business, properties or financial position of the Company, or which might adversely affect the transactions or other acts contemplated by this Agreement or the validity or enforceability of this Agreement.

                    (xiii) The merger between TIS and Target was consummated in accordance with applicable law and as contemplated by the Merger Agreement.

                4.2.2 Officers' Certificate. A certificate of the Company, signed by an executive officer thereof stating that (i) the representations and warranties contained in Section 2 hereof are true and accurate at the Closing, with the same effect as though expressly made at the Closing and (ii) that all covenants and agreements to be complied with by the Company prior to the Closing have been complied with.

                4.2.3 Subscription Agreements. The fully executed subscription agreements of each of the Subscribers.

                4.2.4 Certificate of Designations. The Company shall furnish to the Placement Agent a copy of the Certificate of Designations of the Class C Preferred Stock certified as filed with each of the appropriate regulatory agencies.

                4.2.5  Preferred Stock  Certificates.  The Company shall furnish
executed   certificates   evidencing  the  Preferred  Stock  in  the  names  and
denominations provided by GKN.

                4.2.6 Warrants. The Company shall furnish executed Warrants in the names and denominations provided by GKN.

                4.2.7 BNY Waiver Update. The Company shall furnish an executed waiver letter dated the date of the Closing from BNY to the Company acknowledging that the waiver described in Section 2.24 is in full force and effect and acknowledging that the Company has satisfied all of the terms and conditions of the waiver.

                4.2.8 TIA/CFS Agreement. The Company shall furnish an executed TIA/CFS Agreement.

                4.2.9 Sales Agreement. An agreement from each director and officer ("Insiders") providing that, during the three-year period following the Closing, (i) Placement Agent shall have the right to purchase for its account or to sell for the account of the Insiders any securities of the Company sold by the Insiders on the open market, including sales pursuant to Rule 144 under the Act; and (ii) each of the Insiders will agree to consult with the Placement Agent with regard to any such sales and will offer the Placement Agent the exclusive opportunity to purchase or sell such securities on terms at least as favorable to the Insiders as they can secure elsewhere. If Placement Agent fails to accept any such proposal from an Insider within one business day after receipt of a notice containing such proposal, then Placement Agent shall have no claim or right with respect to any such sales contained in any such notice. If, thereafter, such proposal is modified in any material respect, the Insiders shall adopt the same procedure as with respect to the original proposal.

                4.2.10 Amendment to Warrant Agreement. The Company shall furnish an executed amendment to the Warrant Agreement between the Company and the agent for the Company's Warrants issued in its June 1996 initial public offering, in form satisfactory to GM&M, pursuant to which such Warrant Agreement is modified to include the Warrants included in the Units sold in the Offering (including those underlying the Placement Agent's Purchase Option) and any Extra Warrants.

                4.2.11 Key Man Insurance. The Company will obtain as soon as possible and in no later than June 23, 1997, key man insurance in an amount of no less than $1 million on the life of each of Stuart Hettleman, the Company's Chief Executive Officer, and Richard Faieta, the Company's Executive Vice President, Chief Executive Officer of the Company's wholly owned subsidiary Amertranz Worldwide, Inc. and President of the Company's wholly owned subsidiary Caribbean Air Services, Inc. and shall use its best efforts to keep such policies in full force and effect during each of Messrs. Hettleman's and Frieta's employment with the Company or its subsidiaries.

                4.2.12 Other Documents. The Company shall furnish such other Closing documents as shall be reasonably requested by the Placement Agent.

            4.3 Placement Agent's Fees and Expenses. At the Closing, the Company shall pay to the Placement Agent a commission equal to 10% of the aggregate purchase price of the Units sold at the Closing (excluding any Units issued upon conversion if any portion of the Interim Loans held by the B. Roberta Swirnow Trust). In order to reimburse the Placement Agent for its expenses incurred in connection with the Offering, the Company also shall pay to the Placement Agent at the Closing, a non-accountable expense allowance equal to 3% of the aggregate purchase price of all the Units sold in the Offering (of which $25,000 previously was paid to the Placement Agent). At the Closing, the Company shall also pay the balance of the legal fees and disbursements of GM&M and any reimbursement of expenses owed to GKN under paragraph 5.2 below. All the foregoing amounts are payable directly to the parties who are owed same by deduction from the aggregate purchase price of the Units sold.

            4.4 Issuance of Placement Agent Option. At the Closing, the Company shall issue to the Placement Agent or its designees for an aggregate of $100, options ("Placement Agent Option") to purchase a number of Units equal to 10% of the Units sold in the Offering exercisable at a purchase price equal to the per-Unit Offering Price, exercisable commencing on the one year anniversary of the Closing until the fifth anniversary of the Closing. The Units purchasable under the Placement Agent Option are identical to the Units sold to Subscribers, except that the Preferred Stock and Warrants underlying the Placement Agent Option are not redeemable by the Company.

         5. Covenants. The Company covenants and agrees that:

            5.1 Amendments to Offering Documents. Until the Offering has been completed or terminated, if there shall occur any event relating to or affecting, among other things, the Company or any affiliate, or the proposed operations of the Company taken as a whole as described in the Offering Documents, as a result of which it is necessary, in the opinion of counsel for the Company, to amend or supplement the Offering Documents in order that the Offering Documents will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Company shall immediately prepare and furnish to the Placement Agent a reasonable number of copies of an appropriate amendment of or supplement to the Offering Documents, in form and substance satisfactory to the Placement Agent.

            5.2 Expenses of Offering. The Company shall be responsible for, and shall pay, all fees, disbursements and expenses incurred in connection with the Offering, including, but not limited to, the Company's legal and accounting fees and disbursements, the costs of mailing and delivering the Offering Documents and amendments and supplements thereto, the certificates representing the Preferred Stock and Warrants and the Placement Agent Option and related documents (all in such quantities as the Placement Agent may reasonably require), preparation of transaction "bibles" in such quantities as the Placement Agent may reasonably request, the costs of any "due diligence meetings" held by the Company, filing fees, costs and expenses (including fees and disbursements of counsel) incurred in qualifying the Offering under the "Blue Sky" laws of the states specified by the Placement Agent (which professional fees, excluding disbursements, shall be $20,000 (of which $10,000 was paid previously to GM&M upon commencement of the blue sky filings) plus the "Blue Sky" filing fees to be paid in the various states as such fees become due) and transfer taxes, transfer and warrant agent and registrar fees.

            5.3 Further Assurances. The Company will take such actions as may be reasonably required or desirable to carry out the provisions of this Agreement and the transactions contemplated hereby.

            5.4 Restriction on Sales of Securities. The Company will not permit or cause a private or public sale or private or public offering of any of its securities (in any manner, including pursuant to Rule 144 under the Securities
Act) owned or to be owned of record, or beneficially owned by any of the Insiders during the period contemplated by the existing lock-up agreements with each Insider.

            5.5 Capitalization. Except as set forth herein, prior to the Termination Date, the Company will not change its current capitalization or issue any shares of capital stock or any options, warrants or other securities convertible into or exchangeable for shares of Common Stock. The Company agrees with the Placement Agent to reserve sufficient number of shares of Common Stock for issuance upon exercise of the Preferred Stock and Warrants included in the Units and the Units underlying the Placement Agent Option.

            5.6 Right of First Refusal. The Company hereby grants to the Placement Agent a right of first refusal to underwrite or place any public or private sale of debt or equity securities (excluding sales to employees and issuances of equity or debt made in connection with acquisitions) ("Future Offering") of the Company or any subsidiary or successor of the Company, for which the Company engages a placement or selling agent or underwriter, during the three-year period following the Closing. If the Placement Agent fails to accept in writing any proposal for such Future Offering within 10 days after receipt of a written notice from the Company containing such proposal, then the Placement Agent shall have no claim or right with respect to such Future
Offering except as set forth below. If thereafter, the terms of the Future Offering are modified in any material respect, the Company shall adopt the same procedure as with respect to the original proposal, except that GKN shall have five days after receipt of written notice to exercise its right of first refusal with respect to any modified proposal.

            5.7 Advisor to the Board of Directors. Notwithstanding the fact that Brian K. Coventry, Vice President of Corporate Finance of GKN, is currently a director of the Company, for the five-year period commencing the Closing, the Company will recommend and use its best efforts to elect an additional designee of the Placement Agent who is reasonably acceptable to the Company as a member of its board of directors. Alternatively, the Placement Agent shall have the right to send a representative (who need not be the same individual from meeting to meeting) to observe each meeting of the board of directors. Such designee shall receive no more or less compensation than is paid to other non-management directors of the Company and such designee and representative shall be entitled to receive reimbursement for all reasonable costs incurred in attending such meetings, including, but not limited, to food, lodging and transportation. The Company agrees to give the Placement Agent notice of each such meeting of the board of directors and to provide the Placement Agent with an agenda and minutes of the meeting no later than it gives such notice and provides such items to the other directors.

            5.8 Accuracy of Representations and Warranties. The Company hereby agrees that, prior to the Termination Date, it will take no action, and use its best efforts to prevent the occurrence of any event, which could result in any of its representations, warranties or covenants contained in this Agreement or any of the Offering Documents not to be true and correct, or not to be performed as contemplated, at and as of the time immediately after the occurrence of such transaction or event.

            5.9  Filing  and   Effectiveness  of  Amendment  to  Certificate  of
Incorporation. The Company hereby agrees to immediately take all actions necessary to cause the amendment to the Certificate of Incorporation described in Section 2.26 to be filed and become effective, including, but not limited to, filing same with the Secretary of State of Delaware and the filing of information statements and other required documentation with the Securities and Exchange Commission and delivering same to all stockholders of the Company.

         6. Registration Rights; Subscriber Lockup.

            6.1 Registration Rights. As additional consideration for this Agreement and the transactions contemplated hereby, the Company agrees with the Placement Agent and will agree with each Subscriber, as the case may be, to register, under a Registration Statement ("Registration Statement") pursuant to the Securities Act and the Blue Sky or state securities laws of states reasonably selected by the Placement Agent, (a) for resale (i) the shares of Common Stock underlying the Preferred Stock and Warrants purchased in the Offering and underlying any "Extra Warrants" (as described below) which may be issued, (ii) the Warrants purchased in the Offering and the "Extra Warrants" and
(iii) the securities underlying the Placement Agent Option, and (b) the issuance by the Company of the shares of Common Stock issuable as dividends on the
Preferred Stock. The Company agrees that the Registration Statement will be filed on or before June 30, 1997. The Company agrees to use its best efforts to have the Registration Statement declared effective by the three-month anniversary of the Closing ("Extra Warrant Date"). If the Company shall either fail to so file the Registration Statement or to use its best efforts to have the Registration Statement declared effective by the Extra Warrant Date, and the Registration Statement is not declared effective by the Extra Warrant Date, then, on the Extra Warrant Date and on each monthly anniversary of the Extra Warrant Date thereafter until the earlier of the effective date of the Registration Statement ("Effective Date") or the 19th monthly anniversary of the Extra Warrant Date, the Company shall issue to each investor in the Offering Warrants ("Extra Warrants") to purchase a number of shares of Common Stock equal to 5% of the number of Warrants purchased by him in the Offering. The Extra Warrants shall have the same terms as the Warrants included in the Units. To the extent that the Company issues any Extra Warrants or is obligated to issue any Extra Warrants, the Common Stock underlying such Extra Warrants will be included in the Registration Statement. The Company shall keep the Registration Statement effective and current until all the securities registered thereunder are sold or until all such securities may be sold by the holders thereof under Rule 144. The Company shall bear all the expenses and pay all the fees it incurs in connection with the preparation, filing (with the Securities and Exchange Commission and the NASD) and modification or amendment of the Registration Statement and pay up to $5,000 for the fees of counsel for the holders. GM&M shall serve as counsel for the holders. The Company shall provide copies of the Registration Statement and each amendment thereto for GM&M's review and comment at least five business days prior to filing same with the Securities and Exchange Commission.

            6.2 Lock-up by Subscribers. Notwithstanding the foregoing, each Subscription Agreement will provide that each Subscriber will not sell any of the securities of the Company purchased in the Offering or any of the Extra Warrants or Warrant Shares for a period of 12 months after the Closing, without the prior written consent of the Placement Agent.

         7. Indemnification and Contribution.

            7.1 Indemnification by the Company. The Company agrees to indemnify and hold harmless GKN and each person, if any, who controls GKN within the meaning of the Securities Act and/or the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which GKN or such controlling person may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained (A) in the Offering Documents, or
(B) in any blue sky application or other document executed by the Company specifically for blue sky purposes or based upon any other written information furnished by the Company or on its behalf to any state or other jurisdiction in order to qualify any or all of the Units under the securities laws thereof (any such application, document or information being hereinafter called a "Blue Sky Application"); (ii) the omission or alleged omission by the Company to state in the Offering Documents or in any Blue Sky Application a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; or (iii) any breach by the Company of any of its representations, warranties or covenants contained herein or in the Subscription Agreements or Placement Agent Option and will reimburse GKN and each such controlling person for any legal or other expenses reasonably incurred by GKN or such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable to the extent that any such loss, claim, damage or liability arises out of or is based solely upon (a) an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information which is furnished to the Company by the Placement Agent relating specifically to GKN, for inclusion in the Offering Documents or any such Blue Sky Application; or (b) any breach by GKN of its representations, warranties or covenants contained herein; or (c) the failure of the Placement Agent to deliver a Term Sheet to an investor (collectively, (a), (b) and (c) above are referred to as the "Non-Indemnity Events").

            7.2 Indemnification by the Placement Agent. GKN agrees to indemnify and hold harmless the Company and each person, if any, who controls the Company within the meaning of the Securities Act and/or the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which the Company or such controlling person may become subject, under the Securities Act or otherwise insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any Non-Indemnity Event; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action provided that such loss, claim, damage or liability is found ultimately to arise out of or be based upon any Non-Indemnity Event.

            7.3 Procedure. Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 7, notify in writing the indemnifying party of the commencement thereof; and the omission so to notify the indemnifying party will relieve the indemnifying party from any liability under this Section 7 as to the particular item for which indemnification is then being sought (if such failure materially prejudices the indemnifying party), but not from any other liability which it may have to any indemnified party. In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may wish, jointly with any other indemnifying party, similarly notified, to assume the defense thereof, with counsel who shall be to the reasonable satisfaction of such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless there is a conflict of representation or a failure by the indemnifying party to pursue a diligent defense. Any such indemnifying party shall not be liable to any such indemnified party on account of any settlement of any claim or action effected without the consent of such indemnifying party, which consent shall not be unreasonably withheld.

            7.4  Contribution.  If the  indemnification  provided  for  in  this
Section 7 is unavailable to any indemnified party in respect to any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, will contribute to the amount paid or payable by such indemnified party, as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand, and GKN, on the other hand, from the Offering, or
(ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above, but also the relative fault of the Company on the one hand, and of GKN on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand, and GKN on the other hand, shall be deemed to be in the same proportion as the total proceeds from the Offering (net of sales commissions and the non-accountable expense allowance, but before deducting other expenses) received by the Company, bear to the commissions and non-accountable expense allowance received by GKN. The relative fault of the Company on the one hand, and GKN on the other hand, will be determined with reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Company, and its relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

            7.5 Equitable Considerations. The Company and GKN agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the immediately preceding paragraph.

            7.6  Attorneys'  Fees.  The  amount  payable  by a party  under this
Section 7 as a result of the losses, claims, damages, liabilities or expenses referred to above will be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim (including, without limitation, fees and disbursements of counsel incurred by an indemnified party in any action or proceeding between the indemnifying party and indemnified party or between the indemnified party and any third party or otherwise).

         8. Termination of Agreement. The Placement Agent will have the right to terminate this Agreement by giving written notice, as herein specified, at any time, at or prior to the Closing if: (i) information comes to the attention of the Placement Agent relating to the Company, its management or its position in the industry which would preclude a successful Offering, or any of the conditions to Closing contemplated by this Agreement are not satisfied; (ii) a material adverse change not yet reported by the Company in its public filings has occurred in the financial condition, business or prospects of the Company; or (iii) the Company has breached any of its representations, warranties or obligations hereunder, or failed to expeditiously proceed with the Offering. If the Placement Agent elects not to proceed with the Offering as a result of any of the conditions enumerated in clauses (ii) - (iii) above, or the Company elects not to proceed with the Offering for any reason, the Company shall reimburse the Placement Agent in full for its reasonable out-of-pocket expenses (including, without limitation the reasonable fees and disbursements of its counsel, and collectively referred to herein as the "Expenses"), against which the amounts paid to date in respect of the non-accountable expense allowance shall be applied as a credit and, in addition, pay to the Placement Agent an amount equal to the positive difference, if any, obtained by subtracting the Expenses from $200,000 ("Breakup Fee"). If the Placement Agent elects not to proceed with the Offering as a result of the conditions enumerated in clause (i) above, the Placement Agent shall be entitled to retain $25,000 of the non-accountable expense allowance, but the Company will not be liable to the Placement Agent for any other Expenses or the Break-Up Fee. The provisions of Sections 7 and 8 of this Agreement shall survive the termination of this Agreement for any reason.

         9. Notices. Any notice hereunder shall be in writing and shall be effective when delivered in person or by facsimile transmission, or mailed by certified mail, postage prepaid, return receipt requested, to the appropriate party or parties, at the following addresses: if to the Placement Agent, to GKN Securities Corp., 61 Broadway, 12th Floor, New York, New York 10006, Attention:
David M. Nussbaum, Chairman (Fax No. 212/809-6189) with a copy to Graubard Mollen & Miller, 600 Third Avenue, New York, New York 10016, Attention: David Alan Miller, Esq. (Fax No. 212/818-8881); if to the Company, to Amertranz Worldwide Holding Corp., 2001 Marcus Avenue, Lake Success, New York 11042,
Attention: Stuart Hettleman, Chief Executive Officer (Fax No. 516/326-2248) with a copy to Gordon, Feinblatt, Rothman, Hoffberger & Hollander, LLC, Attention:
Hillel Tendler, Esq. (Fax no. 410/576-4246); or, in each case, to such other address as the parties may hereinafter designated by like notice.

         10. Parties. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. Neither party may assign this Agreement or its obligations hereunder without the prior written consent of the other party. This Agreement is intended to be, and is for the sole and exclusive benefit of the parties hereto and the persons described in Section 7.1 and 7.2 hereof, and their respective successors and assigns, and for the benefit of no other person, and no other person will have any legal or equitable right, remedy or claim under, or in respect of this Agreement.

         11. Amendment and/or Modification. Neither this Agreement, nor any term or provision hereof, may be changed, waived, discharged, amended, modified or terminated orally, or in any manner other than by an instrument in writing signed by each of the parties hereto.

         12. Further Assurances. Each party to this Agreement will perform any and all acts and execute any and all documents as may be necessary and proper under the circumstances in order to accomplish the intents and purposes of this Agreement and to carry out its provisions.

         13. Validity. In case any term of this Agreement will be held invalid, illegal or unenforceable, in whole or in part, the validity of any of the other terms of this Agreement will not in any way be affected thereby.

         14. Waiver of Breach. The failure of any party hereto to insist upon strict performance of any of the covenants and agreements herein contained, or to exercise any option or right herein conferred in any one or more instances, will not be construed to be a waiver or relinquishment of any such option or right, or of any other covenants or agreements, and the same will be and remain in full force and effect.

         15. Entire Agreement. This Agreement contains the entire agreement and understanding of the parties with respect to the subject matter hereof and thereof, respectively, and there are no representations, inducements, promises or agreements, oral or otherwise, not embodied in this Agreement. Any and all prior discussions, negotiations, commitments and understanding relating to the subject matter of these agreements are superseded by them.

         16. Counterparts. This Agreement may be executed in counterparts and each of such counterparts will for all purposes be deemed to be an original, and such counterparts will together constitute one and the same instrument.

         17. Law. This Agreement will be deemed to have been made and delivered in New York City and will be governed as to validity, interpretation, construction, effect and in all other respects by the internal laws of the State of New York. The Company (i) agrees that any legal suit, action or proceeding arising out of or relating to this Agreement shall be instituted exclusively in New York State Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, (ii) waives any objection to the venue of any such suit, action or proceeding, and (iii) irrevocably consents to the jurisdiction of the New York State Supreme Court, County of New York, and the United States District Court for the Southern District of New York in any such suit, action or proceeding. The Company further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding brought in the New York State Supreme Court, County of New York, or in the United States District Court for the Southern District of New York and agrees that service of process upon it mailed by certified mail to its address shall be deemed in every respect effective service of process upon it in any suit, action or proceeding.

         18. Representations, Warranties and Covenants to Survive Delivery. The respective representations, indemnities, agreements, covenants, warranties and other statements of the Company and the Placement Agent shall survive execution of this Agreement and delivery of the Units and/or the termination of this Agreement prior thereto.

             If you find the foregoing is in accordance with our understanding, kindly sign and return to us a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between us.

                             Very truly yours,

                             AMERTRANZ WORLDWIDE HOLDING CORP.



                             By:      /s/ Stuart Hettleman
                                      Stuart Hettleman, Chief Executive Officer

AGREED:

GKN SECURITIES CORP.



By:      /s/ Brian K. Coventry
         Brian K. Coventry
         Vice President - Corporate Finance

                                   EXHIBIT 4.6

                                                                    Exhibit 4.6

                                    Name of Subscriber _________________________


                             SUBSCRIPTION AGREEMENT


Amertranz Worldwide Holding Corp.
2001 Marcus Avenue
Lake Success, New York 11042

Ladies and Gentlemen:

         1. Subscription. I (sometimes referred to herein as the "Investor") hereby subscribe for and agree to purchase $_______________ of Units (as defined below) of Amertranz Worldwide Holding Corp., a Delaware company ("Company"), on the terms and conditions described herein and in the Confidential Term Sheet ("Term Sheet"), dated May 8, 1997, together with all supplements, if any, relating to this offering. The minimum subscription is $100,000, but the Placement Agent (as defined below) has the discretion to accept subscriptions for less than $100,000. The per-Unit offering price ("Purchase Price") will be $10.00. GKN Securities Corp. is acting as the exclusive placement agent for this offering ("GKN" or "Placement Agent").

         2. Description of Securities.

            (a) Each Unit consists of: (i) one share of the Company's Class C 10% Convertible Preferred Stock, par value $10.00 per share ("Preferred Stock"), and (ii) five Common Stock Purchase Warrants ("Warrants"), each to purchase one share of the Company's Common Stock, par value $.01 per share ("Common Stock").

            (b) The Warrants are identical to the publicly-traded warrants of the Company (the "Public Warrants") which are currently listed on the Nasdaq SmallCap Market under the symbol "AMTZW." The Company agrees that, notwithstanding the terms of the Public Warrants, the Warrants will not be redeemable by the Company unless, at the time of redemption, the "Registration Statement" referred to in paragraph 7 hereof is current and effective under the Securities Act of 1933, as amended ("Act").

            (c) The Units, Preferred Stock and Warrants are described in more detail in the Term Sheet. The Preferred Stock Certificate of Designations is attached as Exhibit C to the Term Sheet, and the form of Warrant is attached as Exhibit D to the Term Sheet.

         3. Purchase.

            (a) I hereby tender to the Company cash or a check made payable to the order of "GKN Securities Corp. -- Amertranz Special Account" in the amount indicated above, two manually executed copies of this Subscription Agreement and an executed copy of my Purchaser Questionnaire.

            (b) This offering will continue until the earlier of the Closing (as defined in Section 4 hereof) or May 30, 1997, unless such latter date is extended, without notice to the Investor, by mutual consent of GKN and the Company to a date not later than June 15, 1997 ("Termination Date"). The

Closing may take place at any time after receipt and acceptance of subscriptions for at least $2,500,000 of Units and the purchase price therefor (which may include the conversion of up to $800,000 of the principal amount of certain of the Company's promissory notes issued in May 1997 for the purchase of Units in this offering). If subscriptions for at least $2,500,000 of Units are not received and accepted by the Company by the Termination Date, my payment will be returned to me without interest or deduction. Upon the earlier of a closing for my subscription or completion of the offering, I will be notified promptly by GKN as to whether my subscription has been accepted by the Company.

         4. Acceptance or Rejection of Subscription.

            (a) The Company and GKN have the right to reject this subscription for the Units, in whole or in part for any reason and at any time prior to a Closing, notwithstanding prior receipt by me of notice of acceptance of my subscription.

            (b)  In  the  event  of  the  rejection  of  this  subscription,  my subscription payment will be promptly returned to me without interest or deduction and this Subscription Agreement shall have no force or effect. In the event my subscription is accepted and the offering is completed, the funds specified above shall be released to the Company and the certificates representing the Preferred Stock and Warrants will be promptly delivered to GKN to hold on my behalf until otherwise instructed.

         5. Closing. There will be a single closing ("Closing"), which may occur at any time after receipt and acceptance of at least $2,500,000 of Units and the receipt by the Placement Agent of good funds therefor. Once the Closing has occurred, no additional Units shall be sold. Notwithstanding the foregoing, GKN will be able to adjourn the Closing until the Termination Date in its sole discretion without notice to enable it to continue to obtain subscriptions for additional Units up to the maximum number of Units being offered by the Company in this Offering. The Units subscribed for herein shall not be deemed issued to or owned by me until two copies of this Subscription Agreement have been executed by me and countersigned by the Company and a Closing with respect to such Units has occurred.

         6. Disclosure. Because this offering is limited to accredited investors as defined in Section 2(15) of the Act and Rule 501 promulgated thereunder, in reliance upon the exemption contained in Sections 3(b) or 4(2) of the Act and applicable state securities laws, the Units are being sold without registration under the Act. I acknowledge receipt of the Term Sheet and all exhibits listed therein and represent that I have carefully reviewed and understand the Term Sheet and its exhibits. I have received all information and materials regarding the Company that I have requested.

            I fully understand that the Units are speculative investments which involve a high degree of risk of loss of my entire investment. I fully understand the nature of the risks involved in purchasing the Units and I am qualified by my knowledge and experience to evaluate investments of this type. I have carefully considered the potential risks relating to the Company and purchase of its Units and have, in particular, reviewed each of the risks set forth in the Term Sheet. Both my advisors and I have had the opportunity to ask questions of and receive answers from representatives of the Company or persons acting on its behalf concerning the Company and the terms and conditions of a proposed investment in the Company and my advisors and I have also had the opportunity to obtain additional information necessary to verify the accuracy of information furnished about the Company. Accordingly, I have independently evaluated the risks of purchasing the Units.

         7. Issuance of Securities. At the Closing, the Company will deliver the certificates representing the securities underlying the Units to GKN for deposit into my account at GKN. The certificates representing the Preferred Stock and the Warrants and all shares of Common Stock which may be issued in the future upon conversion of the Preferred Stock ("Conversion Shares") or as dividends on the Preferred Stock ("Dividend Shares") or exercise of the Warrants ("Warrant Shares") shall be legended as follows:

                  THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("ACT") OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT THERETO UNDER THE ACT OR PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAW, OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

                  THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AN AGREEMENT BETWEEN THE HOLDER THEREOF AND GKN SECURITIES CORP. ("GKN") AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED AT ANY TIME PRIOR TO ____________ ___, 1998 [THE ONE-YEAR ANNIVERSARY OF THE CLOSING], WITHOUT THE PRIOR WRITTEN CONSENT OF GKN.

            I hereby authorize the Company to place the foregoing legends denoting the restrictions on the Preferred Stock and the Warrants to be issued in the Offering, any "Extra Warrants" (as described below) which may be issued, and the Conversion Shares, Dividend Shares and Warrant Shares (which, for purposes of this Agreement, shall include shares of Common Stock issued upon exercise of Extra Warrants), when and if issued.

         8. Registration Rights; Lock-Up.

            (a) The Units are being offered pursuant to the Term Sheet to which this Subscription Agreement is annexed as Exhibit A. The Company agrees with the Subscriber to file, as promptly as practicable after the Closing, but in no event later than June 30, 1997, a Registration Statement ("Registration
Statement") under the Act with the Securities and Exchange Commission ("Commission") and under the "Blue Sky" laws of such states as the Placement Agent shall reasonably specify, registering for resale (i) the Conversion Shares, Dividend Shares and Warrant Shares and (ii) the Warrants purchased in the Offering and the "Extra Warrants." It is acknowledged and agreed that the Registration Statement shall also cover the issuance by the Company of shares of Common Stock to subsequent transferees of the Warrants upon exercise of such Warrants. The Company shall use its best efforts to have the Registration Statement declared effective as soon as practicable after filing, but in no event later than the three-month anniversary of the Closing ("Extra Warrant Date"). All of the securities included in the Registration Statement as described in this paragraph, are collectively referred to herein as the "Registrable Securities." If the Company shall either fail to so file the Registration Statement or to so use its best efforts to have the Registration Statement declared effective, and the Registration Statement is not declared effective by the Extra Warrant Date, then, on the Extra Warrant Date and on each monthly anniversary of the Extra Warrant Date thereafter until the earlier of the effective date of the Registration Statement ("Effective Date") or the 19th monthly anniversary of the Extra Warrant Date, the Company shall issue a number of Warrants ("Extra Warrants") to me equal to 5% of the number of Warrants purchased by me in the Offering. The Extra Warrants shall have the same terms as the Warrants included in the Units. The Company shall keep the Registration Statement current and effective until all the securities registered thereunder are sold or until all Registrable Securities may be sold by all the holders thereof under Rule 144, without limitation. During any consecutive 365-day period, the Company may suspend availability of a Registration Statement for no more than two periods of up to 15 consecutive days and for no more than an aggregate of 30 days during any 365-day period, if the Company's Board of Directors determines, based upon the legal opinion of its counsel, that there is a valid, legal purpose for such suspension. The Company shall provide copies of the Registration Statement and each amendment thereto to GKN and its counsel (who shall act as counsel for the holders for purposes of reviewing the Registration Statement) at least four business days prior to the filing thereof.

            (b) The Company shall bear all the expenses and pay all the fees it incurs in connection with the preparation, filing and modification or amendment of the Registration Statement, including, without limitation, the reasonable fees (up to $5,000) and expenses of counsel for the holders of the securities being registered, and filing fees with the National Association of Securities Dealers, Inc., the Securities and Exchange Commission and the various states.

            (c) The Company will  indemnify and hold harmless each holder of the
Registrable Securities ("Holder"), the officers and directors of each Holder and each person, if any, who controls such Holder within the meaning of the Act or Securities Exchange Act of 1934, as amended ("Exchange Act") against any losses, claims, damages, or liabilities to which they may become subject under the Act, the Exchange Act or any state securities law or regulation (including all reasonable attorneys' fees and other expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever incurred by the indemnified party in any action or proceeding between the indemnitor and indemnified party or between the indemnified party and any third party or otherwise) to which any of them may become subject under the Act, the Exchange Act or any other statute or common law or otherwise under the laws of foreign countries, arising from such registration statement or based upon any untrue statement or alleged untrue statement of a material fact contained in (i) any preliminary prospectus, the registration statement or prospectus (as from time to time each may be amended and supplemented); (ii) in any post-effective amendment or amendments or any new registration statement and prospectus in which it included the Registrable Securities; or (iii) any application or other document or written communication (collectively called "application") executed by the Company or based upon written information furnished by the Company in any jurisdiction in order to qualify the Registrable Securities under the securities laws thereof or filed with the Commission, any state securities commission or agency, Nasdaq or any securities exchange; or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, unless such statement or omission is made in reliance upon, and in strict conformity with, written information ("Purchaser Information") furnished to the Company by the holder with respect to such holder expressly for use in any preliminary prospectus, such registration statement or prospectus, or any amendment or supplement thereof, or in any application, as the case may be. The Company agrees promptly to notify the holder of the Registrable Securities of the commencement of any litigation or proceedings against the Company or any of its officers, directors or controlling persons in connection with the issue and sale or resale of the Registrable Securities or in connection with any such registration statement or prospectus.

            (d) The registration rights granted in this Section 7, shall inure to the benefit of any transferee of the Preferred Stock, Warrants, Conversion Shares, Dividend Shares or Warrant Shares and to the Subscriber's heirs, assigns and beneficiaries.

            (e) I agree that the Units, the Preferred Stock and Warrants included in the Units, and the Extra Warrants, and the Conversion Shares, Dividend Shares and Warrant Shares may not be sold or otherwise transferred until twelve months after the Closing (the "Holding Period"), unless GKN, in its sole discretion, consents to the sale of all or part of such securities at an earlier date. If I am a resident of the State of Pennsylvania, I further agree that the Units subscribed for herein and the underlying securities of the Units, if any, shall not be sold for a period of twelve months from the date of purchase, except as permitted by applicable securities laws of the State of Pennsylvania. The parties hereto agree that GKN is intended to be a third-party beneficiary of this Subscription Agreement and that no modification of the "lock-up" provisions contained in this Section 7 (e) may be made without the prior written agreement of GKN.

         9. Investor Representations and Warranties. Because this Offering is limited to accredited investors as defined in Section 2(15) of the Act, and Rule 501 promulgated thereunder, in reliance upon the exemption contained in Sections 3(b) or 4(2) of the Act and applicable state securities laws, the Units are being sold without registration under the Securities Act. I acknowledge receipt of the Term Sheet and all exhibits listed therein and represent that I have carefully reviewed and understand the Term Sheet and its exhibits including the Section thereof entitled "Risk Factors." I have received all information and materials regarding the Company that I have requested. I acknowledge, represent and warrant to, and agree with, the Company and the Placement Agent as follows:

            (a) I am aware that my investment involves a high degree of risk, as disclosed in the Term Sheet.

            (b) I acknowledge and am aware that there is no assurance as to the future performance of the Company.

            (c) I acknowledge that there can be no assurance that the Company will file any Registration Statement for the securities I am purchasing, that such Registration Statement, if filed, will be declared effective or, if declared effective, that the Company will be able to keep it effective until I sell these securities.

            (d) I understand that (i) the Units and the underlying securities have not been registered under the Act, or the securities laws of certain states in reliance on specific exemptions from registration, (ii) no securities administrator of any state or the federal government has recommended or endorsed this offering or made any finding or determination relating to the fairness of an investment in the Company and (iii) the Company is relying on my representations and agreements for the purpose of determining whether this transaction meets the requirements of the exemptions afforded by the Act and certain state securities laws. I am purchasing the Units for my own account for investment and not with view to or for sale in connection with the distribution of the Units, nor with any present intention of selling or otherwise disposing of all or any part of the Units. I agree that (i) the purchase of the Units is a long-term investment, (ii) I may have to bear the economic risk of investment for an indefinite period of time because neither the Units, the Preferred Stock, the Warrants, the Conversion Shares, Dividend Shares or the Warrant Shares have been registered under the Act and may not be registered (notwithstanding Section 7 hereinabove), and, cannot be resold, pledged, assigned, or otherwise disposed of unless they are subsequently registered under said Act and under applicable securities laws of certain states or an exemption from such registration is available. I understand that the Company is under no obligation, except as set forth herein, to register the Units, Preferred Stock, Warrants, Conversion Shares, Dividend Shares and/or Warrant Shares, on my behalf or to assist me in complying with any exemption from such registration under the Act or any state securities laws.

            (e) Except as described in my Confidential Purchaser Questionnaire, I am not a member of the National Association of Securities Dealers, Inc. ("NASD"); I am not and have not, for a period of 12 months prior to the date of this Subscription Agreement, been affiliated or associated with any company, firm, or other entity which is a member of the NASD; and I do not own any stock or other interest in any member of the NASD (other than interests acquired in open market purchases).

            (f) I recognize that the Units and the underlying securities, as an investment, involve a high degree of risk including, but not limited to, the risk of economic losses from operations of the Company and the total loss of my investment. I believe that the investment in the Units is suitable for me based upon my investment objectives and financial needs, and I have adequate means for providing for my current financial needs and contingencies and have no need for liquidity with respect to my investment in the Company.

            (g) I acknowledge receipt of the Term Sheet and all exhibits listed therein and represent that I have carefully reviewed and understand the Term
Sheet and its exhibits. I have been given access to full and complete information regarding the Company and have utilized such access to my satisfaction for the purpose of obtaining information in addition to, or verifying information included in, the Term Sheet and exhibits thereto, and I have either met with or been given reasonable opportunity to meet with officers of the Company for the purpose of asking questions of, and receiving answers from, such officers concerning the terms and conditions of the offering of the Units and the business and operations of the Company and to obtain any additional information, to the extent reasonably available. I have received all information and material regarding the Company that I have requested.

            (h) I have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Units and have obtained, in my judgment, sufficient information from the Company to evaluate the merits and risks of an investment in the Company. I have not utilized any person as my purchaser representative as defined in Regulation D promulgated by the Commission pursuant to the Act in connection with evaluating such merits and risks.

            (i) I have relied solely upon my own investigation in making a decision to invest in the Company.

            (j) I have received no representation or warranty from the Company or the Placement Agent or any of their respective officers, directors, employees or agents in respect of my investment in the Company and I have received no information (written or otherwise) from them relating to the Company or its business other than as set forth in the Term Sheet. I am not participating in the offer as a result of or subsequent to: (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio or (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

            (k) I have had full opportunity to ask questions and to receive satisfactory answers concerning the offering and other matters pertaining to my investment and all such questions have been answered to my full satisfaction. In addition, as required by Section 517.061(11)(a)(3), Florida Statutes and by Rule 3-500.05(a) thereunder, if I am a Florida resident I may have, at the offices of the Company, at any reasonable hour, after reasonable notice, access to the materials set forth in the Rule which the Company can obtain without unreasonable effort or expense.

            (l) I have been provided an opportunity to obtain any additional information concerning the offering and the Company and all other information to the extent the Company possesses such information or can acquire it without unreasonable effort or expense.

            (m) I am an "accredited investor" as defined in Section 2(15) of the Act and in Rule 501 promulgated thereunder.

            (n) I have been urged to seek independent advice from my professional advisors relating to the suitability of an investment in the Company in view of my overall financial needs and with respect to the legal and tax implications of such investment.

            (o) If the Investor is a corporation, company, trust, employee benefit plan, individual retirement account, Keogh Plan, or other tax-exempt entity, it is authorized and qualified to become an Investor in the Company and the person signing this Subscription Agreement on behalf of such entity has been duly authorized by such entity to do so.

            (p) The information contained in my Purchaser Questionnaire, as well as any information which I have furnished to the Company with respect to my financial position and business experience, is correct and complete as of the date of this Subscription Agreement and, if there should be any material change in such information prior to the Closing, I will furnish such revised or corrected information to the Company.

            (q) I hereby acknowledge and am aware that except for any recision rights that may be provided under applicable laws, I am not entitled to cancel, terminate or revoke this subscription, and any agreements made in connection herewith shall survive my death or disability.

         10. Indemnification. I hereby agree to indemnify and hold harmless the Placement Agent and the Company, each of their respective officers, directors, shareholders, employees, agents, and attorneys against any and all losses, claims, demands, liabilities, and expenses (including reasonable legal or other expenses, including reasonable attorneys' fees and other expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever incurred by the indemnified party in any action or proceeding between the indemnitor and indemnitor and indemnified party or between the indemnified party and any third party or otherwise) incurred by each such person in connection with defending or investigating any such claims or liabilities, whether or not resulting in any liability to such person, to which any such indemnified party may become subject under the Securities Act, under any other statute, at common law or otherwise, insofar as such losses, claims, demands, liabilities and expenses arise out of or are based upon (a) any untrue statement or alleged untrue statement of a material fact made by me and contained in this Subscription Agreement or my Purchaser Questionnaire, (b) any breach by me of any representation, warranty, or agreement made by me contained herein or (c) any material misstatements made in, or omissions of material facts from, the Purchaser Information. The Placement Agent is a beneficiary of this Section and this Section may not be modified or amended without the prior written agreement of the Placement Agent.

         11. Severability. In the event any parts of this Subscription Agreement are found to be void, the remaining provisions of this Subscription Agreement shall nevertheless be binding with the same effect as though the void parts were deleted.

         12. Choice of Law and Jurisdiction. This Subscription Agreement will be deemed to have been made and delivered in New York City and will be governed as to validity, interpretation, construction, effect and in all other respects by the internal laws of the State of New York. The Company and the Investor each hereby (i) agrees that any legal suit, action or proceeding arising out of or relating to this Subscription Agreement shall be instituted exclusively in New York State Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, (ii) waives any objection to the venue of any such suit, action or proceeding and the right to assert that such forum is not a convenient forum, proceeding, and (iii) irrevocably consents to the jurisdiction of the New York State Supreme Court, County of New York, and the United States District Court for the Southern District of New York in any such suit, action or proceeding and the Company further agrees to accept and acknowledge service or any and all process which may be served in any such suit, action or proceeding in New York State Supreme Court, County of New York or in the United States District Court for the Southern District of New York and agrees that service of process upon it mailed by certified mail to its address shall be deemed in every respect effective service of process upon it in any suit, action or proceeding.

         13. Counterparts. This Subscription Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. The execution of this Subscription Agreement may be by actual or facsimile signature.

         14. Benefit. This Subscription Agreement shall be binding upon and inure to the benefit of the parties hereto (and the Placement Agent to the extent it is a third-party beneficiary hereof) and their respective heirs, executors, personal representatives, successors and assigns. The Placement Agent shall be deemed to be a third-party beneficiary with respect to any sections hereof which so state or which otherwise indicate that the Placement Agent would be entitled to rely on the representations, warranties or covenants made by me therein.

         15. Notices and Addresses. All notices, offers, acceptance and any other acts under this Subscription Agreement (except payment) shall be in writing, and shall be sufficiently given if delivered to the addressees in person, by Federal Express or similar courier delivery by facsimile delivery or, if mailed, postage prepaid, by certified mail, return receipt requested, as follows:

    Investor:            At the address designated on the signature page of
                         this Subscription Agreement.

    The Company:         Amertranz Worldwide Holding Corp.
                         2001 Marcus Avenue
                         Lake Success, New York 11042
                         Attn:   Stuart Hettleman, Chief Executive Officer
                         Fax: (516) 326-2248

        with a copy to:  Gordon, Feinblatt, Rothman, Hoffberger & Hollander, LLC
                         233 East Redwood Street
                         Baltimore, Maryland  21202
                         Attn: Hillel Tendler, Esq.
                         Fax: (410) 576-4246

    Placement Agent:     GKN Securities Corp.
                         61 Broadway
                         Suite 1200
                         New York, New York  10006
                         Attn:  David M. Nussbaum, Esq.
                         Fax: (212) 425-5861

        with a copy to:  Graubard Mollen & Miller
                         600 Third Avenue
                         New York, New York  10016-2097
                         Attn:  David Alan Miller, Esq.
                         Fax: (212) 818-8881

or to such other address as any of them, by notice to the others may designate from time to time. The transmission confirmation receipt from the sender's facsimile machine shall be conclusive evidence of successful facsimile deliver. Time shall be counted to, or from, as the case may be, the delivery in person or by mailing.

         16. Oral Evidence. This Subscription Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior oral and written agreements between the parties hereto with respect to the subject matter hereof. This Subscription Agreement may not be changed, waived, discharged, or terminated orally but, rather, only by a statement in writing signed by the party or parties against which enforcement or the change, waiver, discharge or termination is sought.

         17. Section Headings. Section headings herein have been inserted for reference only and shall not be deemed to limit or otherwise affect, in any matter, or be deemed to interpret in whole or in part, any of the terms or provisions of this Subscription Agreement.

         18.  Survival  of  Representations,   Warranties  and  Agreements.  The
representations, warranties and agreements contained herein shall survive the delivery of, and the payment for, the Units.

         19. Acceptance of Subscription. The Company may accept this Subscription Agreement at any time for all or any portion of the Units subscribed for by executing a copy hereof as provided and notifying me within a reasonable time thereafter.

RESIDENTS OF ALL STATES: IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THESE SECURITIES ARE SUBJECT TO RESTRICTION ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

FOR ARIZONA, MICHIGAN AND TEXAS RESIDENTS: THESE UNITS ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED TO RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

FOR CALIFORNIA RESIDENTS: THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE 1933 ACT OR THE CALIFORNIA CORPORATIONS CODE BY REASON OF SPECIFIC EXEMPTIONS THEREUNDER RELATING TO THE LIMITED AVAILABILITY OF THIS OFFERING. THESE SECURITIES CANNOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF TO ANY PERSON OR ENTITY UNLESS SUBSEQUENTLY REGISTERED UNDER THE 1933 ACT OR THE CALIFORNIA CORPORATIONS CODE, IF SUCH REGISTRATION IS REQUIRED.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE COMMISSIONER OF CORPORATIONS, DEPARTMENT OF CORPORATIONS, STATE OF CALIFORNIA, NOR HAS THE COMMISSIONER PASSED UPON THE ACCURACY OR ADEQUACY OF THIS CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE DEPARTMENT OF CORPORATIONS OF THE STATE OF CALIFORNIA REQUIRES THAT THE FOLLOWING LEGEND BE PLACED ON CERTIFICATES EVIDENCING SECURITIES SOLD TO CALIFORNIA INVESTORS: IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA EXCEPT AS PERMITTED IN TH COMMISSIONER'S RULES.

FOR CONNECTICUT RESIDENTS: THE UNITS OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER SECTION 36-485 OF THE CONNECTICUT UNIFORM SECURITIES ACT AND ARE OFFERED AND SOLD PURSUANT TO AN EXEMPTION RELATING TO TRANSACTIONS NOT INVOLVING A PUBLIC OFFERING PURSUANT TO SECTION 36490(b)(9)(A) THEREOF. THE UNITS CANNOT RESOLD OR TRANSFERRED UNLESS THEY ARE REGISTERED UNDER SUCH ACT OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE. THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE BANKING COMMISSIONER OF THE STATE OF CONNECTICUT NOR HAS THE COMMISSIONER PASSED UPON THE ACCURACY OR ADEQUACY OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

FOR FLORIDA RESIDENTS: THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE FLORIDA SECURITIES AND INVESTOR PROTECTION ACT, AND THEY THEREFORE HAVE THE STATUS OF SECURITIES ACQUIRED IN AN EXEMPT TRANSACTION UNDER S.517.061 OF THE FLORIDA SECURITIES AND INVESTOR PROTECTION ACT. EACH OFFEREE WHO IS A FLORIDA RESIDENT SHOULD BE AWARE THAT SECTION 517.061(11)(a)(5) OF THE FLORIDA SECURITIES ACT PROVIDES, IN RELEVANT PART, AS FOLLOWS: "WHEN SALES ARE MADE TO FIVE OR MORE PERSONS IN (FLORIDA), ANY SALE IN (FLORIDA) MADE PURSUANT TO
SECTION 517.061(11) SHALL BE VOIDABLE BY THE PURCHASER IN SUCH SALE EITHER WITHIN 3 DAYS AFTER THE FIRST TENDER OF CONSIDERATION IS MADE BY THE PURCHASER TO THE ISSUER, AN AGENT OF THE ISSUER

OR AN ESCROW AGENT OR WITHIN 3 DAYS AFTER THE AVAILABILITY OF THAT PRIVILEGE IS COMMUNICATED TO SUCH PURCHASER, WHICHEVER OCCURS LATER."

THE AVAILABILITY OF THE PRIVILEGE TO VOID SALES PURSUANT TO SECTION 517.061(12) IS HEREBY COMMUNICATED TO EACH FLORIDA OFFEREE. EACH PERSON ENTITLED TO EXERCISE THE PRIVILEGE TO VOID SALES GRANTED BY SECTION 517.061(11)(a)(5) AND WHO WISHES TO EXERCISE SUCH RIGHT MUST, WITHIN THREE DAYS AFTER THE TENDER OF THE PURCHASE PRICE OF THE UNITS TO THE COMPANY OR TO ANY AGENT OF THE COMPANY (INCLUDING ANY DEALER ACTING ON BEHALF OF THE COMPANY OR ANY SALESMAN OF SUCH DEALER) OR ANY ESCROW AGENT, CAUSE A WRITTEN NOTICE OR TELEGRAM TO BE SENT TO THE COMPANY AT THE ADDRESSES PROVIDED IN THE MEMORANDUM. SUCH LETTER OR TELEGRAM MUST BE SENT AND, IF POSTMARKED, POSTMARKED ON OR PRIOR TO THE END OF THE AFOREMENTIONED THEIR DAY. IF A PERSON IS SENDING A LETTER, IT IS PRUDENT TO SEND SUCH LETTER BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO ASSURE THAT IT IS RECEIVED AND ALSO TO EVIDENCE THE TIME IT WAS MAILED. SHOULD A PERSON MAKE THIS REQUEST ORALLY, HE MUST ASK FOR WRITTEN CONFIRMATION THAT HIS REQUEST HAS BEEN RECEIVED.

FOR ILLINOIS RESIDENTS: THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECRETARY OF THE STATE OF ILLINOIS, NOR HAS THE SECRETARY OF STATE OF ILLINOIS OR THE STATE OF ILLINOIS PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PRIVATE PLACEMENT MEMORANDUM. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

FOR NEW YORK RESIDENTS: THIS PRIVATE PLACEMENT MEMORANDUM HAS NOT BEEN REVIEWED BY THE ATTORNEY GENERAL PRIOR TO ITS ISSUANCE AND USE. THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

FOR PENNSYLVANIA RESIDENTS: THE OFFER AND SALE OF THESE SECURITIES TO PENNSYLVANIA RESIDENTS IS BEING MADE PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE PENNSYLVANIA SECURITIES ACT OF 1972 ("PENNSYLVANIA ACT"), IN ACCORDANCE WITH SECTION 203(d) THEREFROM. A REQUIREMENT OF SECTION 203(d) IS THAT THE COMPANY OBTAIN THE WRITTEN AGREEMENT OF EACH PENNSYLVANIA INVESTOR NOT TO SELL THE SECURITIES WITHIN TWELVE MONTHS AFTER THE DATE OF PURCHASE UNDER THE PENNSYLVANIA ACT. EACH PERSON WHO ACCEPTS AN OFFER TO PURCHASE THESE SECURITIES MAY ELECT, WITHIN TWO BUSINESS DAYS FROM THE DATE OF RECEIPT BY THE ISSUER OF HIS WRITTEN BINDING CONTRACT OF PURCHASE, OR, IN THE CASE OF A TRANSACTION WHERE THERE IS NO WRITTEN BINDING CONTRACT OF PURCHASE, WITHIN TWO BUSINESS DAYS AFTER HE MAKES THE INITIAL PAYMENT FOR THE SECURITIES BEING OFFERED, TO WITHDRAW HIS ACCEPTANCE AND RECEIVE A FULL REFUND OF ALL MONEYS PAID, WITHOUT INCURRING ANY LIABILITY.

TO ACCOMPLISH THIS WITHDRAWAL, A SUBSCRIBER NEED ONLY SEND A LETTER OR TELEGRAM TO THE SELLING AGENT AT THE ADDRESS SET FORTH IN THE TEXT OF THE MEMORANDUM, INCLUDING HIS OR HER INTENTION TO WITHDRAW. SUCH LETTER OR TELEGRAM SHOULD BE SENT AND POSTMARKED PRIOR TO THE END OF THE AFOREMENTIONED SECOND BUSINESS DAY. IT IS PRUDENT TO SEND SUCH LETTER BY CERTIFIED

MAIL, RETURN RECEIPT REQUESTED, TO ENSURE THAT IT IS RECEIVED AND ALSO TO EVIDENCE THE TIME WHEN IT WAS MAILED. IF THE REQUEST IS MADE ORALLY (IN PERSON OR BY TELEPHONE, TO THE SELLING AGENT AT THE NUMBER LISTED IN THE TEXT OF THE MEMORANDUM), A WRITTEN CONFIRMATION THAT THE REQUEST HAS BEEN RECEIVED SHOULD BE REQUESTED.

IT IS INTENDED THAT THE UNITS OFFERED HEREBY WILL BE MADE AVAILABLE ONLY TO ACCREDITED INVESTORS, AS DEFINED IN SECTION 2(15) OF THE 1933 ACT AND RULE 501 THEREUNDER. THE UNITS OFFERED HEREBY ARE BEING OFFERED PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND APPLICABLE STATE SECURITIES LAWS FOR NONPUBLIC OFFERINGS. SUCH EXEMPTIONS LIMIT THE NUMBER AND
TYPES OF INVESTORS TO WHOM THE OFFERING MAY BE MADE AND RESTRICT SUBSEQUENT TRANSFER OF THE UNITS.

THE UNITS OFFERED HEREBY SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN AFFORD TO SUSTAIN A LOSS OF THEIR ENTIRE INVESTMENT. INVESTORS WILL BE REQUIRED TO REPRESENT THAT THEY ARE FAMILIAR WITH AND UNDERSTAND THE TERMS OF THIS OFFERING, AND THAT THEY OR THEIR PURCHASER REPRESENTATIVE HAVE SUCH KNOWLEDGE AND EXPERIENCE IN FINANCIAL AND BUSINESS MATTERS THAT THEY ARE CAPABLE OF EVALUATING THE MERITS AND RISKS OF THIS INVESTMENT.

NO UNITS MAY BE RESOLD OR OTHERWISE DISPOSED OF BY AN INVESTOR UNLESS, IN THE OPINION OF COUNSEL SATISFACTORY TO THE COMPANY, REGISTRATION UNDER THE APPLICABLE FEDERAL AND STATE SECURITIES LAWS IS NOT REQUIRED OR SUCH DISPOSITION IS MADE IN COMPLIANCE WITH SUCH REGISTRATION REQUIREMENTS.

THE OFFEREE, BY ACCEPTING DELIVERY OF THE OFFERING MATERIALS, AGREES TO RETURN THE OFFERING MATERIALS AND ALL ACCOMPANYING OR RELATED DOCUMENTS TO THE COMPANY UPON REQUEST IF THE OFFEREE DOES NOT PURCHASE ANY OF THE UNITS OFFERED HEREBY.

THE OFFERING MATERIALS ARE SUBMITTED IN CONNECTION WITH THE PRIVATE OFFERING OF THE UNITS AND DO NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH AN OFFER OR SOLICITATION IS NOT AUTHORIZED. ANY REPRODUCTION OR DISTRIBUTION OF THE OFFERING MATERIALS IN WHOLE OR IN PART, OR THE DIVULGENCE OF ANY OF THEIR CONTENTS, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMPANY, IS PROHIBITED. ANY PERSON ACTING CONTRARY TO THE FOREGOING RESTRICTIONS MAY PLACE HIMSELF AND THE COMPANY IN VIOLATION OF FEDERAL OR STATE SECURITIES LAWS.

EACH OFFEREE MAY, IF HE SO DESIRES, MAKE INQUIRIES OF APPROPRIATE MEMBERS OF MANAGEMENT OF THE COMPANY WITH RESPECT TO THE COMPANY'S BUSINESS OR ANY OTHER MATTERS SET FORTH HEREIN, AND MAY OBTAIN ANY ADDITIONAL INFORMATION WHICH SUCH PERSON DEEMS TO BE NECESSARY IN ORDER TO VERIFY THE ACCURACY OF THE INFORMATION CONTAINED IN THIS TERM SHEET AND TO MAKE AN INVESTMENT DECISION (TO THE EXTENT THAT THE COMPANY POSSESSES SUCH INFORMATION OR CAN ACQUIRE IT WITHOUT UNREASONABLE EFFORT OR EXPENSE). IN CONNECTION WITH SUCH INQUIRY, ANY DOCUMENTS WHICH ANY OFFEREE WISHES TO REVIEW WILL BE MADE AVAILABLE FOR INSPECTION AND COPYING, UPON REQUEST, SUBJECT TO THE

OFFEREE'S EXECUTION OF ANY AGREEMENT TO MAINTAIN SUCH INFORMATION IN CONFIDENCE AND TO RETURN THE SAME TO THE COMPANY IF THE RECIPIENT DOES NOT PURCHASE THE SECURITIES OFFERED HEREUNDER. ANY SUCH INQUIRIES OR REQUESTS FOR ADDITIONAL INFORMATION OR DOCUMENTS SHOULD BE MADE IN WRITING TO THE COMPANY ADDRESSED TO MR. STUART HETTLEMAN, CHIEF EXECUTIVE OFFICER, AT THE ADDRESS ON THE COVER PAGE OF THIS CONFIDENTIAL TERM SHEET.

Manner in Which Title is to be Held.  (check one)

____ Individual Ownership
____ Community Property
____ Joint Tenant with Right of Survivorship (both parties must sign)
____ Partnership
____ Tenants in common
____ Corporation
____ Trust
____ Other (please indicate)


INDIVIDUAL INVESTORS                        ENTITY INVESTORS


---------------------------------           ------------------------------------
Signature (Individual)                      Name of Entity, if any



                                            By:_________________________________
                                                  *Signature:

---------------------------------           Its_________________________________
Signature                                         Title:
(all record holders should sign)


---------------------------------           ------------------------------------
Name(s) Typed or Printed                    Name Typed or Printed


Address to Which Correspondence             Address to Which Correspondence
Should be Directed                          Should be Directed


---------------------------------           ------------------------------------

---------------------------------           ------------------------------------

---------------------------------           ------------------------------------
City, State and Zip Code                    City, State and Zip Code


---------------------------------           ------------------------------------
Social Security Number                      Tax Identification

             * If Units are being subscribed for by any entity, the
                Certificate of Signatory must also be completed.

The foregoing subscription is accepted and the Company hereby agrees to be bound by its terms.


                                            AMERTRANZ WORLDWIDE HOLDING CORP.



Dated: _________________, 1997              By:_________________________________
                                               Stuart Hettleman
                                               Chief Executive Officer

                            CERTIFICATE OF SIGNATORY


(To be completed if Units are being subscribed for by an entity)




         I, _________________________________, the _____________________________
                  (name of signatory)                        (title)

of __________________________________________________________ ("Entity"), a
                  (name of entity)

---------------------------------------------------------------
                  (type of entity)

hereby certify that the Entity is empowered and duly authorized to enter into the Subscription Agreement and that I have been empowered and duly authorized by the Entity to execute the Subscription Agreement on its behalf.

         IN WITNESS WHEREOF, I have executed this Certificate this ____ day of _________, 1997.



                                           ------------------------------------
                                                         (Signature)

                                   EXHIBIT 4.7

                                                                     Exhibit 4.7

            AMENDMENT NO. 1, dated June 13, 1997, to the WARRANT AGREEMENT, made as of June 28, 1996, between Amertranz Worldwide Holding Corp. ("Company") and American Stock Transfer & Trust Company.

         WHEREAS, the Company has sold in a private placement ("June 1997 Private Placement") $2,575,000 of units, each unit consisting of one share of Class C 10% Convertible Preferred Stock and five redeemable common stock purchase warrants;

         WHEREAS, the aforementioned warrants have terms identical to the terms of the warrants sold by the Company in its initial public offering, consummated June 28, 1996; and

         WHEREAS, it is desired that the Warrant Agreement be amended so as to include under its purview the warrants sold in the June 1997 Private Placement, as well as other warrants issued or which may be issued in connection therewith.

         NOW, THEREFORE, in consideration of the mutual agreements of the parties, the Agreement is hereby amended as follows:

                  The first WHEREAS clause of the Agreement is hereby amended to read, in its entirety: WHEREAS, the Company (i) in June 1996, engaged in a public offering of common stock and warrants ("Public Offering") and in connection therewith issued or agreed to issue (a) an aggregate of 3,612,500 redeemable common stock purchase warrants ("Public Warrants") to the public investors, which includes 1,312,500 warrants ("Bridge
                  Warrants")   into  which  certain  other  warrants  issued  to
                  investors in the Company's May and February 1996 bridge financings ("Bridge Financings") were converted, (b) 200,000 warrants to GKN Securities Corp. ("Underwriter" or its designees ("Underwriter's Warrants")), and (c) an additional 354,283 warrants ("Additional Warrants") issued to certain securityholders, each of such warrants evidencing the right of the holder thereof to purchase one share of common stock, $.01 par value per share ("Common Stock") for $6.00; and (ii) in June 1997, engaged in a private placement of preferred stock and warrants and in connection therewith issued or agreed to issue (a) an aggregate of 1,387,500 warrants ("Private Placement Warrants"), (b) options to purchase 128,750 warrants ("Placement Agent Warrants") and (c) undertook to issue a currently indeterminable amount of extra Private Placement Warrants ("Extra Warrants" and, collectively with the Public Warrants, Bridge Warrants, Underwriter's Warrants, Additional Warrants, Private Placement Warrants and Placement Agent Warrants, the "Warrants"); and

                  Section 3.4.5 is added as follows:
                  "3.4.5 Private Placement Warrants. The Private Placement Warrants, Placement Agent Warrants and Extra Warrants shall have the same terms as the Public Warrants, except as provided in Section 6.1.

                  Section 6.1 is amended to read in its entirety:
                  "6.1 Redemption. The Warrants may be redeemed, at the option of the Company, as a whole at any time or in part from time to time, after they become exercisable and prior to the Expiration Date, but with the Underwriter's consent during the first year of exercisability, on a pro rata basis as the Company in its sole discretion may determine, at the office of the Warrant Agent, upon the notice referred to in Section 6.2., at the price of $.01 per Warrant ("Redemption Price"), provided that (a) the last sale price of the Common Stock has been at least $10.00 on each of the twenty (20) consecutive trading days ending on the third business day prior to the date on which notice of redemption is given, the satisfaction of which condition shall be certified by the Company. Notwithstanding the foregoing, the Company may (i) redeem the Private Placement Warrants and Extra Warrants in accordance with the foregoing only at such times as the Company has an effective registration statement covering the resale of such Warrants and the issuance of the Common Stock upon exercise thereof and
                  (ii) never redeem the Placement Agent Warrants. The provisions of this Section 6.1 may not be modified, amended or deleted without the prior written consent of the Underwriter.

         IN WITNESS WHEREOF, this Amendment has been duly executed by the parties hereto as of the day and year first written above.

Attest:                          AMERTRANZ WORLDWIDE HOLDING CORP.


______________________           By:___________________________________________
                                      Stuart Hettleman, Chief Executive Officer

Attest:                          AMERICAN STOCK TRANSFER
                                    & TRUST COMPANY


______________________           By:___________________________________________





The undersigned hereby consents to the foregoing amendments.

GKN SECURITIES CORP.
(Underwriter)


By:__________________________________
   Brian K. Coventry
   Vice President - Corporate Finance

                                   EXHIBIT 5.1

                                                                     Exhibit 5.1

                                   LAW OFFICES
             GORDON, FEINBLATT, ROTHMAN, HOFFBERGER & HOLLANDER, LLC
                              THE GARRETT BUILDING
                             233 EAST REDWOOD STREET
                         BALTIMORE, MARYLAND 21202-3332
                                  410-576-4000


                                Telex 908041 BAL

                                Fax 410-576-4246



                                  June 30, 1997

Amertranz Worldwide Holding Corp.
2001 Marcus Avenue
Lake Success, New York 11042

                  Re:      Amertranz Worldwide Holding Corp.
                           Registration Statement on Form S-3

Ladies and Gentlemen:

         We have acted as counsel to Amertranz Worldwide Holding Corp. (the "Company"), a Delaware corporation, in connection with the sale by certain shareholders of up to 6,132,500 shares of the Company's common stock, par value $.01 per share (the "Common Stock"), and up to 1,516,250 of the Company's Redeemable Common Stock Purchase Warrants, to be sold pursuant to a Registration Statement on Form S-3 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act").

         We have examined copies of (i) the Certificate of Incorporation of the Company, certified by the Secretary of State of the State of Delaware, (ii) the Bylaws of the Company, (iii) the Registration Statement, and (iv) resolutions adopted by the Board of Directors of the Company relating to the matters referred to herein (collectively referred to as the "Documents").

         Based upon the foregoing, it is our opinion that the Common Stock have been duly and validly authorized and, upon completion of the offering or offerings described in the Registration Statement and upon payment therefor by the purchasers thereof, the Common Stock will be duly and validly issued and fully paid and nonassessable.

         The foregoing opinion is limited to the General Corporation Law of the State of Delaware and the laws of the United States of America and we do not express any opinion herein concerning any other law. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof. The opinion may be relied upon exclusively by you and not by any other person without our prior written consent.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our Firm therein. In giving this opinion, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended.

                                  Very truly yours,

                                  /s/ GORDON, FEINBLATT, ROTHMAN, HOFFBERGER &
                                  HOLLANDER, LLC

                                  EXHIBIT 23.1

                                  Exhibit 23.1

                         Consent of Arthur Andersen LLP

                                  EXHIBIT 23.2

                                  Exhibit 23.2

                        Consent of KPMG Peat Marwick LLP